EXECUTION VERSION

CREDIT AGREEMENT
Dated as of March 25, 2013,
among
ORBITZ WORLDWIDE, INC.,
as Borrower,
CREDIT SUISSE AG,
as Administrative Agent, Collateral Agent, L/C Issuer, and Swing Line Lender,
JPMORGAN CHASE BANK, N.A.
and
SUNTRUST BANK
as L/C Issuers,
and
THE OTHER LENDERS PARTY HERETO
_________________________

CREDIT SUISSE SECURITIES (USA) LLC,
JEFFERIES FINANCE LLC,
J.P. MORGAN SECURITIES LLC,
and
SUNTRUST ROBINSON HUMPHREY, INC.
As Joint Lead Arrangers and Joint Bookrunners

SUNTRUST BANK
and
JEFFERIES FINANCE LLC
as Co-Syndication Agents

and

J.P. MORGAN SECURITIES LLC,
as Documentation Agent

Page
ARTICLE I

Definitions and Accounting Terms

Section 1.01	Defined Terms 1

Section 1.02	Other Interpretive Provisions 50

Section 1.03	Accounting Terms 51

Section 1.04	Rounding 51

Section 1.05	References to Agreements, Laws, Etc 52

Section 1.06	Times of Day 52

Section 1.07	Timing of Payment of Performance 52

Section 1.08	Currency Equivalents Generally 52
ARTICLE II

The Commitments and Credit Extensions

Section 2.01	The Loans 53

Section 2.02	Borrowings, Conversions and Continuations of Loans 53

Section 2.03	Letters of Credit 56

Section 2.04	Swing Line Loans 64

Section 2.05	Prepayments 66

Section 2.06	Termination or Reduction of Commitments 73

Section 2.07	Repayment of Loans 74

Section 2.08	Interest 74

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Section 2.09	Fees 75

Section 2.10	Computation of Interest and Fees 75

Section 2.11	Evidence of Indebtedness 76

Section 2.12	Payments Generally 76

Section 2.13	Sharing of Payments 78

Section 2.14	Incremental Credit Extensions 79

Section 2.15	Currency Equivalents 82

Section 2.16	Extension Offers 83

Section 2.17	Refinancing Term Loans 84

Section 2.18	Replacement Revolving Credit Commitments 86

Section 2.19	Defaulting Lenders 87
ARTICLE III

Taxes, Increased Costs Protection and Illegality

Section 3.01	Taxes 91

Section 3.02	Illegality 94

Section 3.03	Inability to Determine Rates 94

Section 3.04	Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans 94

Section 3.05	Funding Losses 96

Section 3.06	Matters Applicable to All Requests for Compensation 96

Section 3.07	Replacement of Lenders under Certain Circumstances 98

Section 3.08	Survival 99

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ARTICLE IV

Conditions Precedent to Effectiveness and Credit Extensions

Section 4.01	Conditions of Initial Credit Extension on the Closing Date 99

Section 4.02	Conditions to All Credit Extensions 101
ARTICLE V

Representations and Warranties

Section 5.01	Existence, Qualification and Power; Compliance with Laws 101

Section 5.02	Authorization; No Contravention 102

Section 5.03	Governmental Authorization; Other Consents 102

Section 5.04	Binding Effect 102

Section 5.05	Financial Statements; No Material Adverse Effect 102

Section 5.06	Litigation 103

Section 5.07	No Default 103

Section 5.08	Ownership of Property; Liens 103

Section 5.09	Environmental Compliance 103

Section 5.10	Taxes 104

Section 5.11	ERISA Compliance 105

Section 5.12	Subsidiaries; Equity Interests 105

Section 5.13	Margin Regulations; Investment Company Act 105

Section 5.14	Disclosure 106

Section 5.15	Intellectual Property; Licenses, Etc 106

Section 5.16	Solvency 106

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Section 5.17	Subordination of Junior Financing 106

Section 5.18	Labor Matters 106

Section 5.19	Compliance with the PATRIOT Act and OFAC Sanctions 107

Section 5.20	Anti-Corruption Compliance 107

Section 5.21	OFAC 107
ARTICLE VI

Affirmative Covenants

Section 6.01	Financial Statements 107

Section 6.02	Certificates; Other Information 108

Section 6.03	Notices 110

Section 6.04	Payment of Obligations 111

Section 6.05	Preservation of Existence, Etc 111

Section 6.06	Maintenance of Properties 111

Section 6.07	Maintenance of Insurance 111

Section 6.08	Compliance with Laws 111

Section 6.09	Books and Records 111

Section 6.10	Inspection Rights 112

Section 6.11	Covenant to Guarantee Obligations and Give Security 112

Section 6.12	Compliance with Environmental Laws 114

Section 6.13	Further Assurances and Post-Closing Conditions 115

Section 6.14	Designation of Subsidiaries 115

Section 6.15	Flood Insurance 116

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ARTICLE VII

Negative Covenants

Section 7.01	Liens 116

Section 7.02	Investments 120

Section 7.03	Indebtedness 124

Section 7.04	Fundamental Changes 127

Section 7.05	Dispositions 129

Section 7.06	Restricted Payments 131

Section 7.07	Change in Nature of Business 132

Section 7.08	Transactions with Affiliates 133

Section 7.09	Burdensome Agreements 133

Section 7.10	Use of Proceeds 134

Section 7.11	Financial Covenants 135

Section 7.12	Accounting Changes 135

Section 7.13	Prepayments, Etc. of Indebtedness 135

Section 7.14	Equity Interests of the Borrower and Restricted Subsidiaries 136
ARTICLE VIII

Events of Default and Remedies

Section 8.01	Events of Default 136

Section 8.02	Remedies Upon Event of Default 139

Section 8.03	Exclusion of Immaterial Subsidiaries 139

Section 8.04	Application of Funds 139

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Section 8.05	Borrower’s Right to Cure 140
ARTICLE IX

Administrative Agent and Other Agents

Section 9.01	Appointment and Authorization of Agents 141

Section 9.02	Delegation of Duties 142

Section 9.03	Liability of Agents 142

Section 9.04	Reliance by Agents 143

Section 9.05	Notice of Default 143

Section 9.06	Credit Decision; Disclosure of Information by Agents 143

Section 9.07	Indemnification of Agents 144

Section 9.08	Agents in their Individual Capacities 144

Section 9.09	Successor Agents 145

Section 9.10	Administrative Agent May File Proofs of Claim 145

Section 9.11	Collateral and Guaranty Matters 146

Section 9.12	Other Agents; Arrangers and Managers 147

Section 9.13	Appointment of Supplemental Administrative Agents 147

Section 9.14	Intercreditor Agreements 148
ARTICLE X

Miscellaneous

Section 10.01	Amendments, Etc 148

Section 10.02	Notices and Other Communications; Facsimile Copies 150

Section 10.03	No Waiver; Cumulative Remedies 151

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Section 10.04	Attorney Costs, Expenses and Taxes 151

Section 10.05	Indemnification by the Borrower 152

Section 10.06	Payments Set Aside 153

Section 10.07	Successors and Assigns 153

Section 10.08	Confidentiality 158

Section 10.09	Setoff 159

Section 10.10	Interest Rate Limitation 159

Section 10.11	Counterparts 160

Section 10.12	Integration 160

Section 10.13	Survival of Representations and Warranties 160

Section 10.14	Severability 160

Section 10.15	Tax Forms 161

Section 10.16	GOVERNING LAW 163

Section 10.17	WAIVER OF RIGHT TO TRIAL BY JURY 163

Section 10.18	Binding Effect 163

Section 10.19	Judgment Currency 164

Section 10.20	Lender Action 164

Section 10.21	USA PATRIOT Act 164

Section 10.22	Agent for Service of Process 164

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SCHEDULES

I	Guarantors

1.01B	Certain Security Interests and Guarantees

1.01C	Unrestricted Subsidiaries

1.01F	Excluded Subsidiaries

2.01(a)	Term Commitments

2.01(c)	Revolving Credit Commitments

5.05	Certain Liabilities

5.09(b)	Environmental Matters

5.09(d)	Hazardous Materials

5.10	Taxes

5.11(a)	ERISA Compliance

5.12	Subsidiaries and Other Equity Investments

7.01(b)	Existing Liens

7.02(f)	Existing Investments

7.03(b)	Existing Indebtedness

7.04(f)	Permitted Subsidiary Fundamental Changes

7.08	Transactions with Affiliates

7.09	Existing Restrictions

10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS
Form of

A	Committed Loan Notice

B	Swing Line Loan Notice

C-1	Term Note

C-2	Revolving Credit Note

D	Compliance Certificate

E-1	Assignment and Assumption

E-2	Borrower Purchase Assignment and Assumption

F	Guaranty

G	Security Agreement

H	[Reserved]

I-1	Opinion Matters ― Counsel to Loan Parties

I-2	Opinion Matters ― Delaware Counsel to Loan Parties

J	Intellectual Property Security Agreement

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CREDIT AGREEMENT
This CREDIT AGREEMENT (this “Agreement”) is entered into as of March 25, 2013, among ORBITZ WORLDWIDE, INC., a Delaware corporation (the “Borrower”), CREDIT SUISSE AG, as Administrative Agent, Collateral Agent, an L/C Issuer, and Swing Line Lender, and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).
PRELIMINARY STATEMENTS
The Borrower has requested that the Lenders extend credit to the Borrower in the form of (i) Tranche B Term Loans in an initial aggregate Dollar Amount of $150,000,000, (ii) Tranche C Term Loans in an aggregate Dollar Amount of $300,000,000 and (iii) a Revolving Credit Facility in an initial aggregate Dollar Amount of $50,000,000. The Revolving Credit Facility may include one or more Swing Line Loans and one or more Letters of Credit from time to time.
The proceeds of the Term Loans will be used, together with cash on hand of the Borrower, to repay in full all outstanding Indebtedness and other amounts (other than contingent indemnification, tax gross-up, expense reimbursement or yield protection obligations in respect of which no claim has been made to the Borrower) owing under the Credit Agreement dated as of July 25, 2007 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among the Borrower, UBS AG, Stamford Branch, as administrative agent, collateral agent and an L/C issuer, UBS Loan Finance LLC, as swing line lender, the lenders party thereto, Credit Suisse Securities (USA) LLC, as syndication agent, and Lehman Brothers Inc., as documentation agent, to pay the Transaction Expenses and, in the case of up to $50,000,000 of Tranche C Term Loans, to fund L/C Restricted Cash and Investments in Unrestricted L/C Subsidiaries. The proceeds of Revolving Credit Loans made after the Closing Date will be used for working capital and other general corporate purposes of the Borrower and its Subsidiaries, including the financing of Permitted Acquisitions. Swing Line Loans and Letters of Credit will be used for general corporate purposes of the Borrower and its Subsidiaries.
The applicable Lenders have indicated their willingness to lend, and the L/C Issuers have indicated their willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I

Definitions and Accounting Terms
SECTION 1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Accepting Lenders” has the meaning specified in Section 2.16.
“Acquired EBITDA” means, with respect to any Acquired Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Acquired Entity or Business and its Subsidiaries), all as determined on a consolidated basis for such Acquired Entity or Business.
“Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA”.
“Additional Lender” has the meaning specified in Section 2.14(a).
“Administrative Agent” means Credit Suisse AG, in its capacity as administrative agent under the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent and the Supplemental Administrative Agents (if any).
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” has the meaning specified in the introductory paragraph hereof.
“Agreement Currency” has the meaning specified in Section 10.19.
“Alternative Currency” means, solely with respect to Letters of Credit, Sterling, Euros, Swiss Francs or Australian Dollars.

“Applicable Discount” has the meaning specified in Section 2.05(a)(v)(C).
“Applicable Rate” means a percentage per annum equal to,
(a)    with respect to Tranche B Term Loans, (i) 6.00% for Eurocurrency Rate Loans and (ii) 5.00% for Base Rate Loans,
(b)    with respect to Tranche C Term Loans, (i) 6.75% for Eurocurrency Rate Loans and (ii) 5.75% for Base Rate Loans, and
(c)    with respect to Revolving Credit Loans, unused Revolving Credit Commitments and Letter of Credit fees, the following percentages per annum, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b) (provided that until the Compliance Certificate is delivered in respect of the period ending June 30, 2013 pursuant to Section 6.02(b), “Pricing Level 1” shall apply):

Pricing Level	Total Leverage Ratio	Eurocurrency Rate for Revolving Credit Loans and Letter of Credit Fees	Base Rate for Revolving Credit Loans	Facility Fee Rate
1	≥ 2.0:1	5.50%	4.50%	0.50%
2	< 2.0:1	5.25%	4.25%	0.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided that at the option of the Administrative Agent or the Required Lenders, “Pricing Level 1” shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).
“Appropriate Lender” means, at any time, (a) with respect to Commitments or Loans of any Class, the Lenders of such Class, (b) with respect to Letters of Credit, (i) the relevant L/C Issuers and (ii) the Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.
“Approved Bank” has the meaning specified in clause (c) of the definition of “Cash Equivalents”.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.
“Arrangers” means Credit Suisse Securities (USA) LLC, Jefferies Finance LLC and J.P. Morgan Securities LLC, each in its capacity as a Joint Bookrunner and a Joint Lead Arranger under this Agreement.
“Assignees” has the meaning specified in Section 10.07(b).
“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E-1.
“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.
“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Auction” has the meaning specified in Section 2.05(a)(v)(A).
“Auction Agent” means the Administrative Agent or any other financial institution employed by the Borrower to act as an arranger in connection with any Auction pursuant to Section 2.05(a)(v) notified by the Borrower in writing and reasonably acceptable to the Administrative Agent; provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided further that neither the Borrower nor any of its Affiliates may act as the Auction Agent.
“Auction Amount” has the meaning specified in Section 2.05(a)(v)(A).
“Auction Notice” has the meaning specified in Section 2.05(a)(v)(A).
“Audited Financial Statements” means the audited combined balance sheets of Orbitz Worldwide, Inc. and its Subsidiaries as of December 31, 2012, and the related audited consolidated statements of income, stockholders’ equity and cash flows for Orbitz Worldwide, Inc. and its Subsidiaries for the fiscal year ended December 31, 2012.
“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).
“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1%, (b) the rate of interest per annum determined from time to time by Credit Suisse AG as its prime rate in effect on such day at its principal office in New York City and notified to the Borrower and (c) the Eurocurrency Rate for a one-month Interest Period on such day (or, if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that for the avoidance of doubt, for purposes of calculating the Eurocurrency rate pursuant to clause (c) above, the Eurocurrency rate for any day shall be based on the rate per annum determined by the Administrative Agent on such day at approximately 11:00 a.m. (London time) by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by an service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates). If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to determine the Federal Funds Rate or the Eurocurrency Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Base Rate shall be determined without regard to clause (a) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the prime rate, the Federal Funds Rate or the Eurocurrency Rate shall be effective on the effective date of such change.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Borrower” has the meaning specified in the introductory paragraph to this Agreement.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrower Purchase Assignment and Assumption” means a Borrower Purchase Assignment and Assumption substantially in the form of Exhibit E-2.
“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and, if such day relates to any interest rate settings as to a Eurocurrency Rate Loan, any fundings, disbursements, settlements and payments in respect of any such Eurocurrency Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.
“Capital Expenditures” means, for any period, the aggregate of (a) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries, (b) all Capitalized Software Expenditures for such period and (c) the value of all assets under Capitalized Leases incurred by the Borrower and the Restricted Subsidiaries during such period; provided that the term “Capital Expenditures” shall not include (i) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, restored or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iii) the purchase of plant, property or equipment or software to the extent financed with the proceeds of Dispositions that are not required to be applied to prepay Term Loans pursuant to Section 2.05(b), (iv) expenditures that constitute any part of Consolidated Lease Expense, (v) expenditures that are accounted for as capital expenditures by the Borrower or any Restricted Subsidiary and that actually are paid for by a Person other than the Borrower or any Restricted Subsidiary and for which none of the Borrower or any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period), (vi) the book value of any asset owned by the Borrower or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (x) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period in which such expenditure actually is made and (y) such book value shall have been included in Capital Expenditures when such asset was originally acquired, or (vii) expenditures that constitute Permitted Acquisitions.
“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.
“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries.
“Cash Collateral” has the meaning specified in Section 2.03(f).
“Cash Collateral Account” means a blocked account at a commercial bank selected by the Administrative Agent in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.
“Cash Collateralize” has the meaning specified in Section 2.03(f).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any Restricted Subsidiary:
(a)    Dollars, Euros or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;
(b)    readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union, in each case having average maturities of not more than 12 months from the date of acquisition thereof; provided that the full faith and credit of the United States or a member nation of the European Union is pledged in support thereof;
(c)    time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) (A) is organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development or is the principal banking Subsidiary of a bank holding company organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development, and is a member of the Federal Reserve System, and (B) has combined capital and surplus of at least $250,000,000 (any such bank in the foregoing clauses (i) or (ii) being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof;
(d)    commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 12 months from the date of acquisition thereof;
(e)    repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer, in each case, having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union, in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;
(f)    securities with average maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(g)    Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P, Aaa3 (or the equivalent thereof) or better by Moody’s or AAA- (or the equivalent thereof) or better by Fitch;
(h)    instruments equivalent to those referred to in clauses (a) through (g) above denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction; and
(i)    Investments, classified in accordance with GAAP as current assets of the Borrower or any Restricted Subsidiary, in money market investment programs which are registered under the Investment Company Act of 1940 or which are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (h) of this definition.
“Cash Management Bank” means any Lender or any Affiliate of a Lender providing cash management services to the Borrower or any Restricted Subsidiary.
“Cash Management Obligations” means obligations owed by the Borrower or any Restricted Subsidiary to any Lender or any Affiliate of a Lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services (including in respect of liabilities arising from purchase cards, travel and entertainment cards, or other card services) or any automated clearing house transfers of funds.
“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as subsequently amended.
“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.
“Change of Control” means the earlier to occur of:
(a)    (A) a “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, to the extent such plan, trustee, agent or other fiduciary or administrator is not acting in concert with another person or entity), excluding the Permitted Holders, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than the greater of (x) thirty-five percent (35%) of the then outstanding voting stock of the Borrower and (y) the percentage of the then outstanding voting stock of Borrower owned, directly or indirectly, beneficially by the Permitted Holders or (B) during each period of twelve (12) consecutive months, the board of directors of the Borrower shall not consist of a majority of the Continuing Directors; or
(b)    any “Change of Control” (or any comparable term) in any document pertaining to any Junior Financing with an aggregate outstanding principal amount in excess of the Threshold Amount.
“Class” (a) when used with respect to Lenders, refers to whether such Lenders are Revolving Credit Lenders, Tranche B Term Lenders or Tranche C Term Lenders, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments, Tranche B Term Commitments or Tranche C Term Commitments and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Tranche B Term Loans or Tranche C Term Loans.
“Closing Date” means the first date on which all of the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01, which date shall be March 25, 2013.
“Closing Date L/C Restricted Cash” means the amount of L/C Restricted Cash on the Closing Date. For the avoidance of doubt, the proceeds of an aggregate principal amount of $50,000,000 of Tranche C Term Loans shall constitute Closing Date L/C Restricted Cash.
“Closing Date Unrestricted L/C Subsidiary Investment” means the aggregate amount of Investments by the Borrower and the Restricted Subsidiaries in Unrestricted L/C Subsidiaries on the Closing Date.
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and rules and regulations related thereto.
“Collateral” means all the “Collateral” as defined in any Collateral Document and shall include the Mortgaged Properties.
“Collateral Agent” means Credit Suisse AG, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.
“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a)    the Administrative Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.01(a)(iii) or pursuant to Section 6.11 or Section 6.13 at such time, duly executed by each Loan Party thereto;
(b)    all Obligations shall have been unconditionally guaranteed (the “Subsidiary Guarantees”) by each Restricted Subsidiary of the Borrower that is a Domestic Subsidiary and not an Excluded Subsidiary or an Unrestricted Subsidiary (each, a “Guarantor”);
(c)    [reserved];
(d)    the Obligations and the Subsidiary Guarantees shall have been secured by a first-priority security interest in (i) all Equity Interests (other than Equity Interests of Unrestricted Subsidiaries and any Equity Interest of any Restricted Subsidiary pledged to secure Indebtedness permitted under Section 7.03(g)) of each wholly owned Domestic Subsidiary of the Borrower that is the direct Subsidiary of the Borrower or a Domestic Subsidiary of the Borrower, and (ii) 65% the issued and outstanding Equity Interests of each wholly owned Foreign Subsidiary that is directly owned by the Borrower or any Domestic Subsidiary of the Borrower that is a Guarantor;
(e)    except to the extent otherwise permitted hereunder or under any Collateral Document, the Obligations and the Subsidiary Guarantees shall have been secured by a perfected security interest in, and mortgages on, substantially all tangible and intangible assets of the Borrower and each other Guarantor (including accounts (other than deposit accounts or other bank or securities accounts), inventory, equipment, investment property, contract rights, intellectual property, other general intangibles, owned (but not leased) real property and proceeds of the foregoing), in each case, with the priority required by the Collateral Documents; provided that security interests in real property and interests in real property shall be limited to the Mortgaged Properties;
(f)    none of the Collateral shall be subject to any Liens other than Liens permitted by Section 7.01; and
(g)    the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each owned property required to be delivered pursuant to Section 6.11 (the “Mortgaged Properties”) duly executed and delivered by the record owner of such property and (ii) each of the documents listed in Section 6.13(b) with respect to such Mortgaged Property.
The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the delivery of the ancillary documents described in Section 6.13(b) with respect to, particular assets if and for so long as, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost of creating or perfecting such pledges or security interests in such assets or delivery of such ancillary documents in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom. The Administrative Agent may grant extensions of time for the perfection of security interests in or the delivery of such ancillary documents with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.
Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) with respect to leases of real property entered into by the Borrower or any Guarantor, neither the Borrower nor any Guarantor shall be required to take any action with respect to creation or perfection of security interests with respect to such leases and (b) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Collateral Documents as in effect on the Closing Date and, to the extent appropriate in the applicable jurisdiction, as agreed between the Administrative Agent and the Borrower.
“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreement, the Mortgages, each of the collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent for the benefit of the Lenders pursuant to Section 6.11 or Section 6.13, the Guaranty and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of the Administrative Agent or the Collateral Agent, as the case may be, for the benefit of the Secured Parties.
“Commitment” means a Term Commitment or a Revolving Credit Commitment, as the context may require.
“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §  1 et seq.), as amended from time to time, and any successor statute.
“Compensation Period” has the meaning specified in Section 2.12(c)(ii).
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus:
(a)    without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)    total interest expense and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of letters of credit, bank guarantees, bankers’ acceptances, surety bonds and similar instruments in connection with financing activities,
(ii)    provision for taxes based on income, profits or capital of the Borrower and the Restricted Subsidiaries, including state, franchise and similar taxes (such as the Pennsylvania capital tax) and foreign withholding taxes paid or accrued during such period,
(iii)    depreciation and amortization including amortization of Capitalized Software Expenditures,
(iv)    Non-Cash Charges,
(v)    extraordinary losses and unusual or non-recurring charges (including the amount of any settlements and judgments in respect of hotel occupancy tax litigation), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans,
(vi)    restructuring charges or reserves (including restructuring costs related to acquisitions after the date hereof and to closure/consolidation of facilities),
(vii)    [reserved],
(viii)    any deductions attributable to minority interests,
(ix)    [reserved],
(x)    the amount of any restructuring charges, integration costs or other business optimization expenses or reserves deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Closing Date and costs related to the closure and/or consolidation of facilities or business units,
(xi)    any costs or expenses incurred by the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interests of the Borrower (other than Disqualified Equity Interests),

(xii)    the amount of net cost savings projected by the Borrower in good faith to be realized as a result of specified actions taken during or prior to such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings are reasonably identifiable and factually supportable, (B) such actions are taken no later than 18 months after the Closing Date and, (C) no cost savings shall be added pursuant to this clause (xii) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clauses (vi) or (x) above with respect to such period and (D) the aggregate amount of cost savings added pursuant to this clause (xii) shall not exceed $30,000,000 for any Test Period, and minus,
(b)    without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:
(i)    extraordinary gains and unusual or non-recurring gains,
(ii)    non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period; provided that for the Test Periods ending March 31, 2013, June 30, 2013, September 30, 2013 and December 31, 2013, the amortization of net contract liability shall be limited to the acceleration of amortization of net contract liability),
(iii)    gains on asset sales (other than asset sales in the ordinary course of business),
(iv)    any net after-tax income from the early extinguishment of Indebtedness or hedging obligations or other derivative instruments, and
(v)    all gains from investments recorded using the equity method; provided that Consolidated EBITDA shall be increased by the amount of dividends or distributions or other payments from such investment to a Loan Party or a Restricted Subsidiary that are actually paid in cash during such period (or to the extent converted into cash during such period), in each case, as determined on a consolidated basis for the Borrower and the Restricted Subsidiaries in accordance with GAAP; provided that, to the extent included in Consolidated Net Income,
(i)    there shall be excluded in determining Consolidated EBITDA currency translation gains and losses (after any offset) related to currency remeasurements of Indebtedness (including the net loss or gain resulting from Swap Contracts for currency exchange risk),

(ii)    there shall be excluded in determining Consolidated EBITDA for any period any adjustments (after any offset) resulting from the application of Accounting Standards Codification Section 815, and
(iii)    there shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary after the beginning of such period and on or prior to the relevant date of determination of Consolidated EBITDA (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed by the Borrower or such Restricted Subsidiary after the beginning of such period and on or prior to the relevant date of determination of Consolidated EBITDA (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), based on the actual Acquired EBITDA of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) and (B) for the purposes of the definition of the term “Permitted Acquisition” and Section 7.11, an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by a Responsible Officer and delivered to the Lenders and the Administrative Agent and (C) for purposes of determining the Total Leverage Ratio, Senior Secured Leverage Ratio, First Lien Leverage Ratio and Interest Coverage Ratio only, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Borrower or any Restricted Subsidiary after the beginning of such period and on or prior to the relevant date of determination of Consolidated EBITDA (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), based on the actual Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer or disposition).
For the purpose of the definition of Consolidated EBITDA, “Non-Cash Charges” means (a) losses on discontinued operations and asset sales, disposals or abandonments, (b) any impairment charge or asset write-off including, without limitation, those related to intangible assets, long-lived assets, and investments in debt and equity securities, in each case, pursuant to GAAP, (c) all losses from investments recorded using the equity method, (d) stock-based awards compensation expense, and (e) other non-cash charges including, without limitation, the amortization of up-front bonuses in connection with the supplier services business (provided that if any non-cash charges referred to in this clause (e) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Consolidated Interest Expense” means, for any period, the cash interest expense (including that attributable to Capitalized Leases), of the Borrower and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts, but excluding, however, (a) to the extent included in such consolidated interest expense for such period, amounts attributable to amortization or write-off of capitalized interest or other financing costs and (b) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest payable in kind in such period.
“Consolidated Lease Expense” means, for any period, all rental expenses of the Borrower and the Restricted Subsidiaries during such period under operating leases for real or personal property (including in connection with sale-leaseback transactions permitted by Section 7.05(f)), excluding real estate taxes, insurance costs and common area maintenance charges and net of sublease income, other than (a) obligations under vehicle leases entered into in the ordinary course of business, (b) all such rental expenses associated with assets acquired pursuant to a Permitted Acquisition to the extent such rental expenses relate to operating leases in effect at the time of (and immediately prior to) such acquisition and related to periods prior to such acquisition and (c) all obligations under Capitalized Leases, all as determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication, (a) the net income of any Restricted Subsidiary of the Borrower (other than any Guarantors) during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its organizational documents or any agreement, instrument or requirement of law or regulation applicable to that Restricted Subsidiary during such period unless such restriction has been legally waived, (b) extraordinary items for such period, (c) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income, (d) in the case of any period that includes a period ending prior to or during the fiscal quarter ending June 30, 2013, Transaction Expenses, (e) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or integration or non-recurring merger costs incurred during such period as a result of any such transaction and (f) any income (loss) for such period attributable to the early extinguishment of Indebtedness; provided that, for the avoidance of doubt, any net income attributable to a Restricted Subsidiary shall only constitute Consolidated Net Income after deducting for any minority interests in such Restricted Subsidiary. There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments to property and equipment, software and other intangible assets, deferred revenue and debt line items in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), as a result of any acquisition consummated prior to the Closing Date, any Permitted Acquisitions, or the amortization or write-off of any amounts thereof, net of taxes (other than the impact of unfavorable contract liabilities and commission agreements under purchase accounting).
“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition or other acquisition permitted hereunder), consisting of Indebtedness for borrowed money, obligations in respect of Capitalized Leases and debt obligations evidenced by promissory notes or similar instruments (other than any Indebtedness solely to the extent and for so long as the proceeds thereof are used to cash collateralize letters of credit and equivalent instruments or to fund cash deposits, in each case, supporting obligations of the Borrower or its Restricted Subsidiaries in the ordinary course of business, including up to $50,000,000 of Tranche C Term Loans, the proceeds of which are used (or, solely for any determination of Consolidated Total Debt prior to June 30, 2013, are intended by the Borrower to be used) to fund L/C Restricted Cash or Investments in Unrestricted L/C Subsidiaries).
“Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of Loans and L/C Obligations to the extent otherwise included therein, (iii) the current portion of interest and (iv) the current portion of current and deferred income taxes.
“Continuing Directors” means the directors of the Borrower on the Closing Date, and each other director, if, in each case, such other director’s nomination for election to the board of directors of the Borrower is recommended by a majority of the then Continuing Directors or such other director receives the vote of the Permitted Holders in his or her election by the stockholders of the Borrower.
“Contract Consideration” has the meaning specified in the definition of “Excess Cash Flow”.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”
“Credit Extension” means a Borrowing or an L/C Credit Extension.
“Cumulative Excess Cash Flow” has the meaning specified in Section 7.02(n).
“Debt Fund Affiliate” means (a) any fund managed by, or under common management with, GSO Capital Partners LP, (b) any fund managed by GSO Debt Funds Management LLC, Blackstone Debt Advisors L.P., Blackstone Distressed Securities Advisors L.P., Blackstone Mezzanine Advisors L.P. or Blackstone Mezzanine Advisors II L.P. and (c) any other Affiliate of the Sponsor that is a bona fide diversified debt fund.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans under the Facility in respect of which the amount bearing interest at the Default Rate is owed plus (c) 2.0% per annum; provided that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and any Mandatory Cost) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.
“Defaulting Lender” means, subject to Section 2.19(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19(b)) upon delivery of written notice of such determination to the Borrower, each L/C Issuer, each Swing Line Lender and each Lender.
“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(j) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).
“Discount Range” has the meaning specified in Section 2.05(a)(v)(A).
“Disposed EBITDA” means, with respect to any Sold Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Sold Entity or Business and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by the Borrower of any of its Equity Interests to another Person.
“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and all outstanding Letters of Credit), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date.
“Documentation Agent” means J.P. Morgan Securities LLC, as Documentation Agent under this Agreement.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Amount” means, at any time:
(a)    with respect to any Loan denominated in Dollars (including, with respect to any Swing Line Loan, any funded participation therein), the principal amount thereof then outstanding (or in which such participation is held); and
(b)    with respect to any L/C Obligation (or any risk participation therein), (A) if denominated in Dollars, the amount thereof and (B) if denominated in an Alternative Currency, the amount thereof converted to Dollars in accordance with Section 1.08 and Section 2.15(b).
“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.
“ECF Percentage” has the meaning specified in Section 2.05(b).
“Effective Yield” shall mean, as to any Loans of any Class or any other Indebtedness, the effective yield on such Loans or other Indebtedness, as determined by the Administrative Agent in a manner consistent with generally accepted financial practices, taking into account the applicable interest rate, the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the Weighted Average Life to Maturity of such Loans or other Indebtedness and (y) the four years following the date of incurrence thereof) payable generally to lenders making such Loans or providing such other Indebtedness, but excluding any arrangement, structuring or other similar fees payable in connection therewith that are not shared generally with the relevant lenders.
“Eligible Assignee” means any Assignee permitted by and consented to in accordance with Section 10.07(b).
“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses or governmental restrictions relating to pollution, the protection of the environment, natural resources, or, to the extent relating to exposure to Hazardous Materials, human health or to the release of any hazardous materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan, notification of any Loan Party or ERISA Affiliate concerning the imposition of Withdrawal Liability or notification that a Multiemployer Plan is insolvent or is in reorganization within the meaning of Title IV of ERISA; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any

Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; or (g) a determination that any Pension Plan is, or is reasonably expected to be, in “at risk” status (within the meaning of Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code.
“Euro” and “EUR” means the lawful currency of the Participating Member States introduced in accordance with EMU Legislation.
“Eurocurrency Rate” means, for any Interest Period with respect to any Eurocurrency Rate Loan, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves. Notwithstanding the foregoing, the Eurocurrency Rate with respect to any Tranche B Term Loan or Tranche C Term Loan shall be deemed to be not less than 1.25% per annum.
“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate.
“Event of Default” has the meaning specified in Section 8.01.
“Excess Cash Flow” means, for any period, an amount equal to the excess of:
(a)    the sum, without duplication, of:
(i)    Consolidated Net Income for such period,
(ii)    an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income,
(iii)    decreases in Consolidated Working Capital and long-term account receivables for such period (other than any such decreases arising from acquisitions or dispositions (other than acquisitions or dispositions of inventory in the ordinary course of business) by the Borrower and the Restricted Subsidiaries completed during such period,
(iv)    an amount equal to the aggregate net loss on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income,
(v)    an amount, if positive, equal to (A) the amount of L/C Restricted Cash on the first day of such period minus (B) the greater of (x) the amount of L/C Restricted Cash on the last day of such period and (y) Closing Date L/C Restricted Cash, and
    (vi)    an amount, if positive, equal to (A) the amount of Investments of the Borrower and the Restricted Subsidiaries in Unrestricted L/C Subsidiaries on

the first day of such period minus (B) the greater of (x) the amount of Investments of the Borrower and the Restricted Subsidiaries in Unrestricted L/C Subsidiaries on the last day of such period and (y) the Closing Date Unrestricted L/C Subsidiary Investment, over
(b)    the sum, without duplication, of:
(i)    an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in clauses (a) through (f) of the definition of Consolidated Net Income,
(ii)    without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures made in cash, except to the extent that such Capital Expenditures were financed with the proceeds of Indebtedness (other than Revolving Credit Loans or Swing Line Loans) of the Borrower or the Restricted Subsidiaries,
(iii)    the aggregate amount of all principal payments of Indebtedness of the Borrower and the Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases and (B) the amount of any mandatory prepayment of Term Loans pursuant to Section 2.05(b)(ii) to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding (X) all other prepayments of Term Loans and (Y) all prepayments of Revolving Credit Loans and Swing Line Loans) made during such period (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), except to the extent financed with the proceeds of other Indebtedness (other than Revolving Credit Loans or Swing Line Loans) of the Borrower or the Restricted Subsidiaries,
(iv)    an amount equal to the aggregate net gain on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,
(v)    increases in Consolidated Working Capital and long-term account receivables for such period (other than any such increases arising from acquisitions by the Borrower and the Restricted Subsidiaries during such period),
(vi)    cash payments by the Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Restricted Subsidiaries other than Indebtedness,
(vii)    without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Investments and acquisitions made during such period pursuant to Section 7.02(b) or (i), to the extent that such

Investments and acquisitions were financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries or Revolving Credit Loans or Swing Line Loans,
(viii)    [reserved],
(ix)    the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period,
(x)    the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness,
(xi)    without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions or Capital Expenditures to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period; provided that to the extent the aggregate amount of internally generated cash and proceeds of Revolving Credit Loans and Swing Line Loans actually utilized to finance such Permitted Acquisitions during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,
(xii)    the amount of cash taxes paid in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period,
(xiii)    an amount, if positive, equal to (A) the amount of L/C Restricted Cash on the last day of such period minus (B) the greater of (x) the amount of L/C Restricted Cash on the first day of such period and (y) Closing Date L/C Restricted Cash; and
(xiv)    an amount, if positive, equal to (A) the amount of Investments of the Borrower and the Restricted Subsidiaries in Unrestricted L/C Subsidiaries on the last day of such period minus (B) the greater of (x) the amount of Investments of the Borrower and the Restricted Subsidiaries in Unrestricted L/C Subsidiaries on the first day of such period and (y) the Closing Date Unrestricted Subsidiary Investment.
“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Rate” means on any day with respect to any currency other than Dollars, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such currency; in the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later.
“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary of the Borrower, (b) each Subsidiary listed on Schedule 1.01F hereto, (c) any Subsidiary that is prohibited by applicable Law from guaranteeing the Obligations, (d) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary, (e) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition financed with secured Indebtedness incurred pursuant to Section 7.03(g) and each Restricted Subsidiary thereof that guarantees such Indebtedness; provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (e) if such secured Indebtedness is repaid or becomes unsecured or if such Restricted Subsidiary ceases to guarantee such secured Indebtedness, as applicable and (f) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Existing Credit Agreement” has the meaning specified in the preamble hereto.
“Extension Agreement” has the meaning specified in Section 2.16.
“Extension Offer” has the meaning specified in Section 2.16.
“Extension Request Class” has the meaning specified in Section 2.16.

“Facility” means the Tranche B Term Loans, the Tranche C Term Loans or the Revolving Credit Facility, as the context may require, and are referred to collectively as the “Facilities”.
“Failed Auction” has the meaning specified in Section 2.05(a)(v)(C).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Code.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Credit Suisse AG on such day on such transactions as determined by the Administrative Agent.
“First Lien Intercreditor Agreement” means an intercreditor agreement among the Borrower, the Guarantors, the Administrative Agent, the Collateral Agent and any trustee or collateral agent for the holders of each series of Indebtedness constituting Permitted Pari Passu Refinancing Debt, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.
“First Lien Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt as of such date that is secured by a first priority Lien to (b) Consolidated EBITDA for the Test Period most recently ended on or prior to such date.
“Fitch” means Fitch Ratings, Inc.
“Foreign Holdco” means a direct wholly owned Subsidiary of the Borrower which shall hold all of the Borrower’s interests in all of its other Foreign Subsidiaries.
“Foreign Lender” has the meaning specified in Section 10.15(a)(i).
“Foreign Plan” means any employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary that (i) is maintained outside the United States primarily for the benefit of persons substantially all of whom are employed outside the United States and (ii) is required under applicable Law to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained by a Governmental Authority.

“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of the Borrower which is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Pro Rata Share in respect of the Revolving Credit Facility of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share in respect of the Revolving Credit Facility of outstanding Swing Line Loans made by such Swing Line Lender other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.
“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.
“Funded Debt” means all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans and any Permitted Term Loan Refinancing Debt.
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Granting Lender” has the meaning specified in Section 10.07(h).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or monetary other obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” has the meaning specified in the definition of “Collateral and Guarantee Requirement”.
“Guaranty” means (a) the guaranty made by the Borrower and the Subsidiary Guarantors in favor of the Collateral Agent on behalf of the Secured Parties, substantially in the form of Exhibit F and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.11.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Bank” means any Person that is (a) the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender at the time it enters into a Secured Hedge Agreement, or (b) as of the Closing Date, the Administrative Agent, a Lender or an Affiliate of

the Administrative Agent or a Lender and a party to a Secured Hedge Agreement in effect prior to and on the Closing Date, in each case, in its capacity as a party thereto.
“Honor Date” has the meaning specified in Section 2.03(c)(i).
“Incremental Amendment” has the meaning specified in Section 2.14(a).
“Incremental Facility Closing Date” has the meaning specified in Section 2.14(a).
“Incremental Term Loans” has the meaning specified in Section 2.14(a).
“Incremental Tranche B Term Loans” means Incremental Term Loans that are subject to annual amortization of 10.0% of the initial aggregate principal amount thereof.
“Incremental Tranche C Term Loans” means Incremental Term Loans that are subject to annual amortization of 1.0% of the initial aggregate principal amount thereof.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all Attributable Indebtedness;

(g)    all obligations of such Person in respect of Disqualified Equity Interests; and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt and (B) in the case of the Borrower and its Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.
“Indemnified Liabilities” has the meaning specified in Section 10.05.
“Indemnitees” has the meaning specified in Section 10.05.
“Information” has the meaning specified in Section 10.08.
“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement, substantially in the form attached as Exhibit J.
“Interest Coverage Ratio” means, as of any date, the ratio of (a) Consolidated EBITDA for the Test Period ending most recently on or prior to such date to (b) Consolidated Interest Expense for the Test Period ending most recently on or prior to such date.
“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (b) as to any Base Rate Loan (including a Swing Line Loan), beginning with June 28, 2013, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.
“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, or to the extent agreed to by each Lender of such Eurocurrency Rate Loan, nine or twelve months or less than one month thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;
(c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made; and
(d) the initial Interest Period in respect of Term Loans borrowed on the Closing Date shall be an Interest Period beginning on the Closing Date and ending on April 30, 2013.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Borrower and its Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“IP Collateral” means all “Intellectual Property Collateral” referred to in the Collateral Documents and all of the other IP Rights that are or are required by the terms hereof or of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.
“IP Rights” has the meaning specified in Section 5.15.
“IRS” means the United States Internal Revenue Service.
“Judgment Currency” has the meaning specified in Section 10.19.
“Junior Financing” has the meaning specified in Section 7.13(a).

“Junior Financing Documentation” means any documentation governing any Junior Financing.
“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Facility or Class of Loans or Commitments in effect as of such date. Unless the context shall otherwise require, when used herein in relation to the incurrence of any Indebtedness or the issuance of any Equity Interests, the Latest Maturity Date shall mean the Latest Maturity Date applicable to any Facility or Class of Loans or Commitments in effect under this Agreement as of the date such Indebtedness is incurred (without giving effect to the incurrence of such Indebtedness, in the case of Indebtedness incurred hereunder) or such Equity Interests are issued.
“Latest Term Loan B Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Term Loan B Facility in effect as of such date. Unless the context shall otherwise require, when used herein in relation to the incurrence of any Indebtedness or the issuance of any Equity Interests, the Latest Term Loan B Maturity Date shall mean the Latest Maturity Date applicable to any Term Loan B Facility in effect under this Agreement as of the date such Indebtedness is incurred (without giving effect to the incurrence of such Indebtedness, in the case of Indebtedness incurred hereunder) or such Equity Interests are issued.
“Latest Term Loan C Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Term Loan C Facility in effect as of such date. Unless the context shall otherwise require, when used herein in relation to the incurrence of any Indebtedness or the issuance of any Equity Interests, the Latest Term Loan C Maturity Date shall mean the Latest Maturity Date applicable to any Term Loan C Facility in effect under this Agreement as of the date such Indebtedness is incurred (without giving effect to the incurrence of such Indebtedness, in the case of Indebtedness incurred hereunder) or such Equity Interests are issued.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the applicable Honor Date or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
“L/C Issuer” means, as the context requires, Credit Suisse AG, JPMorgan Chase Bank, N.A., SunTrust Bank and any other Lender that becomes an L/C Issuer in accordance with Section 2.03(j) or 10.07(j), in each case, in its capacity as an issuer of Letters of Credit hereunder, with respect to each Existing Letter of Credit, the issuer of such Existing Letter of Credit, and any successor issuer of Letters of Credit hereunder.
“L/C Obligation” means, as at any date of determination, the aggregate Dollar Amount of the maximum amount then available to be drawn under all outstanding Letters of Credit (whether or not such maximum amount is then in effect under any such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit) plus the aggregate of all Unreimbursed Amounts in respect of Letters of Credit, including all L/C Borrowings.
“L/C Restricted Cash” means cash used to cash collateralize letters of credit, bank guarantees, surety bonds, bankers’ acceptances and similar instruments, or to fund cash deposits, in each case, supporting obligations of the Borrower or its Restricted Subsidiaries in the ordinary course of business.
“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes an L/C Issuer and the Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit; provided that Credit Suisse AG, in its capacity as L/C Issuer, shall not be required to issue any commercial letter of credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.
“Letter of Credit Expiration Date” means with respect to Letters of Credit, the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).
“LIBO Rate” means, for any Interest Period with respect to any Eurocurrency Rate Loan, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the commencement of such

Interest Period, by reference to the British Bankers’ Association Interest Settlement Rates (or to any replacement market convention therefor selected by the Administrative Agent) for deposits in dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates), for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurocurrency Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).
“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.
“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) each Letter of Credit Application, (vi) each Incremental Amendment, (vii) each Extension Agreement, (viii) each Replacement Revolving Facility Amendment, (ix) each Refinancing Term Loan Amendment, (x) the First Lien Intercreditor Agreement, if any, and (xi) the Second Lien Intercreditor Agreement, if any.
“Loan Parties” means, collectively, the Borrower and each Guarantor.
“Management Stockholders” means the members of management of the Borrower or any of its Subsidiaries who are investors in the Borrower.
“Master Agreement” has the meaning specified in the definition of “Swap Contract.”
“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which any of the Loan Parties is a party or (c) a material adverse effect on the rights and remedies of the Lenders or the Agents under any Loan Document.
“Maturity Date” means (a) with respect to the Revolving Credit Facility, the date that is four years and six months after the Closing Date, (b) with respect to the Tranche B Term

Loans, the date that is four years and six months after the Closing Date and (c) with respect to the Tranche C Term Loans, the date that is six years after the Closing Date; provided that if any such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.
“Maximum Rate” has the meaning specified in Section 10.10.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage” means any mortgage, deed of trust, deed to secure debt or similar instrument delivered pursuant to Section 6.11(a)(i)(B).
“Mortgage Policies” has the meaning specified in Section 6.13(b)(ii).
“Mortgaged Properties” has the meaning specified in paragraph (g) of the definition of Collateral and Guarantee Requirement.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Net Cash Proceeds” means:
(a)    with respect to the Disposition of any asset by the Borrower or any Restricted Subsidiary or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash (whether in Dollars or any other currency) or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Borrower or any Restricted Subsidiary) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents and the documents governing any Permitted Pari Passu Refinancing Debt or Permitted Second Priority Refinancing Debt and any Permitted Refinancing of any of the foregoing), (B) the out-of-pocket expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) taxes paid or reasonably estimated to be actually payable in connection therewith (including, in the case of any Disposition or Casualty Event in respect of any assets of any Foreign Subsidiary, any taxes that would be payable upon the repatriation of such cash and Cash Equivalents), and (D) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by the Borrower or any Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) above or, if such liabilities have not been satisfied in cash and such reserve is not reversed within three hundred and sixty-five (365) days after such Disposition or Casualty Event, the amount of such reserve; provided that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed a Dollar Amount of $5,000,000 and (y) no such net cash proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed a Dollar Amount of $15,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)); and
(b)    with respect to the issuance of any Equity Interests of the Borrower or the incurrence or issuance of any Indebtedness by the Borrower or any Restricted Subsidiary, the excess, if any, of (i) the cash received in connection with such incurrence or issuance over (ii) the sum of (A) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses, incurred by the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance and (B) in the case of any cash received by any Foreign Subsidiary, any taxes that would be payable upon the repatriation of such cash.
“Non-Cash Charges” has the meaning specified in the definition of the term “Consolidated EBITDA”.
“Non-Consenting Lender” has the meaning specified in Section 3.07(d).
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(iii).
“Note” means a Term Note or a Revolving Credit Note, as the context may require.
“Notice of Intent to Cure” has the meaning specified in Section 6.02(b).

“Not Otherwise Applied” means, with reference to any amount of Net Cash Proceeds of any transaction or event or of Excess Cash Flow that is proposed to be applied to a particular use or transaction, that such amount (a) was not required to be applied to prepay the Loans pursuant to Section 2.05(b) and (b) was not (or is not simultaneously being) applied to anything other than that such particular use or transaction.
“NPL” means the National Priorities List under CERCLA.
“Obligations” means all (a) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (b) obligations of any Loan Party or any Restricted Subsidiary arising under any Secured Hedge Agreement, and (c) Cash Management Obligations. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Subsidiaries to the extent they have obligations under the Loan Documents) include (i) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit commissions, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (ii) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party. Obligations shall in no event include any Excluded Swap Obligations.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Taxes” has the meaning specified in Section 3.01(b).
“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the Dollar Amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C

Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit, including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Credit Borrowing or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the Federal Funds Rate, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Credit Suisse AG in the applicable offshore interbank market for such currency to major banks in such interbank market.
“Parent” means Travelport Limited or any Subsidiary of Travelport Limited that is not, in each case, the Borrower or one of the Borrower’s Subsidiaries.
“Participant” has the meaning specified in Section 10.07(e).
“Participant Register” has the meaning specified in Section 10.07(e).
“Participating Member State” means each state so described in any EMU Legislation.
“PATRIOT Act” has the meaning specified in Section 10.21.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding six (6) plan years.
“Permitted Acquisition” has the meaning specified in Section 7.02(i).
“Permitted Amendment” means an amendment to this Agreement and any of the other Loan Documents, effected in connection with an Extension Offer pursuant to Section 2.16, providing for an extension of the Maturity Date applicable to the Extending Lenders’ Loans and/or Commitments of the applicable Extension Request Class (such Loans or Commitments being referred to as the “Extended Loans” or “Extended Commitments”, as applicable) and, in connection therewith, (a) an increase or decrease in the rate of interest accruing on such

Extended Loans, (b) in the case of Extended Loans that are Term Loans, a modification of the scheduled amortization applicable thereto; provided that the Weighted Average Life to Maturity of such Extended Loans shall be no shorter than the remaining Weighted Average Life to Maturity (determined at the time of such Extension Offer) of the Term Loans of such Class and (c) an increase or decrease in the fees or premiums payable to, or the inclusion of new fees or premiums to be payable to, the Extending Lenders in respect of such Extension Offer or their Extended Loans or Extended Commitments.
“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests of the Borrower to the extent permitted hereunder.
“Permitted Holders” means each of (i) Parent, (ii) the Sponsor, (iii) PAR Investment Partners, L.P. and its Affiliates and (iv) the Management Stockholders; provided that if the Management Stockholders own beneficially or of record more than fifteen percent (15%) of the outstanding voting stock of the Borrower in the aggregate, they shall be treated as Permitted Holders of only fifteen percent (15%) of the outstanding voting stock of the Borrower at such time.
“Permitted Pari Passu Refinancing Debt” has the meaning specified in the definition of Permitted Term Loan Refinancing Debt.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), at the time thereof, no Event of Default shall have occurred and be continuing, and (d) if such Indebtedness being modified, refinanced, refunded, renewed or extended is Indebtedness permitted pursuant to Section 7.03(b) or 7.13(a), (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate and redemption premium) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the

Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (iii) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, renewed or extended.
“Permitted Second Priority Refinancing Debt” has the meaning specified in the definition of Permitted Term Loan Refinancing Debt.
“Permitted Term Loan Refinancing Debt” means Indebtedness of the Borrower in the form of one or more series of debt securities or bank loans, which Indebtedness may be unsecured, secured by all or any portion of the Collateral on a junior basis to the Liens securing the Obligations (“Permitted Second Priority Refinancing Debt”) or, solely in the case of such Indebtedness in the form of debt securities, secured by all or any portion of the Collateral on a pari passu basis with the Obligations (“Permitted Pari Passu Refinancing Debt”); provided that (a) such Indebtedness shall have a stated maturity no earlier than, and the terms of such Indebtedness shall not provide for any scheduled amortization, principal or sinking fund payments prior to, the date that is ninety-one (91) days after the Latest Maturity Date in effect at the time of the incurrence of such Indebtedness, (b) the terms and conditions of such Indebtedness do not provide for any mandatory prepayment or redemption, prepayment or redemption at the option of the holder thereof, or similar mandatory prepayment provisions, other than, subject to reinvestment rights no less favorable to the Borrower than those under this Agreement and to terms providing for the prior repayment of the Obligations (or, in the case of Permitted Pari Passu Refinancing Debt, the repayment of the Obligations on a ratable basis in accordance with the terms of Section 2.05(b)(ii)(A)), upon the occurrence of a change of control or similar event, asset sale or casualty or condemnation event and customary acceleration rights following an event of default, in each case that is customary for Indebtedness of such type (and in any event, that is no more restrictive than the terms of this Agreement), (c) the Borrower shall be the issuer in respect thereof, (d) such Indebtedness is not Guaranteed by any Person that is not a Loan Party, (e) if secured, (i) such Indebtedness is not secured by any Lien on any property or assets other than property or assets constituting Collateral and (ii) the holders of such Indebtedness, or a trustee or collateral agent on their behalf, shall have become party to, in the case of Permitted Pari Passu Refinancing Debt, the First Lien Intercreditor Agreement, and in the case of Permitted Second Priority Refinancing Debt, the Second Lien Intercreditor Agreement, (f) the covenants, events of default and other terms and conditions of such Indebtedness (other than provisions relating to original issue discount, upfront fees and interest rates, margins, rate floors, and prepayment or redemption premiums), taken as a whole, are not more restrictive in any material respect to the Borrower and its Subsidiaries than the terms of this Agreement;

provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), (g) the Net Cash Proceeds of such Indebtedness are applied to prepay Term Loans in accordance with Section 2.05(d) and (i) at the time of and immediately after giving effect to the incurrence thereof, no Default or Event of Default shall have occurred and be continuing.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), other than a Foreign Plan, established by any Loan Party.
“Platform” has the meaning specified in Section 6.02.
“Pledged Debt” has the meaning specified in the Security Agreement.
“Pledged Equity” has the meaning specified in the Security Agreement.
“Post-Acquisition Period” means, with respect to the acquisition of an Acquired Entity or Business, the period beginning on the date such acquisition is consummated and ending on the last day of the sixth full consecutive fiscal quarter immediately following the date on which such acquisition is consummated.
“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (a) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business with the operations of the Borrower and the Restricted Subsidiaries; provided that, so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, the cost savings related to such actions or such additional costs, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided further that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.
“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Borrower or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment.
“Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities at such time; provided that if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.
“Public Lender” has the meaning specified in Section 6.02.
“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.
“Qualifying Bids” has the meaning specified in Section 2.05(a)(v)(C).
“Qualifying Lender” has the meaning specified in Section 2.05(a)(v)(D).
“Refinanced Revolving Credit Commitments” has the meaning specified in Section 2.18.

“Refinancing Term Lender” has the meaning specified in Section 2.17.
“Refinancing Term Loan Effective Date” has the meaning specified in Section 2.17.
“Refinancing Term Loan Amendment” has the meaning specified in Section 2.17.
“Refinancing Term Loans” has the meaning specified in Section 2.17.
“Register” has the meaning specified in Section 10.07(d).
“Rejection Notice” has the meaning specified in Section 2.05(b)(vi).
“Replacement Revolving Credit Commitments” has the meaning specified in Section 2.18.
“Replacement Revolving Credit Facility Effective Date” has the meaning specified in Section 2.18.
“Replacement Revolving Credit Lender” has the meaning specified in Section 2.18.
“Replacement Revolving Facility Amendment” has the meaning specified in Section 2.18.
“Reply Amount” has the meaning specified in Section 2.05(a)(v)(B).
“Reply Discount Price” has the meaning specified in Section 2.05(a)(v)(B).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate Dollar Amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Credit Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate Dollar Amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitments of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders.
“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Persons thereof).
“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.
“Return Bid” has the meaning specified in Section 2.05(a)(v)(B).
“Revolving Commitment Increase” has the meaning specified in Section 2.14(a).
“Revolving Commitment Increase Lender” has the meaning specified in Section 2.14(a).
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by the Revolving Credit Lenders pursuant to Section 2.01(c).
“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(c), (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or in the Assignment and Assumption, Incremental Amendment or Replacement Revolving Facility Amendment pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Revolving Credit Commitments of all Revolving Credit Lenders on the Closing Date is $65,000,000.
“Revolving Credit Exposure” means, as to each Revolving Credit Lender, the sum of the outstanding principal amount of such Revolving Credit Lender’s Revolving Credit Loans and its Pro Rata Share of the L/C Obligations and the Swing Line Obligations at such time.
“Revolving Credit Facility” means, at any time, the aggregate Revolving Credit Commitments at such time.
“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.
“Revolving Credit Loan” has the meaning specified in Section 2.01(c).
“Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“Sanctioned Entity” shall mean (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly owned or controlled by a country, or (d) a Person resident in, or determined to be resident in, a country, in each case, that is the subject of a comprehensive country sanctions program identified on the list maintained and published by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time as such program may be applicable to such agency, organization or Person. The countries currently the subject of a comprehensive country OFAC sanctions program are Cuba, Iran, Myanmar, North Korea, Sudan and Syria.
“Sanctioned Person” shall mean (a) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time, or (b) a Person owned or controlled by a Person named on the list of Specially Designated Nationals or Blocked Persons.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Lien Intercreditor Agreement” means an intercreditor agreement among the Borrower, the Guarantors, the Administrative Agent, the Collateral Agent and any trustee or collateral agent for the holders of each series of Indebtedness constituting Permitted Second Priority Refinancing Debt, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent (including, for the avoidance of doubt, in the case of Permitted Second Priority Refinancing Debt in the form of bank loans, with respect to provisions governing any customary standstill periods).
“Secured Hedge Agreement” means any Swap Contract permitted under Section 7.03(f) that is entered into by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank.
“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Hedge Banks, the Cash Management Banks, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(c).
“Securities Act” means the Securities Act of 1933.
“Security Agreement” means, collectively, the Security Agreement executed by the Loan Parties, substantially in the form of Exhibit G, together with each other security agreement supplement executed and delivered pursuant to Section 6.11.
“Security Agreement Supplement” has the meaning specified in the Security Agreement.
“Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt (other than Consolidated Total Debt that is subordinated in right of payment to the Obligations) as of such date that is secured by a Lien to (b) Consolidated EBITDA for the Test Period most recently ended on or prior to such date.
“Sold Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA”.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such

Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SPC” has the meaning specified in Section 10.07(h).
“Specified Real Property” has the meaning specified in Section 6.11(a)(i)(A).
“Specified Representations” means Section 5.01(b)(ii), Section 5.02 (except for clause (b) thereof, and in the case of clause (c) thereof, to the extent such conflict has not resulted in a Material Adverse Effect (as defined in the main transaction agreement governing the applicable Permitted Acquisition)), Section 5.04, Section 5.13, Section 5.16, Section 5.19, Section 5.20 and Section 5.21.
“Specified Revolving Commitment Increase” has the meaning specified in Section 2.14(b).
“Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness, Subsidiary designation, Incremental Term Loan, Revolving Commitment Increase that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”.
“Sponsor” means The Blackstone Group and its Affiliates, but not including, however, any of its portfolio companies or Debt Fund Affiliates.
“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the FRB). Eurocurrency Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the FRB) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Sterling” and “£” means the lawful currency of the United Kingdom.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Subsidiary Guarantor” means, collectively, the Subsidiaries of the Borrower that are Guarantors.
“Successor Borrower” has the meaning specified in Section 7.04(d).
“Supplemental Administrative Agent” has the meaning specified in Section 9.13 and “Supplemental Administrative Agents” shall have the corresponding meaning.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.
“Swing Line Lender” means Credit Suisse AG, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.
“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.
“Swing Line Sublimit” means an amount equal to the lesser of (a) $5,000,000 and (b) the aggregate Dollar Amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.
“Syndication Agent” means Jefferies Finance LLC, as Syndication Agent under this Agreement.
“Taxes” has the meaning specified in Section 3.01(a).
“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Class and Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01.
“Term Commitment” means, a Tranche B Term Commitment or a Tranche C Term Commitment.
“Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.
“Term Loan B Facility” means the Tranche B Term Loans, any Incremental Tranche B Term Loans, or any additional Class of Term Loans established pursuant to an Extension Offer in respect of any of the foregoing in accordance with Section 2.16.
“Term Loan C Facility” means the Tranche C Term Loans, any Incremental Tranche C Term Loans, or any additional Class of Term Loans established pursuant to an Extension Offer in respect of any of the foregoing in accordance with Section 2.16.
“Term Loans” means the Tranche B Term Loans and the Tranche C Term Loans. Unless the context shall otherwise require, the term “Term Loans” shall also include any Incremental Term Loans.
“Term Note” means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate Indebtedness of the Borrower to such Term Lender resulting from the Term Loans made by such Term Lender.
“Test Period” in effect at any time shall mean the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 6.01(a) or (b); provided that, prior to the first date that financial statements have been or are required to be delivered pursuant to Section 6.01(a) or (b), the Test Period in effect shall be the period of four consecutive fiscal quarters of the Borrower for which financial statements are then available. A Test Period may be designated by reference to the last day thereof (i.e., the “March 31, 2013 Test Period” refers to the period of four consecutive fiscal quarters of the Borrower ended March 31, 2013), and a Test Period shall be deemed to end on the last day thereof.
“Threshold Amount” means $15,000,000.
“Total Assets” means the total assets of the Borrower and the Borrower’s Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Borrower delivered pursuant to Section 6.01(a) or (b) or, for the period prior to the time any such statements are so delivered pursuant to Section 6.01(a) or (b), the Audited Financial Statements.
“Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the Test Period most recently ended on or prior to such date.
“Total Outstandings” means, at any time, the aggregate Outstanding Amount of all Loans and all L/C Obligations at such time.
“Total Revolving Credit Outstandings” means, at any time, the sum of the aggregate Outstanding Amount of all Revolving Credit Loans and the aggregate Outstanding Amount of all Swing Line Loans and L/C Obligations.
“Tranche B Term Commitment” means, as to each Tranche B Term Lender, its obligation to make a Tranche B Term Loan to the Borrower pursuant to Section 2.01(a) in an aggregate Dollar Amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(a) under the caption “Tranche B Term Commitment” or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate principal amount of the Tranche B Term Commitments on the Closing Date is $150,000,000.
“Tranche B Term Lender” means, at any time, any Lender that has a Tranche B Term Commitment or a Tranche B Term Loan at such time.
“Tranche B Term Loan” means a loan made pursuant to Section 2.01(a)(i).

“Tranche C Term Commitment” means, as to each Tranche C Term Lender, its obligation to make a Tranche C Term Loan to the Borrower pursuant to Section 2.01(a) in an aggregate Dollar Amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(a) under the caption “Tranche C Term Commitment” or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate principal amount of the Tranche C Term Commitments on the Closing Date is $300,000,000.
“Tranche C Term Lender” means, at any time, any Lender that has a Tranche C Term Commitment or a Tranche C Term Loan at such time.
“Tranche C Term Loan” means a loan made pursuant to Section 2.01(a)(ii).
“Transaction” means, collectively, (a) the funding of the Loans on the Closing Date, (b) the repayment in full of all Indebtedness and other amounts (other than contingent indemnification, tax gross-up, expense reimbursement or yield protection obligations in respect of which no claim has been made to the Borrower) outstanding under the Existing Credit Agreement, and (c) the payment of the fees and expenses incurred in connection with any of the foregoing.
“Transaction Expenses” means any fees or expenses incurred or paid by the Borrower or any Restricted Subsidiary in connection with the Transaction, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.
“Type” means, with respect to a Loan denominated in Dollars, its character as a Base Rate Loan or a Eurocurrency Rate Loan.
“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“Unrestricted L/C Subsidiary” means an Unrestricted Subsidiary that is a special-purpose entity the only activities of which are (i) obtaining letters of credit, bank guarantees, bankers’ acceptances, surety bonds or similar instruments, in each case, supporting obligations of the Borrower or its Restricted Subsidiaries in the ordinary course of business, (ii) entering into agreements for the obtaining thereof, and the payment of reimbursement obligations, fees, expenses and other similar amounts in respect thereof and (iii) the posting of cash collateral to secure such reimbursement obligations, fees, expenses and other amounts.

“Unrestricted Subsidiary” means (i) each Subsidiary of the Borrower listed on Schedule 1.01C and (ii) any Subsidiary of the Borrower designated by the board of directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the date hereof, and any Subsidiary of such Subsidiary.
“U.S. Lender” has the meaning specified in Section 10.15(b).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.
“Withdrawal Liability” means the liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (a) directors’ qualifying shares and (b) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.
SECTION 1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)    (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(ii)    Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
(iii)    The term “including” is by way of example and not limitation.
(iv)    The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(c)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
SECTION 1.03    Accounting Terms.
(a)    All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, provided, that for purposes of determining compliance with any provision of this Agreement, (i) the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of proposed Accounting Standards Update (ASU) Leases (Topic 840) issued August 17, 2010, or any successor proposal and (ii) all computations of amounts and ratios referred to herein shall be made (A) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value” as defined therein and (B) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
(b)    Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Total Leverage Ratio, Senior Secured Leverage Ratio, First Lien Leverage Ratio and Interest Coverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.
SECTION 1.04    Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
SECTION 1.05    References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

SECTION 1.06    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
SECTION 1.07    Timing of Payment of Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.
SECTION 1.08    Currency Equivalents Generally.
(a)    Any amount specified in this Agreement (other than in Articles II, IX and X or as set forth in paragraph (b) of this Section) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by the Reuters World Currency Page for the applicable currency at 11:00 a.m. (London time) on such day (or, in the event such rate does not appear on any Reuters World Currency Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later); provided that the determination of any Dollar Amount shall be made in accordance with Section 2.15. Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.01, 7.02 and 7.03 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.08 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.
(b)    For purposes of determining compliance under Sections 7.02, 7.05, 7.06 and 7.11, any amount in a currency other than Dollars will be converted to Dollars based on the average Exchange Rate for such currency for the most recent twelve-month period immediately prior to the date of determination determined in a manner consistent with that used in calculating Consolidated EBITDA for the applicable period; provided, however, that the foregoing shall not be deemed to apply to the determination of any amount of Indebtedness.
ARTICLE II

The Commitments and Credit Extensions
SECTION 2.01    The Loans.

(a)    The Term Borrowings. Subject to the terms and conditions set forth in this Agreement, (i) each Tranche B Term Lender severally agrees to make to the Borrower a single loan denominated in Dollars in a Dollar Amount equal to such Term Lender’s Tranche B Term Commitment on the Closing Date and (ii) each Tranche C Term Lender severally agrees to make to the Borrower a single loan denominated in Dollars in a Dollar Amount equal to such Term Lender’s Tranche C Term Commitment on the Closing Date. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.
(b)    [Reserved].
(c)    The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) denominated in Dollars to the Borrower as elected by the Borrower pursuant to Section 2.02 from time to time, on any Business Day following the Closing Date until the Maturity Date, in an aggregate Dollar Amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing, (i) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment and (ii) the Total Revolving Credit Outstandings shall not exceed the aggregate Revolving Credit Commitments. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(c), prepay under Section 2.05, and reborrow under this Section 2.01(c). Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.
SECTION 2.02    Borrowings, Conversions and Continuations of Loans.
(a)    Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:00 p.m., New York City time, (i) three (3) Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans or any conversion of Base Rate Loans to Eurocurrency Rate Loans and (ii) one (1) Business Day before the requested date of any Borrowing of Base Rate Loans or conversion of any Eurocurrency Loans to Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $2,500,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Tranche B Term Borrowing, a Tranche C Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made or continued as, or converted to, (i) in the case of Term Loans, (x) with respect to Term Loans to be borrowed on the Closing Date, Eurocurrency Rate Loans with an Interest Period as set forth in clause (d) of the definition of Interest Period and (y) otherwise, Eurocurrency Rate Loans with an Interest Period of one (1) month and (ii) in the case of Revolving Credit Loans, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified (i) in the case of Term Loans to be borrowed on the Closing Date, an Interest Period as set forth in clause (d) of the definition of Interest Period or (ii) in any other case, an Interest Period of one (1) month.
(b)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m., New York City time, on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Credit Suisse AG with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided that if, on the date the Committed Loan Notice with respect to any Revolving Credit Borrowing is given by the Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.
(c)    Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the

Required Lenders may require that no Loans may be converted to or continued as Eurocurrency Rate Loans.
(d)    The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the prime rate used in determining the Base Rate promptly following such change.
(e)    After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than fifteen (15) Interest Periods in effect.
(f)    The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.
(g)    Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may, with the Borrower’s consent, assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(g) shall be conclusive in the absence of manifest error. If such Lender’s portion of such Borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such the date of such Borrowing, the Administrative Agent shall also be entitled to recover such amount with interest thereon accruing from the date on which the Administrative Agent made the funds available to the Borrower at the rate per annum applicable to the other Loans included in the applicable Borrowing, on demand, from the Borrower. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement, and the

Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(g) shall cease.
SECTION 2.03    Letters of Credit.
(a)    The Letter of Credit Commitments.
(i)    [Reserved].
(ii)    Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars, Euros, Sterling, Australian Dollars or Swiss Francs for the account of the Borrower (provided, that any Letter of Credit may be for the benefit of any Subsidiary of the Borrower) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Revolving Credit Exposure of any Lender would exceed such Lender’s Revolving Credit Commitment or (y) the Total Revolving Credit Outstandings would exceed the aggregate Revolving Credit Commitments of all Revolving Credit Lenders; provided, further that the aggregate face amount of outstanding Letters of Credit issued by (1) Credit Suisse AG, in its capacity as an L/C Issuer, shall at no time exceed $25,000,000, (2) JPMorgan Chase Bank, N.A., in its capacity as an L/C Issuer, shall at no time exceed $10,000,000 and (3) SunTrust Bank, in its capacity as an L/C Issuer, shall at no time exceed $20,000,000, in each case, without the prior written consent of the Borrower and Credit Suisse AG, JPMorgan Chase Bank, N.A., or SunTrust Bank, as applicable; it being acknowledged and agreed that no other consent (including pursuant to Section 10.01) will be required to increase or decrease such maximum aggregate face amount and only the consent of the Borrower and the applicable L/C Issuer (including any additional Lender that becomes an L/C Issuer in accordance with Section 2.03(j) or 10.07(j)) will be required to establish, increase or decrease such maximum aggregate face amount, subject, in all cases, to the aggregate Revolving Credit Commitments of all Revolving Credit Lenders. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or been terminated or that have been drawn upon and reimbursed.
(iii)    An L/C Issuer shall be under no obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);
(B)    subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Revolving Credit Lenders have approved such expiry date;
(C)    the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date; or
(D)    the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer.
(iv)    An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.
(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 12:00 p.m. at least two (2) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (g) the currency in which the requested Letter of Credit will be denominated; and (h) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.

(ii)    Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, acquire from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Pro Rata Share times the amount of such Letter of Credit.
(iii)    If the Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the relevant L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the applicable Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the applicable Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such renewal if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(iii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Nonrenewal Notice Date from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.
(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Drawings and Reimbursements; Funding of Participations.
(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the Business Day immediately following the date on which an L/C Issuer honors a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer through the Administrative

Agent in an amount equal to the amount of such drawing (in Dollars in the Dollar Amount thereof on such Honor Date). If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the Dollar Amount thereof as of such Honor Date) (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Eurocurrency Rate Loans or Base Rate Loans, or the notice periods specified in such Section for Eurocurrency Rate Loans or Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders and Revolving Credit Lenders, and subject to the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each Revolving Credit Lender (including any such Lender acting as an L/C Issuer) shall, upon any notice pursuant to Section 2.03(c)(i), make funds available to the Administrative Agent for the account of the relevant L/C Issuer at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share of any Unreimbursed Amount not later than 3:00 p.m. on the Business Day specified in such notice by the Administrative Agent (with any notice specifying same day funding being given no later than 11:00 a.m. on such day, it being understood and agreed that any failure of the applicable L/C Issuer to receive the proceeds of any such Revolving Loans on or prior to the date specified for reimbursement of a drawing pursuant to Section 2.03(a)(i) as a result of the Administrative Agent failing to provide notice by such time shall not constitute a Default or an Event of Default under Section 8.01(a)), whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.
(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)    Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the relevant L/C Issuer.
(v)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.
(vii)    If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with this Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.
(viii)    [reserved].
(ix)    [reserved].
(x)    If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative

Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect.
(d)    Obligations Absolute. The obligation of the Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, any other provision of this Agreement, or any other agreement or instrument relating thereto;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v)    any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit; or
(vi)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;
provided that the foregoing shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by such L/C Issuer’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.
(e)    Role of L/C Issuers. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (iii) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(f)    Cash Collateral. (i) If any Event of Default occurs and is continuing and the Administrative Agent or the Required Lenders, as applicable, require the Borrower to Cash Collateralize the L/C Obligations pursuant to Section 8.02(c) or (ii) an Event of Default set forth under Section 8.01(f) or (g) occurs and is continuing, then the Borrower shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default), and shall do so not later than 2:00 p.m., New York City time, on (x) in the case of the immediately preceding clause (i), (1) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 12:00 Noon, New York City time, or (2) if clause (1) above does not apply, the Business Day immediately following the day on which the Borrower receives such notice and (y) in the case of the immediately preceding clause (ii), the Business Day on which an Event of Default set forth under Section 8.01(f) or (g) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Revolving Credit Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Revolving Credit Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Revolving Credit Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in a Cash Collateral Account and may be invested in readily available Cash Equivalents. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the Cash Collateral Account, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower. If such Event of Default is cured or waived and no other Event of Default is then occurring and continuing, the amount of any Cash Collateral shall be refunded to the Borrower.
(g)    Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate for Eurocurrency Rate Loans with respect to the Revolving Credit Facility times the daily maximum amount then available to be drawn under such Letter of Credit (or, in the case of any Letters of Credit denominated in an Alternative Currency, the Dollar Amount thereof) (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable in Dollars on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(h)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it equal to 0.125% per annum of the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.
(i)    Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in any Letter of Credit Application, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.
(j)    Addition of an L/C Issuer. A Revolving Credit Lender or an Affiliate thereof may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Credit Lender. The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer.
SECTION 2.04    Swing Line Loans.
(a)    The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans in Dollars (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day (other than the Closing Date) until the Maturity Date with respect to the Revolving Credit Facility in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided that, after giving effect to any Swing Line Loan, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment then in effect; provided further that, the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Swing Line Loans shall only be denominated in Dollars. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such

Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.
(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 (and any amount in excess of $100,000 shall be an integral multiple of $25,000), and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.
(c)    Refinancing of Swing Line Loans.
(i)    The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans or the notice period specified in such Section for Base Rate Loans, but subject to the amount of the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar denominated payments not later than 3:00 p.m. on the day specified in such Committed Loan Notice (with any Committed Loan Notice specifying same day funding being given no later than 11:00 a.m. on such day), whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)    If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.
(d)    Repayment of Participations.
(i)    At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.
(ii)    If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.
(e)    Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.
(f)    Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
SECTION 2.05    Prepayments.
(a)    Optional.
(i)    The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans of any Class and Revolving Credit Loans in whole or in part and, except as set forth in Section 2.05(e) below, without premium or penalty; provided that (1) such notice must be received by the Administrative Agent not later than 12:00 p.m. New York City time, (A) three (3) Business Days prior to any date of prepayment of Eurocurrency Rate Loans and (B) on the date of prepayment of Base Rate Loans; (2) any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $2,500,000 or a whole multiple of $500,000 in excess thereof and (3) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, the entire principal amount thereof then outstanding (it being understood that Base Rate Loans shall be denominated in Dollars only). Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the Loans pursuant to this Section 2.05(a) shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares.
(ii)    The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of

$100,000 or a whole multiple of $100,000 in excess thereof or the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. All Swing Line Loans shall be denominated in Dollars only.
(iii)    Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.05(a)(i) or 2.05(a)(ii) if such prepayment would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or shall otherwise be delayed.
(iv)    Each voluntary prepayment of Term Loans pursuant to Section 2.05(a)(i) or 2.05(a)(ii) shall be applied as directed by the Borrower.
(v)    Notwithstanding anything to the contrary contained in this Section 2.05 or any other provision of this Agreement and without otherwise limiting the rights in respect of prepayments of the Term Loans, so long as no Default or Event of Default has occurred and is continuing, the Borrower may repurchase outstanding Term Loans on the following basis:
(A)    The Borrower may conduct one or more auctions (each, an “Auction”) to repurchase all or any portion of the Term Loans of any Class by providing written notice to the Auction Agent (and, if the Administrative Agent is not the Auction Agent, the Administrative Agent) (for distribution to the Lenders) of the Term Loans that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Auction Agent and the Administrative Agent and shall contain (x) the total cash value of the bid, in a minimum amount of $5,000,000 with minimum increments of $1,000,000 (the “Auction Amount”), and (y) the discount to par, which shall be a range (the “Discount Range”) of percentages of the par principal amount of the Term Loans subject to such Auction that represents the range of purchase prices that could be paid in such Auction.
(B)    In connection with any Auction, each Term Lender of the applicable Class may, in its sole discretion, participate in such Auction and may provide the Auction Agent with a notice of participation (the “Return Bid”), which shall be in a form reasonably acceptable to the Auction Agent (and, if the Administrative Agent is not the Auction Agent, the Administrative Agent) and shall specify (x) a price discounted to par that must be expressed as a price (the “Reply Discount Price”), which must be within the Discount Range, and (y) a principal amount of Term Loans which must be in increments of $1,000,000 or in an amount equal to the Term Lender’s entire remaining amount of such Loans (the “Reply Amount”). Each Term Lender may only submit one Return Bid per Auction. In addition to the Return Bid, each participating Term Lender shall execute and deliver, to be held in escrow by the Administrative Agent, a Borrower Purchase Assignment and Assumption in a form reasonably acceptable to the Administrative Agent.
(C)    Based on the Reply Discount Prices and Reply Amounts received by the Auction Agent, the Auction Agent, in consultation with the Borrower, will determine the applicable discount (the “Applicable Discount”) for the Auction, which will be the lowest Reply Discount Price for which the Borrower can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow the Borrower to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), the Borrower shall, at its election, (x) withdraw the Auction, (y) complete the Auction at an Applicable Discount equal to the highest Reply Discount Price or (z) purchase all Term Loans for which Qualifying Bids were submitted at the highest Reply Discount Price within the Discount Range for which a Qualifying Bid was submitted. The Borrower shall purchase Term Loans (or the respective portions thereof) from each Term Lender with a Reply Discount Price that is equal to or less than the Applicable Discount (“Qualifying Bids”) at the Applicable Discount; provided further that if the aggregate proceeds required to purchase all Term Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Borrower shall purchase such Term Loans at the Applicable Discount ratably based on the principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Administrative Agent). Each participating Term Lender will receive notice of a Qualifying Bid as soon as reasonably practicable but in no case later than five Business Days from the date the Return Bid was due.
(D)    The Borrower may, by written notice to the Auction Agent, withdraw in full (but not in part) any Auction following the initiation thereof. In connection with any Auction, upon submission by a Term Lender of a Qualifying Bid, such Lender (each, a “Qualifying Lender”) will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Discount. Each purchase of Term Loans in an Auction shall be consummated pursuant to procedures (including as to response deadlines, rounding amounts, type and Interest Period of accepted Term Loans, and calculation of the Applicable Discount referred to above) established by the Auction Agent (in consultation with the Administrative Agent, if the Administrative Agent is not the Auction Agent) and agreed to by the Borrower.
(E)    The repurchases by the Borrower of Term Loans pursuant to this Section 2.05(a)(v) shall be subject to the following conditions: (1) the Auction shall be open to all Term Lenders of the applicable Class or Classes on a pro rata basis, (2) no Default or Event of Default shall have occurred or be continuing or would result therefrom, (3) as of the date of such repurchase the Borrower shall not have, and shall make a representation to each Qualifying Lender assigning its Term Loans (unless the making of such representation is waived by such Qualifying Lender) that it does not have, any material non-public information with respect to the business of the Borrower or any of the Subsidiaries or their respective securities that (x) has not been disclosed to such Qualifying Lender prior to such date and (y) if made public could reasonably be expected to have a material effect upon, or otherwise be material to, a Term Lender’s decision to assign its Term Loans to the Borrower (other than because such Qualifying Lender does not wish to receive material non-public information with respect to the business of the Borrower or any of the Subsidiaries), (4) any Term Loans repurchased pursuant to this Section 2.05(a)(v) shall be automatically and permanently canceled upon acquisition thereof by the Borrower and (5) no proceeds of Revolving Loans may be used to fund such repurchase.
(b)    Mandatory.
(i)    Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b), the Borrower shall cause to be prepaid an aggregate Dollar Amount of Term Loans equal to (A) 50% (such percentage as it may be reduced as described below, the “ECF Percentage”) of Excess Cash Flow, if any, for the fiscal year (or, in the case of the financial statements for fiscal year 2013, for the six-month period referred to below) covered by such financial statements (commencing with the six-month period beginning on July 1, 2013 and ending on December 31, 2013, and thereafter with respect to each fiscal year) minus (B) the sum of (i) all voluntary prepayments of Term Loans during such fiscal year, except for Term Loans that have been assigned to the Borrower, (ii) all voluntary prepayments of Revolving Credit Loans during such fiscal year to the extent the Revolving Credit Commitments are permanently reduced by the amount of such payments and (iii) the aggregate cash payments made during such fiscal year by the Loan Parties in consideration for the assignment of Term Loans to the Borrower pursuant to Section 2.05(a)(v), in the case of each of the immediately preceding clauses (i), (ii) and (iii), to the extent such prepayments are not funded with the proceeds of Indebtedness (other than Revolving Credit Loans and Swing Line Loans); provided that (x) the ECF Percentage shall be 25% if the First Lien Leverage Ratio as of the last day of the fiscal year covered by such financial statements was less than 2.5:1 and greater than or equal to 2.0:1 and (y) the ECF Percentage shall be 0% if the First Lien Leverage Ratio as of the last day of the fiscal year covered by such financial statements was less than 2.0:1.
(ii)    (A) If (x) the Borrower or any Restricted Subsidiary Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a), (b), (c), (d) (to the extent constituting a Disposition by the Borrower or any Restricted Subsidiary to a Loan Party), (e), (g) or (h)) or (y) any Casualty Event occurs, which in the aggregate results in the realization or receipt by the Borrower or such Restricted Subsidiary of Net Cash Proceeds, the Borrower shall cause to be prepaid on or prior to the date which is ten (10) Business Days after the date of the realization or receipt of such Net Cash Proceeds an aggregate Dollar Amount of Term Loans equal to 100% of all Net Cash Proceeds realized or received; provided that (1) no such prepayment shall be required pursuant to this Section 2.05(b)(ii)(A) with respect to such portion of such Net Cash Proceeds that the Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of its intent to reinvest in accordance with Section 2.05(b)(ii)(B) (which notice may only be provided if no Event of Default has occurred and is then continuing) and (2) to the extent that any applicable Permitted Pari Passu Refinancing Debt requires the Borrower to prepay or make an offer to purchase such Permitted Pari Passu Refinancing Debt with such Net Cash Proceeds, the amount of the prepayment required pursuant to this Section 2.05(b)(ii)(A) shall be deemed to be the amount equal to the product of (I) the amount of such Net Cash Proceeds multiplied by (II) a fraction, the numerator of which is the outstanding principal amount of the Term Loans and the denominator of which is the sum of the outstanding principal amount of the Permitted Pari Passu Refinancing Debt with respect to which such a requirement to prepay or make an offer to purchase exists and the outstanding principal amount of the Term Loans; provided further that notwithstanding anything to the contrary in Section 2.05(b)(ii)(B), if the Borrower applies any such Net Cash Proceeds to prepay or purchase Permitted Pari Passu Refinancing Debt, the Borrower shall apply a ratable portion of such Net Cash Proceeds (calculated as set forth above) to prepay Term Loans in accordance with this paragraph within one (1) Business Day of such prepayment or purchase of Permitted Pari Passu Refinancing Debt without giving effect to clause (1) of the proviso above).
(B)    With respect to any Net Cash Proceeds realized or received with respect to any Disposition or Casualty Event (other than any Disposition (x) specifically excluded from the application of Section 2.05(b)(ii)(A) or (y) pursuant to Section 7.05(k)), at the option of the Borrower, the Borrower may reinvest all or any portion of such Net Cash Proceeds in assets useful for the business of the Borrower and/or its Subsidiaries within (x) fifteen (15) months following receipt of such Net Cash Proceeds or (y) if the Borrower enters into a legally binding commitment to reinvest such Net Cash Proceeds within fifteen (15) months following receipt thereof, within one hundred and eighty (180) days of the date of such legally binding commitment; provided that (i) so long as an Event of Default shall have occurred and be continuing, the Borrower (x) shall not be permitted to make any such reinvestments (other than pursuant to a legally binding commitment that the Borrower entered into at a time when no Event of Default is continuing) and (y) shall not be required to apply such Net Cash Proceeds which have been previously applied to prepay Revolving Credit Loans to the prepayment of Term Loans until such time as the relevant investment period has expired and no Event of Default is continuing and (ii) if any Net Cash Proceeds are not so reinvested within the time periods specified above or are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be applied within five (5) Business Days after the end of the applicable time period or the date on which the Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Term Loans as set forth in this Section 2.05(b)(ii)(A), as applicable.
(iii)    If the Borrower or any Restricted Subsidiary incurs or issues any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, the

Borrower shall cause to be prepaid an aggregate Dollar Amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds.
(iv)    If for any reason (other than a determination of the Dollar Amount of Letters of Credit denominated in an Alternative Currency, in which case Section 2.15(b) shall apply) the aggregate Revolving Credit Exposures at any time exceeds the aggregate Revolving Credit Commitments then in effect, the Borrower shall promptly prepay or cause to be promptly prepaid Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(iv) unless, after the prepayment in full of the Revolving Credit Loans and Swing Line Loans, the aggregate Outstanding Amount of the L/C Obligations exceeds the aggregate Revolving Credit Commitments then in effect.
(v)    Each prepayment of Term Loans pursuant to this Section 2.05(b) shall (A) be applied in direct order of maturity to repayments in respect of the applicable Class required pursuant to Section 2.07(a) and (B) except as otherwise provided with respect to any future Class of Term Loans in the applicable Refinancing Term Loan Amendment, be applied ratably among all Classes of Term Loans then outstanding, and shall be paid to the Lenders in accordance with their respective Pro Rata Shares subject to clause (vi) of this Section 2.05(b).
(vi)    The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) through (iii) of this Section 2.05(b) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment. Each Appropriate Lender may reject all, but not less than all, of its Pro Rata Share of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) through (iii) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. (New York time) one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment; provided that any Rejection Notice may be rejected by the Borrower by 5:00 p.m. (New York time) on the day of its receipt and shall thereupon become ineffective. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above, such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. In the event a Lender rejects its Pro Rata Share of any mandatory prepayment of Term Loans required pursuant to clauses (i) through (iii) of this Section 2.05(b), the rejected amount of such prepayment shall be retained by the Borrower.
(vii)    Notwithstanding any of the other provisions of Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans is required to be made under this Section 2.05(b), other than on the last day of the

Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b).
(c)    Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to Section 3.05.
(d)    (i) If any Refinancing Term Loans are borrowed or any Permitted Term Loan Refinancing Debt is issued or incurred, the Borrower shall cause to be prepaid, on the date of the borrowing of such Refinancing Term Loans or the date of the incurrence or issuance of such Permitted Term Loan Refinancing Debt, an aggregate Dollar Amount of Term Loans in an amount equal to 100% of all Net Cash Proceeds of such Refinancing Term Loans or Permitted Term Loan Refinancing Debt.
(ii) Each prepayment of Term Loans pursuant to this Section 2.05(d) shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares.
(iii) The provisions of paragraphs (vi) and (vii) of Section 2.05(b) shall apply equally to this Section 2.05(d), mutatis mutandis.
(e)    Repricing Protection. If, on or prior to the first anniversary of the Closing Date, (i) this Agreement is amended, amended and restated or otherwise modified in any manner that has the effect of reducing the Effective Yield with respect to the Tranche B Term Loans or the Tranche C Term Loans or any Lender is required to assign its Tranche B Term Loans or Tranche C Term Loans pursuant to Section 3.07 as a result of its failure to consent to such amendment, amendment and restatement or other modification or (ii) all or any portion of the Trance B Term Loans or the Tranche C Term Loans are prepaid with the proceeds of, or all or any such Term Loans are converted into, Indebtedness that has an Effective Yield that is less than the Effective Yield of the Tranche B Term Loans or Trance C Term Loans being so prepaid or converted, then in each case, the Borrower shall pay to the Administrative Agent, for the account of each Tranche B Term Lender or Tranche C Term Lender, as applicable, a fee in an amount equal to 1.0% of such Lender’s Tranche B Term Loans and Tranche C Term Loans that are subject to such amendment, amendment and restatement, modification, assignment, prepayment or conversion, as applicable.
SECTION 2.06    Termination or Reduction of Commitments.

(a)    Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $100,000 in excess thereof and (iii) if, after giving effect to any reduction of the Commitments, the Swing Line Sublimit exceeds the amount of the Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess. The amount of any such Commitment reduction shall not be applied to the Swing Line Sublimit unless otherwise specified by the Borrower. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or otherwise shall be delayed.
(b)    Mandatory. The Tranche B Term Commitment of each Tranche B Term Lender shall be automatically and permanently reduced to $0 upon the making of such Tranche B Term Lender’s Tranche B Term Loans pursuant to Section 2.01(a)(i). The Tranche C Term Commitment of each Tranche C Term Lender shall be automatically and permanently reduced to $0 upon the making of such Tranche C Term Lender’s Tranche C Term Loans pursuant to Section 2.01(a)(ii). The Revolving Credit Commitments shall terminate on the Maturity Date for such Facility.
(c)    Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07).
SECTION 2.07    Repayment of Loans.
(a)    Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the applicable Term Lenders (i) on the last Business Day of each March, June, September and December, commencing with the last Business Day of September 2013, (A) an aggregate Dollar Amount equal to 2.50% of the aggregate principal amount of all Tranche B Term Loans outstanding on the Closing Date and (B) an aggregate Dollar Amount equal to 0.25% of the aggregate Dollar Amount of all Tranche C Term Loans outstanding on the Closing Date (which payments shall, in each case, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the applicable Maturity Date for each Class of Term Loans, the aggregate principal amount of all Term Loans of such Class outstanding on such date.
(b)    [Reserved].

(c)    Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all of its Revolving Credit Loans outstanding on such date.
(d)    Swing Line Loans. The Borrower shall repay all Swing Line Loans on the earlier to occur of (i) the date five (5) Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.
(e)    [Reserved].
(f)    For the avoidance of doubt, all Loans shall be repaid, whether pursuant to this Section 2.07 or otherwise, in the currency in which they were made.
SECTION 2.08    Interest.
(a)    Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans.
(b)    The Borrower shall pay interest on past due amounts hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(d)    Interest on each Loan shall be payable in the currency in which each Loan was made.
SECTION 2.09    Fees. In addition to certain fees described in Sections 2.03(g) and (h):
(a)    Facility Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a facility fee in Dollars equal to the Applicable Rate with respect to facility fees times the aggregate amount of the Revolving Credit Commitments. The facility fees shall accrue at all times from the Closing Date until the Maturity Date for the Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the last Business Day of June 2013, and on the Maturity Date for the Revolving Credit Facility. The facility fee shall be calculated quarterly in arrears.
(b)    [Reserved].
(c)    [Reserved].
(d)    Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).
SECTION 2.10    Computation of Interest and Fees. All computations of interest for Base Rate Loans shall be made on the basis of a year of three hundred and sixty-five (365) (or, in the case of a leap year, three hundred and sixty-six (366)) days and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
SECTION 2.11    Evidence of Indebtedness.
(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its

Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)    In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
(c)    Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.
SECTION 2.12    Payments Generally.
(a)    All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. (New York City time) on the dates specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m., New York City time, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
(b)    If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
(c)    Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the

Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:
(i)    if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect; and
(ii)    if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Overnight Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.
(d)    If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(e)    The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no

Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.
(f)    Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(g)    Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.
SECTION 2.13    Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
SECTION 2.14    Incremental Credit Extensions.
(a)    (i)The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (A) one or more additional tranches of term loans (the “Incremental Term Loans”) or (B) one or more increases in the amount of the Revolving Credit Commitments (each such increase, a “Revolving Commitment Increase”), provided that (1) both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below, no Default or Event of Default shall exist and at the time that any such Incremental Term Loan is made or any Revolving Commitment Increase is established (and after giving effect thereto) no Default or Event of Default shall exist, (2) the Borrower shall be in compliance with the covenants set forth in Section 7.11 for the Test Period in effect at the applicable Incremental Facility Closing Date (it being understood that if the applicable Incremental Facility Closing Date is to occur prior to the date the June 30, 2013 Test Period has become effective, the levels set forth in Section 7.11 for the June 30, 2013 Test Period shall be deemed to apply), as determined on a Pro Forma Basis and (3) the Senior Secured Leverage Ratio for the Borrower would be not greater than 3.25:1 as determined on a Pro Forma Basis.
(ii)    Each tranche of Incremental Term Loans and each Revolving Commitment Increase shall be in an aggregate principal amount that is not less than $25,000,000, in the case of Incremental Term Loans, and $10,000,000, in the case of a Revolving Commitment Increase (provided that, in each case, such amount may be less than the applicable amount specified if such amount represents all remaining availability under the limit set forth in the next sentence). Notwithstanding anything to the contrary herein, the aggregate amount of the Incremental Term Loans and Revolving Commitment Increases established pursuant to this Section 2.14(a) shall not exceed $150,000,000.
(iii)    The Incremental Term Loans (A) shall be secured by the Collateral on a pari passu basis with, or a junior basis to, the Revolving Credit Loans and the Term Loans; provided that any Incremental Term Loans so secured on a junior basis shall be subject to the Second Lien Intercreditor Agreement, (B) shall be either Incremental Tranche B Term Loans or Incremental Tranche C Term Loans, (C) shall not mature, in the case of Incremental Tranche B Term Loans, earlier than the Latest Term Loan B Maturity Date, and in the case of Incremental Tranche C Term Loans, earlier than the Latest Term Loan C Maturity Date, and (D) except as set forth above, shall be treated substantially the same as the Term Loans (in each case, including with respect to mandatory and voluntary prepayments (except to the extent that the Incremental Term Lenders with respect to such Incremental Term Loans agree to less favorable treatment with respect thereto and except for any Incremental Term Loans secured on a junior basis)); provided that (1) the terms and conditions applicable to Incremental Term Loans may be materially different from those of the Term Loans to the extent such differences are reasonably acceptable to the Administrative Agent and (2) the interest rates applicable to the Incremental Term Loans shall be determined by the Borrower and the lenders thereof; provided further that if the Effective Yield relating to (x) any Incremental Tranche B Term Loans exceeds the Effective Yield relating to any Term Loan B Facility immediately prior to the effectiveness of the applicable Incremental Amendment by more than 0.50% per annum or (y) any Incremental Tranche C Term Loans exceeds the Effective Yield relating to any Term Loan C Facility immediately prior to the effectiveness of the applicable Incremental Amendment by more than 0.50% per annum, then, in each case, the Applicable Rate relating to such Class of Term Loans shall be adjusted to be equal to the Effective Yield relating to such Incremental Tranche B Term Loans or Incremental Tranche C Term Loans, as the case may be, minus 0.50% per annum.
(iv)    Each notice from the Borrower pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Revolving Commitment Increases. Incremental Term Loans may be made, and Revolving Commitment Increases may be provided, by any existing Lender (and each existing Term Lender will have the right, but not an obligation, to make a portion of any Incremental Term Loan, and each existing Revolving Credit Lender will have the right, but not an obligation, to provide a portion of any Revolving Commitment Increase, in each case on terms permitted in this Section 2.14 and otherwise on terms reasonably acceptable to the Administrative Agent) or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”), provided that the Administrative Agent and, in the case of any Revolving Commitment Increase, each L/C Issuer and the Swing Line Lender shall have consented (such consent not to be unreasonably withheld) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Revolving Commitment Increases if such consent would be required under Section 10.07(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender.
(v)    Commitments in respect of Incremental Term Loans and Revolving Commitment Increases shall become Commitments (or in the case of a Revolving Commitment Increase to be provided by an existing Revolving Credit Lender, an increase in such Lender’s applicable Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section. The effectiveness of (and, in the case of any Incremental Amendment for an Incremental Term Loan, the borrowing under) any Incremental Amendment shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the effective date of such Incremental Amendment) (provided that if the proceeds of such Incremental Term Loans or the loans made pursuant to such Revolving Commitment Increase are being used to finance a Permitted Acquisition or other acquisition permitted hereunder, (A) Section 4.02(a) shall be deemed to refer only to the Specified Representations, and the reference to “Material Adverse Effect” shall be understood to refer to “Material Adverse Effect” (or such similar term) as defined in the main transaction agreement governing such Permitted Acquisition or other acquisition and (B) Section 4.02(b) shall be deemed to refer only to an Event of Default under Section 8.01(a) or (f)) and such other conditions as the parties thereto shall agree. The Borrower will use the proceeds of the Incremental Term Loans and Revolving Commitment Increases for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Term Loans or Revolving Commitment Increases, unless it so agrees.
(vi)    Upon each increase in the Revolving Credit Commitments pursuant to this Section, each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Commitment Increase (each a “Revolving Commitment Increase Lender”) in respect of such increase, and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swing Line Loans held by each Revolving Credit Lender (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment. If, on the date of such increase, there are any Revolving Credit Loans outstanding, such Revolving Credit Loans shall on or prior to the effectiveness of such Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Credit Loans made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.05. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
(b)    The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request one or more increases in the amount of the Revolving Credit Commitments (each such increase, a “Specified Revolving Commitment

Increase”) in an aggregate amount of up to $25,000,000 (which, for the avoidance of doubt, shall be in addition to, and shall not reduce, the aggregate amount of Revolving Commitment Increases and Incremental Term Loans that may be established pursuant to Section 2.14(a) above); provided that both at the time of any such request and upon the effectiveness of any Incremental Amendment with respect to a Specified Revolving Commitment Increase, no Default or Event of Default shall exist and at the time that any such Specified Revolving Commitment Increase is established (and after giving effect thereto) no Default or Event of Default shall exist. Each Specified Revolving Commitment Increase shall be in an aggregate principal amount that is not less than $10,000,000 (or such lesser amount that represents all remaining availability under the limit set forth above). The provisions of paragraphs (iv), (v) and (vi) of Section 2.14(a) shall, to the extent relating to Revolving Commitment Increases, apply equally to this Section 2.14(b), mutatis mutandis.
(c)    This Section 2.14 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.
SECTION 2.15    Currency Equivalents.
(a)    The Administrative Agent shall determine the Dollar Amount of each L/C Obligation in respect of Letters of Credit denominated in an Alternative Currency (i) as of the date of issuance, extension or renewal of any such Letter of Credit, (ii) as of the end of each fiscal quarter of the Borrower and (iii) on such additional dates as the Administrative Agent shall specify (but with respect to clause (b) below, no more frequently than monthly), and shall promptly notify the Borrower and the Lenders of each Dollar Amount so determined by it.
(b)    If after giving effect to any such determination of a Dollar Amount, the aggregate Outstanding Amount of the Revolving Credit Loans, Swing Line Loans and the L/C Obligations exceeds the aggregate Revolving Credit Commitments then in effect by 5% or more, the Borrower shall, within five (5) Business Days of receipt of notice thereof from the Administrative Agent setting forth such calculation in reasonable detail, prepay or cause to be prepaid outstanding Revolving Credit Loans and Swing Line Loans or take other action (including, in the Borrower’s discretion, cash collateralization of L/C Obligations in amounts from time to time equal to such excess) to the extent necessary to eliminate any such excess.
SECTION 2.16    Extension Offers. (a)The Borrower may, on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, an “Extension Offer”) to all Lenders of one or more Classes (each Class subject to such an Extension Offer, an “Extension Request Class”) to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than 10 Business Days nor more than 30 Business Days after the date of such notice, unless otherwise agreed by the Administrative Agent). Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Extension Request Class that accept the applicable Extension Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting

Lender, only with respect to such Lender’s Loans and Commitments of such Extension Request Class.
(b)    The Borrower and each Accepting Lender shall execute and deliver to the Administrative Agent an extension agreement (each, an “Extension Agreement”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the Permitted Amendments and the terms and conditions thereof; provided that no Extension Agreement shall become effective unless:
(i)    both before and after giving effect to the effectiveness of such Extension Agreement, each of the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in Section 4.02 shall be deemed to refer to the date of such effectiveness);
(ii)    the Loan Parties and the Collateral Agent shall enter into such amendments, if any, to the Collateral Documents as may be reasonably requested by the Collateral Agent (which shall not require any consent from any Lender) in order to ensure that the Loans and Commitments of the Accepting Lenders, as modified by the Extension Agreement, are provided with the benefit of the applicable Collateral Documents and shall deliver such other documents, certificates and opinions of counsel in connection therewith as may be reasonably requested by the Collateral Agent; and
(iii)    the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall be reasonably requested by the Administrative Agent in connection therewith.
(c)    Each Extension Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section (including any amendments necessary to treat the Loans and/or Commitments of the Accepting Lenders as a new “Class” of loans or commitments, as applicable, hereunder); provided that, in the case of any Extension Offer relating to Revolving Credit Commitments or Revolving Credit Loans, except as otherwise agreed to by each applicable L/C Issuer and the Swing Line Lender, (i) the allocation of the participation exposure with respect to any then-existing or subsequently issued or made Letter of Credit or Swing Line Loan as between the commitments of such new “Class” and the remaining Revolving Credit Commitments shall be made on a ratable basis as between the commitments of such new “Class” and such remaining Revolving Credit Commitments until the Maturity Date with respect to all such remaining Revolving Credit Commitments and (ii) the Letter of Credit Expiration Date and the Maturity Date, as such terms are used in reference to Letters of Credit and Swing Line Loans, respectively, under such Facility may not be extended without the prior written consent of each L/C Issuer and the Swing Line Lender, as applicable.
SECTION 2.17    Refinancing Term Loans.

(a)    The Borrower may on one or more occasions, by written notice to the Administrative Agent, request the establishment of one or more additional tranches of term loans denominated in Dollars under this Agreement (“Refinancing Term Loans”), the proceeds of which shall be used to refinance all or any portion of any outstanding Class of Term Loans. Each such notice shall specify the date (each, a “Refinancing Term Loan Effective Date”) on which the Borrower proposes that the Refinancing Term Loans shall be made, which shall be a date not less than 10 Business Days nor more than 30 Business Days after the date on which such notice is delivered to the Administrative Agent, unless otherwise agreed by the Administrative Agent. The Refinancing Term Loans shall be established pursuant to an amendment to this Agreement among the Borrower, the Administrative Agent and the Refinancing Term Lenders providing such Refinancing Term Loans (a “Refinancing Term Loan Amendment”); provided that no Refinancing Term Loan Amendment or the obligation of any Refinancing Term Lender to make a Refinancing Term Loan shall become effective unless:
(i)    [reserved];
(ii)    (A) such Refinancing Term Loans shall mature no earlier than (x) in the case of Refinancing Term Loans in respect of a Term Loan B Facility, the Latest Term Loan B Maturity Date in effect at the time of such refinancing and (y) in the case of Refinancing Term Loans in respect of a Term Loan C Facility, the Latest Term Loan C Maturity Date in effect at the time of such refinancing and (B) the Weighted Average Life to Maturity of such Refinancing Term Loans shall not be shorter than (x) in the case of Refinancing Term Loans in respect of a Term Loan B Facility, the Weighted Average Life to Maturity of any Term Loan B Facility outstanding at the time of such refinancing and (y) in the case of Refinancing Term Loans in respect of a Term Loan C Facility, the Weighted Average Life to Maturity of any Term Loan C Facility outstanding at the time of such refinancing;
(iii)    all covenants and other terms applicable to such Refinancing Term Loans (other than provisions relating to original issue discount, upfront fees and interest rates, margins, rate floors, prepayment premiums and the amortization schedules (subject to clause (ii) above) applicable to such Loans, which shall be as agreed between the Borrower and the lenders providing such Refinancing Term Loans) shall be substantially the same as, or less favorable to the Refinancing Term Lenders than, those applicable to the Term Loans then outstanding under this Agreement except to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date;
(iv)    the Loan Parties and the Collateral Agent shall enter into such amendments to the Collateral Documents, including any reaffirmations with respect thereof, as may be reasonably requested by the Collateral Agent (which shall not require any consent from any Lender) in order to ensure that the Refinancing Term Loans are provided with the benefit of the applicable Collateral Documents and shall deliver such other documents, certificates and opinions of counsel in connection therewith as may be reasonably requested by the Collateral Agent;

(v)    the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall be reasonably requested by the Administrative Agent in connection therewith; and
(vi)    substantially concurrently with the borrowing of the Refinancing Term Loans, the Borrower shall repay or prepay then outstanding Borrowings of Term Loans of the Class or Classes being refinanced in an aggregate principal amount equal to the Net Cash Proceeds of the Refinancing Term Loans in accordance with Section 2.05(d).
(b)    In connection with the establishment of any Refinancing Term Loans, the Borrower shall represent and warrant that both before and after giving effect to the borrowing of such Refinancing Term Loans on the Refinancing Term Loan Effective Date each of the conditions set forth in paragraphs (a) and (b) of Section 4.02 have been satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in Section 4.02 shall be deemed to refer to the Refinancing Term Loan Effective Date).
(c)    The Borrower may approach any Lender or any other Person that is an Eligible Assignee pursuant to Section 10.07 to provide all or a portion of the Refinancing Term Loans (a “Refinancing Term Lender”); provided that each Refinancing Term Lender, if not already a Lender, an Affiliate of a Lender or an Approved Fund, shall otherwise be reasonably acceptable to the Administrative Agent. Any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. Any Refinancing Term Loans made on any Refinancing Term Loan Effective Date shall be designated a “Class” of Term Loans for all purposes of this Agreement; provided that any Refinancing Term Loans may be designated as an increase in any previously established Class of Term Loans hereunder.
(d)    Each Refinancing Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section (including any amendments necessary to treat the Refinancing Term Loans as a new “Class” of loans hereunder).
(e)    This Section 2.17 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.
SECTION 2.18    Replacement Revolving Credit Commitments.
(a)    The Borrower may on one or more occasions, by written notice to the Administrative Agent, request the refinancing of all outstanding Revolving Credit Commitments (the “Refinanced Revolving Credit Commitments”) with replacement revolving credit commitments established hereunder (the “Replacement Revolving Credit Commitments”). Each such notice shall specify the date (each, a “Replacement Revolving Credit Facility Effective Date”) on which the Borrower proposes that the Replacement Revolving Credit

Commitments shall become effective, which shall be a date not less than 10 Business Days nor more than 30 Business Days after the date on which such notice is delivered to the Administrative Agent, unless otherwise agreed by the Administrative Agent. The Replacement Revolving Credit Commitments shall be established pursuant to an amendment to this Agreement among the Borrower, the Administrative Agent, the Swing Line Lender, (or any replacement Swing Line Lender), each L/C Issuer (or any replacement L/C Issuer) and the Replacement Revolving Credit Lenders providing such Replacement Revolving Credit Commitments (a “Replacement Revolving Credit Facility Amendment”); provided that no Replacement Revolving Credit Facility Amendment or Replacement Revolving Credit Commitments shall become effective unless:
(i)    [reserved];
(ii)    substantially concurrently with the effectiveness thereof, all of the Refinanced Revolving Credit Commitments in effect immediately prior to such effectiveness shall be terminated, and all the Revolving Credit Loans then outstanding, together with all interest thereon, and all other amounts accrued for the benefit of the Revolving Credit Lenders, shall be repaid or paid (it being understood, however, than any Letters of Credit may continue to be outstanding hereunder) and the aggregate amount of such Replacement Revolving Credit Commitments shall not exceed the aggregate principal amount of such Refinanced Revolving Credit Commitments;
(iii)    the Replacement Revolving Credit Commitments shall have a scheduled termination date no earlier than the Maturity Date of the Refinanced Revolving Credit Commitments;
(iv)    all covenants and other terms applicable to such Replacement Revolving Credit Commitments (other than provisions relating to (x) upfront and other fees, interest rates and margins, discounts and premiums, which shall be as agreed between the Borrower and the lenders providing such Replacing Revolving Credit Commitments and (y) the amount of any Letter of Credit sublimit or Swing Line sublimit under such Replacement Revolving Credit Facility, which shall be as agreed between the Borrower, the Lenders providing such Replacement Revolving Credit Commitments, the Administrative Agent, each applicable L/C Issuer, (or any replacement L/C Issuer), and the Swing Line Lender (or any replacement Swing Line Lender) under such Replacement Revolving Credit Facility) shall be substantially similar to, or less favorable to the Replacement Revolving Credit Lenders than, those applicable to such Refinanced Revolving Credit Commitments, except to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date;
(v)    the Loan Parties and the Collateral Agent shall enter into such amendments to the Collateral Documents, including any reaffirmations with respect thereof, as may be reasonably requested by the Collateral Agent (which shall not require any consent from any Lender) in order to ensure that the Replacement Revolving Credit Commitments and the extensions of credit thereunder are provided with the benefit of the applicable Collateral Documents and shall deliver such other documents, certificates and opinions of counsel in connection therewith as may be reasonably requested by the Collateral Agent; and
(vi)    the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall be reasonably requested by the Administrative Agent in connection therewith.
(b)    In connection with the establishment of any Replacement Revolving Credit Commitments, the Borrower shall represent and warrant that both before and after giving effect to the establishment of such Replacement Revolving Credit Commitments (and any extensions of credit pursuant thereto) on the Replacement Revolving Credit Facility Effective Date each of the conditions set forth in paragraphs (a) and (b) of Section 4.02 have been satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in Section 4.02 shall be deemed to refer to the Replacement Revolving Credit Facility Effective Date).
(c)    The Borrower may approach any Lender or any other Person that is an Eligible Assignee in respect of a Revolving Credit Commitment pursuant to Section 10.07 to provide all or a portion of the Replacement Revolving Credit Commitments (a “Replacement Revolving Credit Lender”); provided that each Replacement Revolving Credit Lender shall be approved by each applicable L/C Issuer and the Swing Line Lender and the Administrative Agent (such approval not to be unreasonably withheld). Any Lender offered or approached to provide all or any portion of the Replacement Revolving Credit Commitments may elect or decline, in its sole discretion, to provide a Replacement Revolving Credit Commitment.
(d)    The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Replacement Revolving Credit Facility Amendment. Each Replacement Revolving Credit Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.18.
(e)    This Section 2.18 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.
SECTION 2.19    Defaulting Lenders.
(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.09 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer or the Swing Line Lender hereunder, third, to Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.19(d), fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (B) Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.19(d), sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuers or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with their Commitments under the applicable Facility without giving effect to Section 2.19(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.19(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents thereto.
(iii)    Certain Fees. (A)No Defaulting Lender shall be entitled to receive any facility fees for any period during which that Lender is a Defaulting Lender (and the

Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive Letter of Credit fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.19(d).
(C)    With respect to any fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer and Swing Lien Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time) and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure, and second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.19(d).
(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent and each Swing Line Lender and L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable Facility (without giving effect to Section 2.19(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)    New Swing Line Loans and Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) no L/C Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
(d)    Cash Collateral. (i)At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any L/C Issuer, the Borrower shall Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.19(a)(iv) and any Cash Collateral provided by any Defaulting Lender).
(ii)    Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the L/C Issuers, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.19(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower and the relevant Defaulting Lender shall, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
(iii)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.19 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(iv)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any L/C Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.19(d) following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender) or (ii) the determination by the Administrative Agent and each L/C Issuer that there exists excess Cash Collateral; provided that, subject to this Section 2.19, the Person providing Cash Collateral and each L/C Issuer may agree that the Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.
ARTICLE III
Taxes, Increased Costs Protection and Illegality
SECTION 3.01    Taxes.
(a)    Except as provided in this Section 3.01, any and all payments by the Borrower (the term Borrower under Article III being deemed to include any Subsidiary for whose account a Letter of Credit is issued) or any Guarantor to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest) with respect thereto, excluding, in the case of each Agent and each Lender, (i) taxes imposed on or measured by its net income (including branch profits), and franchise (and similar) taxes imposed on it in lieu of net income taxes, by any jurisdiction (or any political subdivision thereof) under the Laws of which such Agent or such Lender, as the case may be, is organized or maintains a Lending Office, (ii) taxes imposed under FATCA, and (iii) all liabilities (including additions to tax, penalties and interest) with respect thereto (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If the Borrower shall be required by any Laws to deduct any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as practicable thereafter), the Borrower shall furnish to such Agent or Lender (as the case may be) the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. If the Borrower fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to any Agent or any Lender the required receipts or other required documentary evidence, the Borrower shall indemnify such Agent and such Lender for any incremental taxes, interest or penalties that may become payable by such Agent or such Lender arising out of such failure.
(b)    In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).
(c)    The Borrower agrees to indemnify each Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable and paid under this Section 3.01) payable or paid by such Agent and such Lender or required to be withheld or deducted from a payment to such Agent and such Lender and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided such Agent or Lender, as the case may be, provides the Borrower with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts. Payment under this Section 3.01(c) shall be made within ten (10) days after the date such Lender or such Agent makes a demand therefor.
(d)    The Borrower shall not be required pursuant to this Section 3.01 to pay any additional amount to, or to indemnify, any Lender or Agent, as the case may be, (x) to the extent that such Lender or such Agent becomes subject to Taxes subsequent to the Closing Date (or, if later, the date such Lender or Agent becomes a party to this Agreement) as a result of a change in the place of organization of such Lender or Agent or a change in the Lending Office of such Lender, except to the extent that any such change is requested or required in writing by the Borrower (and provided that nothing in this clause (d) shall be construed as relieving the Borrower from any obligation to make such payments or indemnification in the event of a change in Lending Office or place of organization that precedes a change in Law to the extent such Taxes result from a change in Law) or (y) as set forth in Section 10.15(a)(iii).
(e)    Each Lender shall severally indemnify each Agent, within 10 days after demand therefor, for (i) any Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified such Agent for such Taxes or Other Taxes and without limiting the obligation of the Borrower to do so), (ii) any taxes attributable to such Lender's failure to comply with the provisions of Section 10.07(e) relating to the maintenance of a Participant Register and (iii) any taxes excluded from the definition of Taxes in Section 3.01(a) attributable to such Lender, in each case, that are payable or paid by such Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative

Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Notwithstanding anything else herein to the contrary, if a Foreign Lender or an Agent is subject to U.S. federal withholding tax on a payment described in the first sentence of Section 3.01(a) at a rate in excess of zero percent at the time such Lender or such Agent, as the case may be, first becomes a party to this Agreement, U.S. federal withholding tax imposed by such jurisdiction on a payment described in the first sentence of Section 3.01(a) at such rate shall be considered excluded from Taxes unless and until such Lender or Agent, as the case may be, provides the appropriate forms certifying that a lesser rate applies, whereupon U.S. federal withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided that, if at the date of the Assignment and Assumption pursuant to which a Foreign Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under clause (a) of this Section 3.01 in respect of U.S. federal withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to U.S. federal withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) U.S. federal withholding tax, if any, applicable with respect to the Lender assignee on such date.
(g)    If any Lender or Agent determines, in its sole discretion, that it has received a refund in respect of any Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by the Borrower pursuant to this Section 3.01, it shall promptly remit such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund plus any interest included in such refund by the relevant taxing authority attributable thereto) to the Borrower, net of all out-of-pocket expenses of the Lender or Agent, as the case may be and without interest (other than any interest paid by the relevant taxing authority with respect to such refund); provided that the Borrower, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund to such party in the event such party is required to repay such refund to the relevant taxing authority. Such Lender or Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential). Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any tax refund or to make available its tax returns or disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.
(h)    Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by the Borrower, use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the sole judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.01(g) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.01(a) or (c).
SECTION 3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans, or to determine or charge interest rates based upon the Eurocurrency Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
SECTION 3.03    Inability to Determine Rates. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and the Interest Period of such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.
SECTION 3.04    Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans.
(a)    If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Loans or issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes indemnifiable pursuant to Section 3.01, (ii) changes in the basis of taxation of overall net income (including branch profits), and franchise (and similar) taxes imposed in lieu of net income taxes, by any jurisdiction (or any political subdivision thereof) under the Laws of which, as the case may be, such Lender is organized or maintains a Lending Office, (iii) reserve requirements contemplated by Section 3.04(c) or (iv) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below) or the Mandatory Cost, as calculated hereunder, does not represent the cost to such Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining of Eurocurrency Rate Loans, then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction or, if applicable, the portion of such cost that is not represented by the Mandatory Cost.
(b)    If any Lender determines that the introduction of any Law regarding capital adequacy or liquidity requirements or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.
(c)    The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including funds or deposits in respect of or bearing interest based on the Eurocurrency Rate, additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least fifteen

(15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.
(d)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation.
(e)    If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.04(a), (b), (c) or (d).
(f)    Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to have been enacted, adopted or issued, as applicable, subsequent to the Closing Date.
SECTION 3.05    Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan; or
(b)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;
including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.
For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.
SECTION 3.06    Matters Applicable to All Requests for Compensation.
(a)    Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.
(b)    With respect to any Lender’s claim for compensation under Section 3.01, 3.02, 3.03 or 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Eurocurrency Rate Loans, or to convert Base Rate Loans into Eurocurrency Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.
(c)    If the obligation of any Lender to make or continue from one Interest Period to another any Eurocurrency Rate Loan, or to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s Eurocurrency Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:
(i)    to the extent that such Lender’s Eurocurrency Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurocurrency Rate Loans shall be applied instead to its Base Rate Loans; and
(ii)    all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurocurrency Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurocurrency Rate Loans shall remain as Base Rate Loans.
(d)    If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s Eurocurrency Rate Loans pursuant to this

Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.
SECTION 3.07    Replacement of Lenders under Certain Circumstances.
(a)    If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make Eurocurrency Rate Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then the Borrower may, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and provided further that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to the applicable departure, waiver or amendment of the Loan Documents.
(b)    Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.
(c)    Notwithstanding anything to the contrary contained above, (i) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of

Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.
(d)    In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”
SECTION 3.08    Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.
ARTICLE IV

Conditions Precedent to Effectiveness and Credit Extensions
SECTION 4.01    Conditions of Initial Credit Extension on the Closing Date. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
(a)    The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:
(i)    executed counterparts of this Agreement and each Guaranty;
(ii)    a Note executed by the Borrower in favor of each Lender that has requested a Note at least two Business Days in advance of the Closing Date;
(iii)    each Collateral Document set forth on Schedule 1.01B, duly executed by each Loan Party party thereto, together with:
(A)    certificates, if any, representing the Pledged Equity referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank, and

(B)    evidence that all other actions, recordings and filings that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;
(iv)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;
(v)    an opinion from Davis Polk & Wardwell LLP, New York counsel to the Loan Parties substantially in the form of Exhibit I-1;
(vi)    an opinion of Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Loan Parties, substantially in the form of Exhibit I-2;
(vii)    a certificate signed by a Responsible Officer of the Borrower certifying as to the satisfaction of the conditions set forth in Section 4.02 (a) and (b);
(viii)    a certificate attesting to the Solvency of the Loan Parties (taken as a whole) on the Closing Date after giving effect to the Transaction, from the chief financial officer of the Borrower;
(ix)    evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect and that the Administrative Agent has been named as loss payee and additional insured under each insurance policy with respect to such insurance as to which the Administrative Agent shall have requested to be so named;
(x)    a Committed Loan Notice or Letter of Credit Application, as applicable, relating to the initial Credit Extension; and
(xi)    copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the Collateral Agent with respect to the Loan Parties.
(b)    All fees and expenses relating to the Transaction required to be paid hereunder or pursuant to any other agreement to the Arrangers, the Agents or the Lenders and invoiced before the Closing Date shall have been paid in full in cash.

(c)    Prior to or simultaneously with the initial Credit Extension of Term Loans on the Closing Date, the Borrower shall have paid in full all of the Obligations (as defined in the Existing Credit Agreement owing thereunder (other than the Existing Letters of Credit and contingent indemnification, tax gross-up, expense reimbursement or yield protection obligations in respect of which no claim has been made to the Borrower) and terminated all outstanding Commitments (as defined in the Existing Credit Agreement) thereunder.
(d)    The Arrangers and the Lenders shall have received the Audited Financial Statements and the audit report for such financial statements (which shall not be subject to any qualification).
(e)    [Reserved].
(f)    [Reserved].
(g)    The Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Act, requested by the Administrative Agent or the Lenders a reasonable period of time prior to the Closing Date.
SECTION 4.02    Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:
(a)    The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.
(b)    No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.
(c)    The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V

Representations and Warranties
The Borrower represents and warrants to the Agents and the Lenders that:
SECTION 5.01    Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Subsidiaries (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.03    Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.04    Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document (other than the Notes) constitutes a legal, valid and binding agreement of each Loan Party that is a party thereto, and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable against such Loan Party or the Borrower, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting creditors’ rights generally, concepts of reasonableness and general equitable principles.
SECTION 5.05    Financial Statements; No Material Adverse Effect.
(a)    (i) The Audited Financial Statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries, as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein. During the period from December 31, 2012 to and including the Closing Date, there has been (i) no sale, transfer or other disposition by the Borrower or any of its Subsidiaries of any material part of the business or property of the Borrower or any of its Subsidiaries, taken as a whole, and (ii) no purchase or other acquisition by the Borrower or any of its Subsidiaries of any business or property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of the Borrower and its Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto or has not otherwise been disclosed in writing to the Administrative Agent prior to the Closing Date.
(ii)    [Reserved].
(b)    Since December 31, 2012, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
(c)    As of the Closing Date, neither the Borrower nor any Subsidiary has any Indebtedness or other obligations or liabilities, direct or contingent (other than (i) the liabilities reflected on Schedule 5.05, (ii) obligations arising under or permitted by this Agreement and (iii) liabilities incurred in the ordinary course of business) that, either individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.
SECTION 5.06    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 5.07    No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
SECTION 5.08    Ownership of Property; Liens. Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
SECTION 5.09    Environmental Compliance.
(a)    There are no claims, actions, suits, or proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries alleging potential liability or responsibility for violation of, or otherwise relating to, any Environmental Law that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    Except as specifically disclosed in Schedule 5.09(b) or except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) none of the properties currently or, to the knowledge of the Borrower, formerly owned, leased or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list; (ii) there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned, leased or operated by any Loan Party or any of its Subsidiaries or, to its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (iv) Hazardous Materials have not been released, discharged or disposed of by any Person on any property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries and Hazardous Materials have not otherwise been released, discharged or disposed of by any of the Loan Parties and their Subsidiaries at any other location.
(c)    The properties owned, leased or operated by the Borrower and the Subsidiaries do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require remedial action under, or (iii) could give rise to liability under, Environmental Laws, which violations, remedial actions and liabilities, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
(d)    Except as specifically disclosed in Schedule 5.09(d), neither the Borrower nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law except for such investigation or assessment or remedial or response action that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(e)    All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries, to the extent disposed of or required under applicable Environmental Law to be disposed of, have been disposed of in a manner not reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect.
(f)    Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, none of the Loan Parties and their Subsidiaries has contractually assumed any liability or obligation under or relating to any Environmental Law.
SECTION 5.10    Taxes. Except as set forth in Schedule 5.10 and except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower and its Subsidiaries have timely filed all federal and state and other tax returns and reports required to be filed, and have timely paid all federal and state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.
SECTION 5.11    ERISA Compliance.
(a)    Except as set forth in Schedule 5.11(a) or as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws.
(b)    (i) No ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Pension Plan; (ii) no Pension Plan has failed to satisfy the minimum funding standards (within the meaning of Section 412 of the Code); (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to the termination of any Pension Plan; and (iv) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.11(b), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(c)    Except where noncompliance would not reasonably be expected to result in a Material Adverse Effect, each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders, and neither a Loan Party nor any Subsidiary has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan. Except as would not reasonably be expected to result in a Material Adverse Effect, in respect of each Foreign Plan, (i) there are no unfunded or underfunded liabilities in excess of the amount that would be permitted under the applicable Foreign Plan or absent a waiver from a governmental authority and (ii) for each Foreign Plan which is not funded, the obligations of such Foreign Plan are properly accrued.
SECTION 5.12    Subsidiaries; Equity Interests. As of the Closing Date, neither the Borrower nor any Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests in material Subsidiaries have been validly issued, are fully paid and nonassessable and all Equity Interests owned by the Borrower or a Loan Party are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any nonconsensual Lien that is permitted under Section 7.01. As of the Closing Date, Schedule 5.12 (a) sets forth the name and jurisdiction of each Subsidiary, (b) sets forth the ownership interest of the Borrower and any other Subsidiary in each Subsidiary, including the percentage of such ownership and (c) identifies each Subsidiary that is a Subsidiary the Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral and Guarantee Requirement.
SECTION 5.13    Margin Regulations; Investment Company Act.
(a)    No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation U.
(b)    None of the Borrower or any other Loan Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
SECTION 5.14    Disclosure. The reports, financial statements, certificates and other written information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information and pro forma financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.
SECTION 5.15    Intellectual Property; Licenses, Etc. Each of the Loan Parties and their Subsidiaries own, license or possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how database rights, design rights and other intellectual property rights

(collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, and, without conflict with the rights of any Person, except to the extent such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No such IP Rights infringe upon any rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any such IP Rights, is pending or, to the knowledge of the Borrower, threatened against any Loan Party or Subsidiary, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
SECTION 5.16    Solvency. On the Closing Date after giving effect to the Transaction, the Loan Parties and their Subsidiaries, on a consolidated basis, are Solvent.
SECTION 5.17    Subordination of Junior Financing. If there are any Junior Financing Documents outstanding, the Obligations are “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, such Junior Financing Documentation.
SECTION 5.18    Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) none of the hours worked by nor any payments made to employees of the Borrower or any of its Subsidiaries have been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with such matters; and (c) all payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.
SECTION 5.19    Compliance with the PATRIOT Act and OFAC Sanctions. To the extent applicable, the Borrower and each Subsidiary is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the PATRIOT Act.
SECTION 5.20    Anti-Corruption Compliance. The Borrower and each of its Subsidiaries is in compliance in all material respects with, and will continue to be in compliance in all material respects with, all applicable anti-corruption Laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended. No part of the proceeds of the Loans has been or will be used, directly or indirectly, for any payments to any Person, governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any applicable anti-corruption Law.
SECTION 5.21    OFAC. None of the Borrower or any Subsidiary, nor, to the knowledge of the Borrower, any director, officer, agent, employee or Controlled Affiliate of the Borrower or any Subsidiary is a Sanctioned Person or a Sanctioned Entity. The proceeds of any

Loan will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, except to the extent such activities would be permitted for a U.S. Person to engage in under sanctions administered by OFAC.
ARTICLE VI

Affirmative Covenants
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Restricted Subsidiary to:
SECTION 6.01    Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:
(a)    as soon as available, but in any event within ninety-five (95) days after the end of each fiscal year of the Borrower beginning with the 2013 fiscal year, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Deloitte & Touche LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than an explanatory paragraph solely with respect to or resulting from (i) the maturity of any Loans under this Agreement occurring within one year from the time such opinion is delivered or (ii) any potential inability to satisfy a financial covenant under Section 7.11 of this Agreement on a future date or for a future period) or any qualification or exception as to the scope of such audit;
(b)    as soon as available, but in any event within fifty (50) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c)    simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.
Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing (A) the applicable financial statements of the Borrower or (B) the Borrower’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of Deloitte & Touche LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than an explanatory paragraph solely with respect to or resulting from (i) the maturity of any Loans under this Agreement occurring within one year from the time such opinion is delivered or (ii) any potential inability to satisfy a financial covenant under Section 7.11 of this Agreement on a future date or for a future period) or any qualification or exception as to the scope of such audit.
SECTION 6.02    Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:
(a)    no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent registered public accounting firm certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default resulting from a violation of Section 7.11 or, if any such Event of Default shall exist, stating the nature and status of such event;
(b)    no later than five (5) days after the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower and, if such Compliance Certificate demonstrates an Event of Default resulting from a violation of Section 7.11, any of the Permitted Holders may deliver, together with such Compliance Certificate, notice of their intent to cure (a “Notice of Intent to Cure”) such Event of Default pursuant to Section 8.05; provided that the delivery of a Notice of Intent to Cure shall in no way affect or alter the occurrence, existence or continuation of any such Event of Default or the rights, benefits, powers and remedies of the Administrative Agent and the Lenders under any Loan Document;
(c)    promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(d)    promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party (other than in the ordinary course of business) or material statements or material reports furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any Junior Financing Documentation or Permitted Term Loan Refinancing Debt in a principal amount greater than the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;
(e)    together with the delivery of the financial statements pursuant to Section 6.01(a) and each Compliance Certificate pursuant to Section 6.02(b), (i) a report setting forth the information required by Section 3.03(c) of the Security Agreement or confirming that there has been no change in such information since the Closing Date or the date of the last such report), (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b) and (iii) a list of each Subsidiary that identifies each Subsidiary as a Restricted or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate; and
(f)    promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Subsidiary (including any information required under the PATRIOT Act), or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees to make all Borrower Materials that the Borrower intends to be made available to Public Lenders clearly and conspicuously designated as “PUBLIC”. By designating Borrower Materials as “PUBLIC”, the Borrower authorizes such Borrower Materials to be made available to a portion of the Platform designated “Public Investor”, which is intended to contain only information that is either publicly available or not material information (though it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws. Notwithstanding the foregoing, the Borrower shall not be under any obligation to mark any Borrower Materials “PUBLIC”. The Borrower agrees that (i) any Loan Documents and (ii) any financial statements and related documentation delivered pursuant to Section 6.01(a) and (b) will be deemed “public-side” Borrower Materials and may be made available to Public Lenders.
SECTION 6.03    Notices. Promptly after obtaining knowledge thereof, notify the Administrative Agent:
(a)    of the occurrence of any Default; and
(b)    of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including any such matter arising out of or resulting from (i) breach or non-performance of, or any default or event of default under, a Contractual Obligation of any Loan Party or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority, (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws or in respect of IP Rights or the assertion or occurrence of any noncompliance by any Loan Party or as any of its Subsidiaries with, or liability under, any Environmental Law or Environmental Permit, or (iv) the occurrence of any ERISA Event.
Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Section 6.03(a) or (b) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.
SECTION 6.04    Payment of Obligations. Pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities in respect of taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect.
SECTION 6.05    Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 and (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 7.04 or 7.05.
SECTION 6.06    Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear, casualty and condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.
SECTION 6.07    Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons.
SECTION 6.08    Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
SECTION 6.09    Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.
SECTION 6.10    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrower’s expense; provided further that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants.
SECTION 6.11    Covenant to Guarantee Obligations and Give Security. At the Borrower’s expense, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:
(a)    upon the formation or acquisition of any new direct or indirect wholly owned Domestic Subsidiary (in each case, other than an Unrestricted Subsidiary or an Excluded Subsidiary) by any Loan Party or the designation in accordance with Section 6.14 of any existing direct or indirect wholly owned Domestic Subsidiary as a Restricted Subsidiary:
(i)    within thirty (30) days after such formation, acquisition or designation or such longer period as the Administrative Agent may agree in its discretion:
(A)    cause each such Restricted Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement to furnish to the Administrative Agent a description of the real properties owned by such Restricted Subsidiary that have a book value in excess of $5,000,000 (each such real property, a “Specified Real Property”) in detail reasonably satisfactory to the Administrative Agent;
(B)    cause (x) each such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) Mortgages (with respect to each Specified Real Property owned by such Restricted Subsidiary), Security Agreement Supplements, Intellectual Property Security Agreements and other security agreements and documents (including, with respect to Mortgages, the documents listed in Section 6.13(b)), as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Mortgages, Security Agreement, Intellectual Property Security Agreements and other Collateral Documents in effect on the Closing Date), in each case granting Liens required to be granted pursuant to the Collateral and Guarantee Requirement and (y) each direct or indirect parent of each such Restricted Subsidiary that is required to be a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent such Security Agreement Supplements and other security agreements as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Security Agreements in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;
(C)    (x) cause each such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing Equity Interests (to the extent constituting certificated securities) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany Indebtedness held by such Restricted Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Collateral Agent and (y) cause each direct or indirect parent of such Restricted Subsidiary that is required to be a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing the outstanding Equity Interests (to the extent constituting certificated securities) of such Restricted Subsidiary that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany Indebtedness issued by such Restricted Subsidiary and required to be pledged in accordance with the Collateral Documents, indorsed in blank to the Collateral Agent;
(D)    take and cause such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary that is required to become a guarantor pursuant to the Guarantee and Collateral Requirement to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements and delivery of stock and membership interest certificates) may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity,
(ii)    within thirty (30) days after the request therefor by the Administrative Agent, deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request, and
(iii)    as promptly as practicable after the request therefor by the Administrative Agent, deliver to the Administrative Agent with respect to each parcel of real property that is owned by such Restricted Subsidiary and has a book value in excess of $5,000,000, any existing title reports, surveys or environmental assessment reports to the extent obtained by any Loan Party or any of its Subsidiaries.
(b)    (i) [reserved];
(ii)    the Borrower shall provide the security interests and Guarantees set forth on Schedule 1.01B on or prior to the dates corresponding to such security interests and Guarantees set forth on Schedule 1.01B; and
(iii)    after the Closing Date, within thirty (30) days (or such longer period as the Administrative Agent may agree in its discretion) after (x) the acquisition of any material personal property by any Loan Party or (y) the acquisition of any owned real property by any Loan Party with a book value in excess of $5,000,000, and if such personal property or owned real property shall not already be subject to a perfected Lien pursuant to the Collateral and Guarantee Requirement, the Borrower shall give notice thereof to the Administrative Agent and shall cause such assets to be subjected to a Lien to the extent required by the Collateral and Guarantee Requirement and will take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, including, as applicable, the actions referred to in Section 6.13(b) with respect to owned real property.
SECTION 6.12    Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; (b) obtain and maintain all Environmental Permits necessary for its operations and properties; and (c) in each case to the extent required by Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws.
SECTION 6.13    Further Assurances and Post-Closing Conditions.
(a)    Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any

Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.
(b)    In the case of any real property referred to in Sections 6.11(a)(i)(B) and 6.11(b)(ii), provide the Administrative Agent with Mortgages with respect to such owned real property within the time period set forth in Section 6.11), in each case together with:
(i)    evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or rights described therein in favor of the Administrative Agent or the Collateral Agent (as appropriate) for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;
(ii)    fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or the equivalent or other form available in each applicable jurisdiction (the “Mortgage Policies”) in form and substance, with endorsements and in amount, reasonably acceptable to the Administrative Agent (not to exceed the value of the real properties covered thereby), issued by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid subsisting Liens on the property described therein, free and clear of all defects and encumbrances, subject to Liens permitted by Section 7.01, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents) and such coinsurance or reinsurance (with direct access) as the Administrative Agent may reasonably request;
(iii)    opinions of local counsel for the Loan Parties in each jurisdiction in which a Mortgaged Property is located, with respect to the enforceability and perfection of the related Mortgage and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent; and
(iv)    such other evidence that all other actions that the Administrative Agent may reasonably deem necessary or desirable in order to create valid and subsisting Liens on each Mortgaged Property has been taken.
SECTION 6.14    Designation of Subsidiaries. The board of directors of the Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Borrower and the Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis (it being understood that if such designation is to be made effective prior to the date that the June 30, 2013 Test Period has become effective, the levels set forth in Section 7.11 for the June 30, 2013 Test Period shall be deemed to apply), with the covenants set forth in Section 7.11 for the Test Period in effect at such time (and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance) and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any Junior Financing or Permitted Term Loan Refinancing Debt, as applicable. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the net book value of the Borrower’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.
SECTION 6.15    Flood Insurance. With respect to each Mortgaged Property, obtain flood insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time reasonably require, if at any time the area in which any improvements are located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.
ARTICLE VII

Negative Covenants
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly:
SECTION 7.01    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)    Liens pursuant to any Loan Document;
(b)    Liens existing on the date hereof and, in the case of any such Lien securing obligations in excess of $1,000,000, listed on Schedule 7.01(b) (with the aggregate amount of Liens not scheduled based on such threshold not to exceed $2,500,000) and any modifications, replacements, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;

(c)    Liens for taxes, assessments or governmental charges which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(d)    statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(e)    (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation or to secure letters of credit, bank guarantees, bankers’ acceptances, surety bonds and similar instruments issued in support of any of the foregoing and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit, bank guarantees, bankers’ acceptances, surety bonds and similar instruments for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiary;
(f)    deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), or letters of credit, bank guarantees, bankers’ acceptances, surety bonds and similar instruments issued to support any of the foregoing, incurred in the ordinary course of business;
(g)    easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower or any material Subsidiary;
(h)    Liens securing judgments not constituting an Event of Default under Section 8.01(h);
(i)    Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property except for accessions to such property other than the property financed by such Indebtedness and the proceeds and the products thereof and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for accessions to such assets) other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;
(j)    leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower or any material Subsidiary or (ii) secure any Indebtedness;
(k)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(l)    Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on the items in the course of collection, and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set off) and which are within the general parameters customary in the banking industry;
(m)    Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(i) or (n) to be applied against the purchase price for such Investment, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
(n)    Liens on property (i) of any Foreign Subsidiary that is not a Loan Party and (ii) that does not constitute Collateral, which Liens secure Indebtedness of the applicable Foreign Subsidiary permitted under Section 7.03;
(o)    Liens in favor of the Borrower or a Restricted Subsidiary securing Indebtedness permitted under Section 7.03(d);
(p)    Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.14), in each case after the date hereof (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary) and the replacement, extension or renewal of any Lien permitted by this clause (p) upon or in the same property previously subject thereto in connection with the replacement, extension or renewal (without increase in the amount or any change in any direct or contingent obligor) of the amount or value secured thereby; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(e), (g) or (k);
(q)    any interest or title of a lessor under leases entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business and any encumbrances on the interests of a lessor;
(r)    pledges or deposits to secure Swap Contracts designed to hedge against interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;
(s)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;
(t)    Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02 and reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(u)    Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;
(v)    Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
(w)    (i) Liens placed upon the Equity Interests of any Restricted Subsidiary acquired pursuant to a Permitted Acquisition to secure Indebtedness incurred pursuant to Section 7.03(g) in connection with such Permitted Acquisition and (ii) Liens placed upon the assets of such Restricted Subsidiary and any of its Subsidiaries to secure a Guarantee by such Restricted Subsidiary and its Subsidiaries of any such Indebtedness incurred pursuant to Section 7.03(g);
(x)    ground leases in respect of real property on which facilities owned by the Borrower or any of its Subsidiaries are located and leases in respect of real property leased by the Borrower or any of its Subsidiaries;

(y)    Liens arising from precautionary Uniform Commercial Code financing statement filings;
(z)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(aa)    other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $25,000,000;
(bb)    subject to the terms of the First Lien Intercreditor Agreement or the Second Lien Intercreditor Agreement, as applicable, Liens on the Collateral (but not any other assets) securing Permitted Pari Passu Refinancing Debt and Permitted Second Priority Refinancing Debt (and any Permitted Refinancing of any of the foregoing); and
(cc)    Liens on cash collateral securing letters of credit, bank guarantees, bankers’ acceptances, surety bonds and similar instruments (i) supporting ordinary course business requirements of the Borrower and its subsidiaries or (ii) permitted under Section 7.03(p) or (q).
Notwithstanding the foregoing, no Liens on any IP Collateral shall be permitted at any time, other than pursuant to Section 7.01(a), (b), (c), (h), (j), (m), (o), (p), (u)(iii), (w), (aa) or (bb), and no Liens (other than those referred to in Section 7.01(a) or (bb)) shall be permitted on the Collateral consisting of the Equity Interests of the Foreign Holdco.
Notwithstanding the foregoing, no Liens shall be permitted to exist directly or indirectly on any Mortgaged Property other than pursuant to clauses (a), (b), (c), (d), (g), (h), (j), (p), (q), (x), (aa) and (bb) (to the extent, with reference to clause (j) of this Section 7.01, the Borrower and the applicable Loan Party shall use commercially reasonable efforts to cause such leases, licenses, subleases or sublicenses to be subordinate to the lien of any Mortgage).
SECTION 7.02    Investments. Make or hold any Investments, except:
(a)    Investments by the Borrower or a Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made;
(b)    loans or advances to officers, directors and employees of the Borrower and the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of the Borrower (provided that the amount of such loans and advances shall be contributed to the Borrower in cash as common equity) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $2,500,000;
(c)    Investments (i) by the Borrower or any Restricted Subsidiary in any Loan Party (excluding any new Restricted Subsidiary which becomes a Loan Party and excluding any Foreign Subsidiary), (ii) by any Restricted Subsidiary that is not a Loan

Party in any other such Restricted Subsidiary that is also not a Loan Party and (iii) by the Borrower or any Restricted Subsidiary (A) in any Subsidiary that is not a Loan Party; provided that the aggregate amount of such Investments in Persons that are not Loan Parties (together with, but without duplication of, the aggregate consideration paid in respect of Permitted Acquisitions of Persons that do not become Loan Parties pursuant to Section 7.02(i)(B), but with giving effect to any Investment permitted by Section 7.02(q)) shall not exceed $100,000,000 (net of any return representing a return of capital, or a repayment of principal, in respect of any such Investment) or (B) in any Foreign Subsidiary, consisting of the contribution of Equity Interests of any other Foreign Subsidiary, (C) in any Foreign Subsidiary, constituting an exchange of (x) Equity Interests of such Foreign Subsidiary for or into Indebtedness of such Foreign Subsidiary or (y) Indebtedness of such Foreign Subsidiary for or into Equity Interests of such Foreign Subsidiary, (D) in any Foreign Subsidiary consisting of non-cash accruals in respect of unpaid transfer pricing obligations or (E) constituting Guarantees of Indebtedness or other monetary obligations of Foreign Subsidiaries owing to any Loan Party, to the extent such Guarantees are permitted under Section 7.03 and (iv) by any Foreign Subsidiary that is a Loan Party in any other Foreign Subsidiary that is a Loan Party (other than any new Restricted Subsidiary that becomes a Loan Party);
(d)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;
(e)    Investments consisting of Liens, Indebtedness, fundamental changes and Dispositions permitted under Sections 7.01, 7.03, 7.04 and 7.05, respectively;
(f)    Investments (i) existing or contemplated on the date hereof and, in the case of any such Investment in excess of $1,000,000, set forth on Schedule 7.02(f) (with the aggregate amount of Investments not scheduled based on such threshold not to exceed $2,500,000) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the date hereof by the Borrower or any Restricted Subsidiary in the Borrower or any other Restricted Subsidiary and any modification, renewal or extension thereof; provided that the amount of any Investment permitted pursuant to this Section 7.02(f) is not materially increased from the amount of such Investment on the Closing Date via the transfer of assets from any of the Borrower or any Subsidiary thereof to such Investment;
(g)    Investments in Swap Contracts permitted under Section 7.03;
(h)    promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05;
(i)    the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such

Person, or Equity Interests in a Person that, upon the consummation thereof, will be a wholly owned Subsidiary of the Borrower (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(i) (each, a “Permitted Acquisition”):
(A)    subject to clause (B) below, a majority of all property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and each applicable Loan Party and any such newly created or acquired Subsidiary (and, to the extent required under the Collateral and Guarantee Requirement, the Subsidiaries of such created or acquired Subsidiary) shall be Guarantors and shall have complied with the requirements of Section 6.11, within the times specified therein (for the avoidance of doubt, this clause (A) shall not override any provisions of the Collateral and Guarantee Requirement);
(B)    the aggregate amount of consideration paid in respect of acquisitions of Persons that do not become Loan Parties (together with the aggregate amount of all Investments in Foreign Subsidiaries that are not Loan Parties pursuant to Section 7.02(c)(iii)(A), but with giving effect to any Investments permitted under Section 7.02(q)) shall not exceed $100,000,000 (net of any return representing a return of capital, or a repayment of principal, in respect of any such Investment);
(C)    the acquired property, assets, business or Person is in the same line of business as the Borrower and the Subsidiaries, taken as a whole, or a business reasonably related or ancillary thereto;
(D)    the board of directors (or similar governing body) of the Person to be so purchased or acquired shall not have indicated publicly its opposition to the consummation of such purchase or acquisition (which opposition has not been publicly withdrawn);
(E)    (1) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition on a Pro Forma Basis, no Default shall have occurred and be continuing, (2) immediately after giving effect to such purchase or other acquisition the Total Leverage Ratio for the Borrower shall be not greater than 4.0:1 and (3) the Borrower and the Restricted Subsidiaries shall be in Pro Forma Compliance with the covenants set forth in Section 7.11 for the Test Period in effect at the time such purchase or other acquisition is to occur (it being understood that if such purchase or other acquisition is to occur prior to the date that the June 30, 2013 Test Period is effective, the levels set forth in Section 7.11 for the June 30, 2013 Test Period shall be deemed to apply), and, in the case of acquisitions the aggregate consideration which is in excess of $10,000,000, which shall be evidenced by a certificate from the chief financial officer of the Borrower demonstrating such compliance calculation in reasonable detail; and

(F)    the Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, no later than five (5) Business Days after the date on which any such purchase or other acquisition is consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (i) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;
(j)    Investments in Unrestricted L/C Subsidiaries in an aggregate amount not to exceed at any time the amount of cash collateral required to secure reimbursement obligations, fees, expenses and other amounts in respect of activities permitted in accordance with the definition of Unrestricted L/C Subsidiary then existing or, in the good faith determination of the Borrower at such time, that are reasonably anticipated to arise within a reasonable period of time following the making of such Investment;
(k)    Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;
(l)    Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
(m)    [reserved];
(n)    so long as immediately after giving effect to any such Investment, no Default has occurred and is continuing and the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Section 7.11 for the Test Period in effect at the time such Investment is being made (it being understood that if such Investment is to be made prior to the date that the June 30, 2013 Test Period is effective, the levels set forth in Section 7.11 for the June 30, 2013 Test Period shall be deemed to apply), other Investments that do not exceed $175,000,000, in the aggregate, net of any return representing return of capital, or a repayment of principal, in respect of any such investment and valued at the time of the making thereof; provided that, such amount shall be increased by (i) the Net Cash Proceeds of Permitted Equity Issuances (other than Permitted Equity Issuances made pursuant to Section 8.05) that are Not Otherwise Applied and (ii) the amount of Cumulative Excess Cash Flow that is Not Otherwise Applied. For the purpose of this Agreement, “Cumulative Excess Cash Flow” means the sum of Excess Cash Flow (but not less than zero in any period) for the period beginning on July 1, 2013 and ending on December 31, 2013 and Excess Cash Flow for each succeeding and completed fiscal year (it being understood that no Excess Cash Flow generated during any period shall be deemed to be Cumulative Excess Cash Flow until the financial statements for such period are delivered pursuant to Section 6.01(a));

(o)    advances of payroll payments to employees in the ordinary course of business;
(p)    Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests of the Borrower;
(q)    Investments held by a Restricted Subsidiary (acquired after the Closing Date or of a corporation merged into the Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date), to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
(r)    Guarantees by the Borrower or any Restricted Subsidiary of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;
provided that no Investment in an Unrestricted Subsidiary that would otherwise be permitted under this Section 7.02 shall be permitted hereunder to the extent that any portion of such Investment is used to make any prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings or any payment that, if made by the Borrower or any Restricted Subsidiary, would be a Restricted Payment.
SECTION 7.03    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)    Indebtedness of the Borrower and any of its Subsidiaries under the Loan Documents;
(b)    Indebtedness (i) outstanding on the date hereof and, in the case of any such Indebtedness in an amount exceeding $1,000,000, listed on Schedule 7.03(b) (with the aggregate amount of Indebtedness not scheduled based on such threshold not to exceed $2,500,000), and any Permitted Refinancing thereof; and (ii) intercompany Indebtedness outstanding on the date hereof;
(c)    Guarantees by the Borrower and the Restricted Subsidiaries in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder (except that a Restricted Subsidiary that is not a Loan Party may not, by virtue of this Section 7.03(c), Guarantee Indebtedness that such Restricted Subsidiary could not otherwise incur under this Section 7.03); provided that (A) no Guarantee by any Restricted Subsidiary of any Junior Financing or any Permitted Term Loan Refinancing Debt shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the Guaranty and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(d)    Indebtedness of the Borrower or any Restricted Subsidiary owing to the Borrower or any other Restricted Subsidiary to the extent constituting an Investment permitted by Section 7.02; provided that, all such Indebtedness of any Loan Party owed to any Person that is not a Loan Party shall be subject to the subordination terms set forth in Section 5.03 of the Security Agreement;
(e)    (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets, other than software; provided that such Indebtedness is incurred concurrently with or within two hundred and seventy (270) days after the applicable acquisition, construction, repair, replacement or improvement, (ii) Attributable Indebtedness arising out of sale-leaseback transactions permitted by Section 7.05(f) and (iii) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clauses (i) and (ii); provided that the aggregate principal amount of Indebtedness outstanding at any one time pursuant to this Section 7.03(e) shall not exceed 5.0% of Total Assets at the time of the incurrence thereof;
(f)    Indebtedness in respect of Swap Contracts designed to hedge against interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;
(g)    Indebtedness of the Borrower, Foreign Subsidiaries or Guarantors (i) assumed in connection with any Permitted Acquisition or (ii) incurred to finance a Permitted Acquisition, in each case, that is secured only by the assets or business acquired in the applicable Permitted Acquisition (including any acquired Equity Interests) and so long as both immediately prior and after giving effect thereto, (A) no Default shall exist or result therefrom, (B) the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Section 7.11 for the Test Period in effect at the time of the assumption or incurrence of such Indebtedness (it being understood that if such assumption or incurrence is to occur prior to the date that the June 30, 2013 Test Period has become effective, the levels set forth in Section 7.11 for the June 30, 2013 Test Period shall be deemed to apply), and (C) the aggregate principal amount of such Indebtedness and all Indebtedness resulting from any Permitted Refinancing thereof at any time outstanding pursuant to this paragraph (g) does not exceed $100,000,000; provided that the aggregate amount of Indebtedness outstanding at Persons that are not Loan Parties pursuant to this clause (g) and clause (n) below shall not exceed $50,000,000 at any one time;
(h)    (i) Indebtedness of the Borrower and the Restricted Subsidiaries (A) assumed in connection with any Permitted Acquisition; provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition, or (B) incurred to finance a Permitted Acquisition and (ii) any Permitted Refinancing of the foregoing; provided, in each case that such Indebtedness and all Indebtedness resulting from any Permitted Refinancing thereof (v) is unsecured, (w) both immediately prior and after giving effect thereto, (1) no Default shall exist or result therefrom, (2) the Total Leverage Ratio for the

Borrower would be not greater than 4.0:1 and (3) the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Section 7.11 for the Test Period in effect at the time of the assumption or incurrence of such Indebtedness (it being understood that if such assumption or incurrence is to occur prior to the date that the June 30, 2013 Test Period has become effective, the levels set forth in Section 7.11 for the June 30, 2013 Test Period shall be deemed to apply), (x) matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the Latest Maturity Date (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemptions provisions satisfying the requirement of clause (y) hereof), (y) has terms and conditions (other than interest rate, redemption premiums and subordination terms), taken as a whole, that are not materially less favorable to the Borrower as the terms and conditions of high yield debt securities typical for the Sponsor; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), and (z) with respect to such Indebtedness described in the immediately preceding clause (B) or any Permitted Refinancing thereof, is incurred by the Borrower or a Guarantor; provided further that notwithstanding anything contained in the Loan Documents to the contrary, (a) the maximum principal amount of all Indebtedness described in clause (A) of this paragraph (together with any Permitted Refinancing of Indebtedness in respect thereof) with respect to which a Restricted Subsidiary that is not a Guarantor may become liable shall be $50,000,000 and (b) the only obligors with respect to any Indebtedness incurred pursuant to clause (A) of this paragraph or any Permitted Refinancing of Indebtedness in respect thereof shall be those Persons who were obligors of such Indebtedness immediately prior to such Permitted Acquisition;
(i)    Indebtedness representing deferred compensation to employees of the Borrower and the Restricted Subsidiaries incurred in the ordinary course of business;
(j)    Indebtedness to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower permitted under Section 7.06;
(k)    Indebtedness incurred by the Borrower or the Restricted Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition to the extent constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments;

(l)    Indebtedness consisting of obligations of the Borrower or the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with Permitted Acquisitions or any other Investment expressly permitted hereunder;
(m)    Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts;
(n)    Indebtedness in an aggregate principal amount not to exceed $100,000,000 at any time outstanding; provided that a maximum of $50,000,000 in aggregate principal amount of such Indebtedness (less the aggregate principal amount of Indebtedness of Foreign Subsidiaries that are not Guarantors outstanding at any time under Section 7.03(g)) may be incurred by Foreign Subsidiaries that are not Guarantors; and provided further that both immediately prior and after giving effect thereto on a Pro Forma Basis the Total Leverage Ratio of the Borrower would be not greater than 4.0:1;
(o)    Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(p)    Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 days following the incurrence thereof;
(q)    obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;
(r)    [reserved];
(s)    Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;
(t)    Indebtedness in respect of any transactions pursuant to Section 7.08(m)(y);
(u)    Permitted Term Loan Refinancing Debt and any Permitted Refinancing thereof; and

(v)    all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (u) above.
SECTION 7.04    Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:
(a)    any Restricted Subsidiary may merge with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that (x) the Borrower shall be the continuing or surviving Person and (y) such merger does not result in the Borrower ceasing to be incorporated under the Laws of the United States, any state thereof or the District of Columbia, or (ii) any one or more other Restricted Subsidiaries; provided that when any Restricted Subsidiary that is a Loan Party is merging with another Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person;
(b)    (i) any Subsidiary that is not a Loan Party may merge or consolidate with or into any other Subsidiary that is not a Loan Party and (ii) any Subsidiary may liquidate or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower and its Subsidiaries and is not materially disadvantageous to the Lenders;
(c)    any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then (i) the transferee must either be the Borrower or a Guarantor or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03, respectively;
(d)    so long as no Default exists or would result therefrom, the Borrower may merge with any other Person; provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Borrower”), (A) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed in writing in form reasonably satisfactory to the Administrative Agent that its Guarantee shall apply to the Successor Borrower’s obligations under this Agreement, (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed in writing in form reasonably satisfactory to the Administrative Agent that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (E) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have, by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Administrative Agent), confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, and (F) the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement;
(e)    so long as no Default exists or would result therefrom, any Restricted Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.11;
(f)    so long as no Default exists or would result therefrom and no material assets have been transferred to such Subsidiaries from the Borrower or any Subsidiary thereof from the Closing Date to the date of such dissolution or liquidation, the Subsidiaries listed on Schedule 7.04(f) may be dissolved or liquidated; and
(g)    a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05, may be effected.
SECTION 7.05    Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:
(a)    Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower and the Restricted Subsidiaries;
(b)    Dispositions of inventory and immaterial assets in the ordinary course of business;
(c)    Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);
(d)    Dispositions of property to the Borrower or to a Restricted Subsidiary; provided that if the transferor of such property is a Guarantor or the Borrower (i) the transferee thereof must either be the Borrower or a Guarantor or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02;
(e)    Dispositions permitted by Sections 7.04 and 7.06 and Liens permitted by Section 7.01;
(f)    Dispositions of property (other than IP Collateral) pursuant to sale-leaseback transactions; provided that (i) with respect to such property owned by the Borrower and its Restricted Subsidiaries on the Closing Date, the fair market value of all property so Disposed of after the Closing Date (taken together with the aggregate book value of all property Disposed of pursuant to Section 7.05(j)) shall not exceed five percent (5.0%) of Total Assets per year and (ii) with respect to such property acquired by the Borrower or any Restricted Subsidiary after the Closing Date, the applicable sale-leaseback transaction occurs within two hundred and seventy (270) days after the acquisition or construction (as applicable) of such property;
(g)    Dispositions in the ordinary course of business of Cash Equivalents;
(h)    leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and the Restricted Subsidiaries;
(i)    transfers of property subject to Casualty Events;
(j)    Dispositions of property not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default exists), no Default shall exist or would result from such Disposition, (ii) the aggregate book value of all property Disposed of in reliance on this clause (j) (taken together with the aggregate fair market value of all property Disposed of pursuant to Section 7.05(f)) shall not exceed five percent (5.0%) of Total Assets per year and (iii) with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of $10,000,000, the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(s), clauses (i) and (ii) of Section 7.01(u) and Section 7.01(bb)); provided, however, that for the purposes of this clause (iii), (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received)

within 180 days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not in excess of 2.5% of Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;
(k)    Dispositions of property not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default exists), no Default shall exist or would result from such Disposition and (ii) the Borrower or a Restricted Subsidiary shall receive not less than 85% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(s), clauses (i) and (ii) of Section 7.01(u) and Section 7.01(bb)); provided, however, that for the purposes of this clause (ii), (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing and (B) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition, shall be deemed to be cash;
(l)    any Disposition of any Subsidiary disclosed to the Administrative Agent prior to the date hereof, so long as no material assets are transferred to any such Subsidiary from the Borrower or any Subsidiary thereof from the Closing Date to the date of such Disposition; and
(m)    Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(a), (b), (c), (e), (h) and (i) and except for Dispositions from a Loan Party to another Loan Party), shall be for no less than the fair market value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than the Borrower or any Guarantor, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and, if requested by the Administrative Agent, upon the certification by the Borrower that such Disposition is permitted by this

Agreement, the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing.
SECTION 7.06    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:
(a)    each Restricted Subsidiary may make Restricted Payments to the Borrower and to other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);
(b)    the Borrower and each Restricted Subsidiary may declare and make Restricted Payments payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person;
(c)    to the extent constituting Restricted Payments, the Borrower and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Sections 7.02 (other than 7.02(e)), 7.04 or 7.08 (other than Section 7.08(f));
(d)    repurchases of Equity Interests in the Borrower or any Restricted Subsidiary deemed to occur upon the exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
(e)    the Borrower or any Restricted Subsidiary may pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Borrower of any present or former manager, employee, director or consultant of the Borrower or any of its Subsidiaries (or any heir, devisee or successor thereof) pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any present or former manager, employee, director or consultant of the Borrower or any of its Subsidiaries; provided that the aggregate amount of Restricted Payments made pursuant to this Section 7.06(e) shall not exceed $10,000,000 in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $20,000,000 in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed (i) the net cash proceeds from the sale of Equity Interests (other than Disqualified Equity Interests) of the Borrower to members of management, employees, directors or consultants of the Borrower or any of its Subsidiaries that occurs after the Closing Date, to the extent the net cash proceeds from the sale of such Equity Interests have been Not Otherwise Applied, plus (ii) the net cash proceeds of key man life insurance policies received by the Borrower or its Restricted Subsidiaries; less (iii) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (i) and (ii) of this Section 7.06(e); and

(f)    in addition to the foregoing Restricted Payments and so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may make additional Restricted Payments in an aggregate amount, together with the aggregate amount of prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings made pursuant to Section 7.13(a)(iv), not to exceed the sum of (i) $5,000,000, (ii) the amount of the Net Cash Proceeds of Permitted Equity Issuances (other than Permitted Equity Issuances made pursuant to Section 8.05) made after the Closing Date that are Not Otherwise Applied and (iii) if, as of the last day of the immediately preceding Test Period, the Total Leverage Ratio (calculated on a Pro Forma Basis) is 3.0:1 or less, the amount of Cumulative Excess Cash Flow that is Not Otherwise Applied.
SECTION 7.07    Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and the Restricted Subsidiaries on the date hereof or any business reasonably related or ancillary thereto.
SECTION 7.08    Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower whether or not in the ordinary course of business, other than (a) transactions among Loan Parties or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction, (b) on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) [reserved], (d) [reserved], (e) equity issuances, repurchases, retirements or other acquisitions or retirements of Equity Interests by the Borrower permitted under Section 7.06, (f) loans and other transactions by the Borrower and the Restricted Subsidiaries to the extent permitted under this Article VII, (g) employment and severance arrangements between the Borrower and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business, (h) payments by the Borrower and the Restricted Subsidiaries pursuant to the tax sharing agreements among the Borrower and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, (i) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers and employees of the Borrower and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, (j) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 7.08 or any amendment, extension, supplement, modification, renewal or replacement thereto to the extent such an amendment, extension, supplement, modification, renewal or replacement is not adverse to the Lenders in any material respect, (k) dividends, redemptions and repurchases permitted under Section 7.06, (l) customary payments by the Borrower and any Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of the Borrower in good faith and (m) transactions between or among Parent and its Subsidiaries, on the one hand, and the Borrower and the Restricted Subsidiaries, on the other hand, pursuant to the agreements set forth in the Exhibit Index of that certain Registration Statement filed on Form S-1 (as amended on Form S-1/A) by the Borrower with the SEC on May 10, 2007 (including, but not limited to, (x) the Subscriber Services Agreement dated July 23, 2007 among Galileo International, L.L.C., Galileo Nederland B.V. and Orbitz Worldwide, LLC and (y) that certain reimbursement agreement relating to letters of credit dated July 25, 2007 between the Borrower and Parent), as such agreements have been amended prior to the Closing Date and as they may be amended, amended and restated, extended, supplemented, modified, renewed or replaced from time to time on terms not materially less favorable to the Borrower than at the Closing Date.
SECTION 7.09    Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Restricted Subsidiary that is not a Guarantor to make Restricted Payments to the Borrower or any Guarantor or (b) the Borrower or any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which (i) (x) exist on the date hereof and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such Contractual Obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary; provided further that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 6.14, (iii) represent Indebtedness of a Restricted Subsidiary which is not a Loan Party which is permitted by Section 7.03, (iv) arise in connection with any Disposition permitted by Section 7.05, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness (and excluding in any event any Indebtedness constituting any Junior Financing), (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(e), (g) or (bb) to the extent that such restrictions apply only to the property or assets securing such Indebtedness or, in the case of Indebtedness incurred pursuant to Section 7.03(g) only, to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, and (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business.

SECTION 7.10    Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, in a manner inconsistent with the uses set forth in the preliminary statements to this Agreement.
SECTION 7.11    Financial Covenants.
(a)    Maximum First Lien Leverage Ratio. Permit the First Lien Leverage Ratio as of any date set forth below to be greater than the ratio set forth below opposite such date:

Fiscal Year	March 31	June 30	September 30	December 31
2013	4.25:1	4.25:1	4.25:1	4.25:1
2014	4.00:1	4.00:1	4.00:1	3.75:1
2015	3.75:1	3.75:1	3.75:1	3.50:1
2016	3.50:1	3.50:1	3.50:1	3.50:1
2017	3.50:1	3.50:1	3.50:1	3.50:1
2018 and thereafter	3.50:1	3.50:1	3.50:1	3.50:1

(b)    Interest Coverage Ratio. Permit the Interest Coverage Ratio for any Test Period to be less than 2.50:1.
SECTION 7.12    Accounting Changes. Make any change in fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.
SECTION 7.13    Prepayments, Etc. of Indebtedness.
(a)    Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled interest shall be permitted) any Permitted Second Priority Refinancing Debt, any subordinated Indebtedness incurred under Section 7.03(h) or any other Indebtedness that is required to be subordinated to the Obligations pursuant to the terms of the Loan Documents (collectively, “Junior Financing”) or make any payment in violation of any subordination terms of any Junior Financing Documentation, except (i) the refinancing thereof with the Net Cash Proceeds of any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing and, if applicable, is permitted pursuant to Section 7.03(h)), to the extent not required to prepay any Loans or Facility pursuant to Section 2.05(b), (ii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of the Borrower, (iii) the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary to the extent permitted by the Collateral Documents and (iv) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior

Financings prior to their scheduled maturity in an aggregate amount, together with the aggregate amount of Restricted Payments made by the Borrower and its Subsidiaries pursuant to Section 7.06(f), not to exceed (A) the amount of the Net Cash Proceeds of Permitted Equity Issuances (other than Permitted Equity Issuances made pursuant to Section 8.05) made after the Closing Date that are Not Otherwise Applied and (B) if, as of the last day of the immediately preceding Test Period (after giving Pro Forma Effect to such prepayments, redemptions, purchases, defeasances and other payments) the Total Leverage Ratio is 3.0:1 or less, the amount of Cumulative Excess Cash Flow that is Not Otherwise Applied; and
(b)    amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Junior Financing Documentation without the consent of the Required Lenders.
SECTION 7.14    Equity Interests of the Borrower and Restricted Subsidiaries. Permit any Domestic Subsidiary that is a Restricted Subsidiary to become a non-wholly owned Subsidiary, except to the extent such Restricted Subsidiary continues to be a Guarantor or in connection with a sale of all of such Restricted Subsidiary or the designation of an Unrestricted Subsidiary pursuant to Section 6.14.
ARTICLE VIII

Events of Default and Remedies
SECTION 8.01    Events of Default. Any of the following events referred to in any of clauses (a) through (m) inclusive of this Section 8.01 shall constitute an “Event of Default”:
(a)    Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or
(b)    Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a) or 6.05(a) (solely with respect to the Borrower) or Article VII; provided that any Event of Default under Section 7.11 is subject to cure as contemplated by Section 8.05; or
(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof by the Administrative Agent to the Borrower; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(e)    Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Secured Hedge Agreements, termination events or equivalent events pursuant to the terms of such Secured Hedge Agreements), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or
(f)    Insolvency Proceedings, Etc. Any Loan Party or any of the Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
(g)    Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts in excess of the Threshold Amount as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or
(h)    Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage thereof) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or
(i)    ERISA. (1) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (iii) a termination, withdrawal or noncompliance with applicable law or plan terms or termination, withdrawal or other event similar to an ERISA Event occurs with respect to a Foreign Plan that could reasonably be expected to result in a Material Adverse Effect; or
(j)    Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or
(k)    Change of Control. There occurs any Change of Control; or
(l)    Collateral Documents. (i) Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.11 shall for any reason (other than pursuant to the terms thereof, including as a result of a transaction permitted under Section 7.04 or 7.05) cease to create a valid and perfected lien, with the priority required by the Collateral Documents (or other security purported to be created on the applicable Collateral), on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied or failed to acknowledge coverage or (ii) the First Lien Intercreditor Agreement or the Second Lien Intercreditor Agreement shall, in whole or in part, cease to be effective or cease to be valid, binding and enforceable against the secured parties in respect of any Permitted Pari Passu Refinancing Debt or Permitted Second Priority Refinancing Debt or any Permitted Refinancing of any of the foregoing; or
(m)    Junior Financing Documentation. (i) If any Junior Financing Documentation shall be outstanding (i) any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be “Senior Indebtedness” (or any comparable term) or “Senior Secured Financing” (or any comparable term) under, and as defined in any Junior Financing Documentation or (ii) any subordination provisions set forth in any Junior Financing Documentation shall, in whole or in part, cease to be effective or cease to be valid, binding and enforceable against the holders of any Junior Financing, if applicable.
SECTION 8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:
(a)    declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(c)    require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
(d)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;
provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
SECTION 8.03    Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Restricted Subsidiary affected by any event or circumstances referred to in any such clause that did not, as of the last day of the most recent completed fiscal quarter of the Borrower, have assets with a value in excess of 5% of the consolidated total assets of the Borrower and the Restricted Subsidiaries and did not, as of the four quarter period ending on the last day of such fiscal quarter, have revenues exceeding 5% of the total revenues of the Borrower and the Restricted Subsidiaries (it being agreed that all Restricted Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Restricted Subsidiary, for purposes of determining whether the condition specified above is satisfied).
SECTION 8.04    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, the Swap Termination Value under Secured Hedge Agreements and the Cash Management Obligations, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;
Sixth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower.
SECTION 8.05    Borrower’s Right to Cure.
(a)    Notwithstanding anything to the contrary contained in Section 8.01, in the event of any Event of Default that has resulted or may result from a violation of the covenants set forth in Section 7.11 for the Test Period in effect at such time, until the expiration of the tenth (10th) day after the date on which financial statements are required to be delivered with respect to the applicable fiscal quarter hereunder, the Borrower may engage in a Permitted Equity Issuance to any of the Permitted Holders and apply the amount of the Net Cash Proceeds thereof to increase Consolidated EBITDA with respect to such applicable quarter; provided that such Net Cash Proceeds (i) are Not Otherwise Applied and (ii) do not exceed the aggregate amount necessary to cure such Event of Default from a violation of the covenants set forth in Section 7.11 for any applicable period. The parties hereby acknowledge that this Section 8.05(a) may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 7.11 and shall not result in any adjustment to any amounts other than the amount of the Consolidated EBITDA referred to in the immediately preceding sentence.
(b)    (i) In each period of four fiscal quarters, there shall be at least two fiscal quarters in which no cure set forth in Section 8.05(a) is made, (ii) such cure may not be made more than five times in the aggregate and (iii) there shall be no pro forma reduction in Indebtedness with the proceeds of any such Permitted Equity Issuance for determining compliance with Section 7.11 for the fiscal quarter with respect to which such Permitted Equity Issuance was made.
ARTICLE IX

Administrative Agent and Other Agents
SECTION 9.01    Appointment and Authorization of Agents.
(a)    Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the

Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)    Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.
(c)    The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Hedge Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
SECTION 9.02    Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact including for the purpose of any Borrowing or payment in Alternative Currencies, such sub-agents as shall be deemed necessary by the Administrative Agent and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

SECTION 9.03    Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.
SECTION 9.04    Reliance by Agents.
(a)    Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.
(b)    For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
SECTION 9.05    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.
SECTION 9.06    Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.
SECTION 9.07    Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower, provided that such reimbursement by the Lenders shall not affect the Borrower's continuing reimbursement obligations with respect thereto. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.
SECTION 9.08    Agents in their Individual Capacities. Credit Suisse AG and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Credit Suisse AG were not the Administrative Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Credit Suisse AG or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Credit Suisse AG shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or an L/C Issuer, and the terms “Lender” and “Lenders” include Credit Suisse AG in its individual capacity.
SECTION 9.09    Successor Agents. The Administrative Agent may resign as the Administrative Agent upon thirty (30) days’ notice to the Lenders and the Borrower. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) or (g) (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent,” shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring

Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.
SECTION 9.10    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(g) and (h), 2.09 and 10.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
SECTION 9.11    Collateral and Guaranty Matters. The Lenders irrevocably agree:
(a)    that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) obligations under Secured Hedge Agreements not yet due and payable, (y) Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable) and the expiration or termination of all Letters of Credit, (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than the Borrower or any of its Domestic Subsidiaries that are Restricted Subsidiaries, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below;
(b)    to release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and
(c)    that any Guarantor shall be automatically released from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of any Junior Financing or any Permitted Term Loan Refinancing Debt.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.
SECTION 9.12    Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent”, “joint bookrunner” or “arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
SECTION 9.13    Appointment of Supplemental Administrative Agents.
(a)    It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).
(b)    In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c)    Should any instrument in writing from the Borrower or any other Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.
SECTION 9.14    Intercreditor Agreements. Each Lender hereby (i) authorizes the Administrative Agent and the Collateral Agent to negotiate, execute and deliver on behalf of the Secured Parties each of the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement (and any amendments or other modifications thereto) and to subject the Liens securing the Obligations to the provisions thereof and to perform their duties and obligations and exercise their rights and remedies thereunder and (ii) agrees that it will be bound by and will take no actions contrary to the provisions of each of the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement.
ARTICLE X

Miscellaneous
SECTION 10.01    Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, waiver or consent shall:
(a)    extend or increase the Commitment of any Lender without the written consent of each Lender directly affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);
(b)    postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or 2.08 without the written consent of each Lender directly affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;
(c)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01)

any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, it being understood that any change to the definition of Total Leverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate; provided that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;
(d)    change any provision of this Section 10.01, the definition of “Required Lenders” or “Pro Rata Share” or Section 2.05(b)(v)(B), 2.06(c), 8.04 or 2.13 without the written consent of each Lender affected thereby;
(e)    other than in a transaction permitted under Section 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;
(f)    other than in a transaction permitted under Section 7.04 or Section 7.05, release all or substantially all of the aggregate value of the Guarantees, without the written consent of each Lender;
(g)    change the currency in which any Loan is denominated of any Loan without the written consent of the Lender holding such Loans; or
(h)    (i) waive any condition set forth in Section 4.02 as to any Credit Extension under the Revolving Credit Facility (provided that no waiver, amendment or other modification to any other provision of this Agreement or any other Loan Document shall require the consent of the Required Revolving Lenders pursuant to this clause (h)(i) notwithstanding that it may affect any such condition) or (ii) amend, waive or otherwise modify any term or provision relating to the administrative procedures for requesting or funding Revolving Credit Loans or requesting, issuing or participating in Letters of Credit or Swing Line Loans, in each case, without the written consent of the Required Revolving Credit Lenders;
and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the consent of Lenders holding more than 50% of any Class of Commitments shall be required with respect to any amendment that by its terms adversely affects the rights of such Class in respect of payments hereunder in a manner different than such amendment affects other Classes. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).
Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.
Notwithstanding anything to the contrary contained in Section 10.01, guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.
SECTION 10.02    Notices and Other Communications; Facsimile Copies.
(a)    General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Borrower, the Administrative Agent, the Collateral Agent, an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered (or, if delivery is made on a day that is not a Business Day, on the next succeeding Business Day); provided that notices and other communications to the Administrative Agent, the L/C Issuers and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.
(b)    Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic transmission. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.
(c)    Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
SECTION 10.03    No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
SECTION 10.04    Attorney Costs, Expenses and Taxes. The Borrower agrees (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent, the Syndication Agent, the Documentation Agent and the Arrangers for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of Cravath, Swaine & Moore LLP and local and foreign counsel, and (b) to pay or reimburse the Administrative Agent, the Syndication Agent, the Documentation Agent, the Arrangers and each Lender for all out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of counsel to the Administrative Agent). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees and taxes related thereto, and other (reasonable, in the case of Section 10.04(a)) out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within ten (10) Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.
SECTION 10.05    Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents, trustees, investment advisors and attorneys-in-fact (collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from the gross negligence or willful misconduct of such Indemnitee or of any Affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within ten (10) Business Days after demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
SECTION 10.06    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.
SECTION 10.07    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)    the Borrower, provided that no consent of the Borrower shall be required for an assignment (1) of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender, an Approved Fund or (2) if an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, to any Assignee; provided further that the Borrower shall be deemed to have consented to any assignment of Term Loans unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof;
(B)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to another Lender, an Affiliate of a Lender or an Approved Fund;
(C)    each L/C Issuer at the time of such assignment, provided that no consent of the L/C Issuers shall be required for any assignment of a Term Loan; and
(D)    in the case of any assignment of any of the Revolving Credit Facility, the Swing Line Lender.
(E)    Notwithstanding the foregoing or anything to the contrary set forth herein, no assignment of Loans or Commitments hereunder may be made to (a) a natural person, (b) a Defaulting Lender or (c) the Borrower (other than in accordance with Section 2.05(a)(v) or Section 10.07(k)) or any Subsidiary or Affiliate of the Borrower.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,500,000 (in the case of the Revolving Credit Facility) or $1,000,000 (in the case of a Term Loan) unless each of the Borrower and the Administrative Agent otherwise consents, provided that (1) no such consent of the Borrower shall be required if an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;
(B)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that (x) only one such fee shall be payable in the event of simultaneous assignments from any Lender or its Approved Funds to one or more other Approved Funds of such Lender and (y) such fee may be waived or reduced in the sole discretion of the Administrative Agent; and
(C)    the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.
(c)    Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).
(d)    The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender (with respect to such Lender’s entry therein), at any reasonable time and from time to time upon reasonable prior notice.

(e)    Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to Section 10.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 (subject to the requirements of Section 10.15), 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letters of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(f)    A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.
(g)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal

Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(h)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
(i)    Notwithstanding anything to the contrary contained herein, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
(j)    Notwithstanding anything to the contrary contained herein, any L/C Issuer or the Swing Line Lender may, upon thirty (30) days’ notice to the Borrower and the Lenders, resign as an L/C Issuer or the Swing Line Lender, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer or the Swing Line Lender shall have identified, in consultation with the Borrower, a successor L/C

Issuer or Swing Line Lender willing to accept its appointment as successor L/C Issuer or Swing Line Lender, as applicable. In the event of any such resignation of an L/C Issuer or the Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer or the Swing Line Lender, as the case may be. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).
(k)    Notwithstanding anything to the contrary contained in this Agreement, any Lender may assign all or any portion of its Term Loans to the Borrower through open market purchases on a non-pro rata basis; provided that in connection with any assignment pursuant to this Section 10.07(k), (i) no Default or Event of Default shall have occurred and be continuing at the time of such assignment or would result therefrom, (ii) any Term Loans purchased by the Borrower shall be automatically and permanently canceled upon acquisition thereof by the Borrower, (iii) as of the date of such assignment, the Borrower shall not have, and shall represent to the assignee (unless the making of such representation is waived by such assignee) that it does not have, any material non-public information with respect to the business of the Borrower or any of the Subsidiaries or their respective securities that (x) has not been disclosed to the assignor of such Term Loans to the Borrower prior to such date and (y) if disclosed, could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to make such assignment or the market price of the Term Loans (other than because such Lender does not wish to receive material non-public information with respect to the business of the Borrower or any of the Subsidiaries), (iv) the assigning Lender and the Borrower shall execute and deliver to the Administrative Agent a Borrower Purchase Assignment and Assumption in lieu of an Assignment and Assumption, (v) no proceeds of Revolving Loans may be used to fund such assignment and (vi) the aggregate principal amount of Term Loans assigned to the Borrower pursuant to this Section 10.07(k) shall not exceed $50,000,000.
(l)    Notwithstanding anything to the contrary contained in this Agreement, any Lender may assign all or a portion of its Term Loans in connection with a primary syndication of such Term Loans relating to any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to cashless settlement mechanisms approved by the Borrower, the Administrative Agent, the assignor Lender and the assignee of such Lender.
SECTION 10.08    Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ directors, officers, employees, trustees, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any pledgee referred to in Section 10.07(g), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (h) to any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); or (j) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities and market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential or (ii) is delivered pursuant to Section 6.01, 6.02 or 6.03 hereof.
SECTION 10.09    Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates and each L/C Issuer and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or such L/C Issuer and its Affiliates, as the case may be, to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or such L/C Issuer and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent, Lender or Affiliate or L/C Issuer or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender and L/C Issuer agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender or L/C Issuer, as the case may be; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, each Lender and each L/C Issuer under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender and such L/C Issuer may have.
SECTION 10.10    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
SECTION 10.11    Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.
SECTION 10.12    Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
SECTION 10.13    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
SECTION 10.14    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 10.15    Tax Forms.
(a)    (i) Each Lender and Agent that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “Foreign Lender”) shall, to the extent it may lawfully do so, deliver to the Borrower and the Administrative Agent, on or prior to the date which is ten (10) Business Days after the Closing Date (or upon accepting an assignment of an interest herein), two duly signed, properly completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, United States withholding tax on all payments to be made to such Foreign Lender by the Borrower or any other Loan Party pursuant to this Agreement or any other Loan Document) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower or any other Loan Party pursuant to this Agreement or any other Loan Document) or such other evidence reasonably satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, United States federal withholding tax, including any exemption pursuant to Section 871(h) or 881(c) of the Code, and in the case of a Foreign Lender claiming such an exemption under Section 881(c) of the Code, a certificate that establishes in writing to the Borrower and the Administrative Agent that such Foreign Lender is not (i) a “bank” as defined in Section 881(c)(3)(A) of the Code, (ii) a “10-percent shareholder” within the meaning of Section 871(h)(3)(B) of the Code, or (iii) a controlled foreign corporation related to the Borrower with the meaning of Section 864(d) of the Code.
(ii)    Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Foreign Lender under any of the Loan Documents (for example, in the case of a typical participation by such Foreign Lender), shall, to the extent it may lawfully do so, deliver to the Borrower and the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Borrower or the Administrative Agent (in either case, in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Foreign Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Foreign Lender acts for its own account that is not subject to United States federal withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with IRS Form W-8ECI, IRS Form W-8 BEN or IRS Form W-9 and/or any other required certification or statement of exemption from each beneficial owner, as applicable.
(iii)    The Borrower shall not be required to pay any additional amount or any indemnity payment under Section 3.01 to (A) any Foreign Lender if such Foreign Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a) or (c), or (B) any U.S. Lender if such U.S. Lender shall have failed to satisfy the provisions of Section 10.15(b) or (c); provided that (i) if such Lender shall have satisfied the requirement of Section 10.15, on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) or Section 10.15(b) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable Law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer lawfully entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate and (ii) nothing in this Section 10.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that the requirements of Section 10.15(a)(ii) have not been satisfied if the Borrower is entitled, under applicable Law, to rely on any applicable forms and statements required to be provided under this Section 10.15 by the Foreign Lender that does not act or has ceased to act for its own account under any of the Loan Documents, including in the case of a typical participation.
(iv)    The Administrative Agent may deduct and withhold any taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents.
(b)    Each Lender and Agent that is a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “U.S. Lender”) shall deliver to the Administrative Agent and the Borrower two duly signed, properly completed copies of IRS Form W-9 on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), certifying that such U.S. Lender is entitled to an exemption from United States backup withholding, or any successor form. If such U.S. Lender fails to deliver such forms, then the Administrative Agent may withhold from any payment to such U.S. Lender an amount equivalent to the applicable backup withholding tax imposed by the Code.
(c)    Each Lender shall, to the extent it may lawfully do so, (A) promptly submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one or more of such forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States Laws and regulations to avoid, or such evidence as is reasonably satisfactory to the Borrower and the Administrative Agent of any available exemption from, or reduction of, United States federal withholding taxes and backup withholding in respect of all payments to be made to such Lender by the Borrower or other Loan

Party pursuant to this Agreement, or any other Loan Document, in each case, (1) on or before the date that any such form, certificate or other evidence expires or becomes obsolete, (2) after the occurrence of a change in the Lender’s circumstances requiring a change in the most recent form, certificate or evidence previously delivered by it to the Borrower and the Administrative Agent and (3) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and (B) promptly notify the Borrower and the Administrative Agent of any change in the Lender’s circumstances which would modify or render invalid any claimed exemption or reduction.
(d)    If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
SECTION 10.16    GOVERNING LAW.
(a)    THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

SECTION 10.17    WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
SECTION 10.18    Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent shall have been notified by each Lender, Swing Line Lender and L/C Issuer that each such Lender, Swing Line Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.
SECTION 10.19    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable Law).

SECTION 10.20    Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or the Secured Hedge Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Section 10.20 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.
SECTION 10.21    USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the PATRIOT Act.
SECTION 10.22    Agent for Service of Process. The Borrower agrees that promptly following request by the Administrative Agent it shall cause each material Foreign Subsidiary or for whose account a Letter of Credit is issued to appoint and maintain an agent reasonably satisfactory to the Administrative Agent to receive service of process in New York City on behalf of such material Foreign Subsidiary.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ORBITZ WORLDWIDE, INC., as the Borrower

By:	/s/ Katherine L. Abbott
Name: Katherine L. Abbott
Title: Vice President and Treasurer

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent, Collateral Agent, an L/C Issuer, Swingline Lender, Revolving Credit Lender, Tranche B Term Lender and Tranche C Term Lender

By:	/s/ Judith E. Smith
Name: Judith E. Smith
Title: Managing Director

By:	/s/ Michael D'Onefrio
Name: Michael D'Onefrio
Title: Associate

SUNTRUST BANK, as a Revolving Credit Lender and an L/C Issuer

by	/s/ Kevin Curtin
Name: Kevin Curtin
Title: Director

JEFFERIES FINANCE LLC, as a Revolving Credit Lender

by	/s/ Brian Buoye
Name: Brian Buoye
Title: Managing Director

JPMORGAN CHASE BANK, N.A., as a Revolving Credit Lender and as an L/C Issuer

by	/s/ Peter B. Thauer
Name: Peter B. Thauer
Title: Executive Director

CITBANK, N.A., as a Revolving Credit Lender

by	/s/ Servass Chorus
Name: Servass Chorus
Title: Vice President

SCHEDULE I - GUARANTORS

Internetwork Publishing Corporation
Neat Group Corporation
O Holdings Inc.
Orbitz, Inc.
Orbitz, LLC
Orbitz Away LLC
Orbitz Financial Corp.
Orbitz for Business, Inc.
Orbitz Travel Insurance Services, LLC
Orbitz Worldwide, LLC
OWW Fulfillment Services, Inc.
Trip Network, Inc.

SCHEDULE 1.01B -CERTAIN SECURITY INTERESTS AND GUARANTEES

1.	Guaranty dated as of March 25, 2013 among Orbitz Worldwide, Inc. (the “Borrower”), the Subsidiaries of the Borrower from time to time party thereto and Credit Suisse AG, as Collateral Agent

2.	Security Agreement dated as of March 25, 2013 among Orbitz Worldwide, Inc. (the “Borrower”), the Subsidiaries of the Borrower from time to time party thereto and Credit Suisse AG, as Collateral Agent

3.
Intellectual Property Security Agreement dated as of March 25, 2013 among Orbitz Worldwide, Inc. (the “Borrower”), the Subsidiaries of the Borrower from time to time party thereto and Credit Suisse AG, as Collateral Agent

SCHEDULE 1.01C - UNRESTRICTED SUBSIDIARIES

Orbitz Worldwide Finance Company, LLC

SCHEDULE 1.01F - EXCLUDED SUBSIDIARIES

None.

SCHEDULE 2.01(a) - TERM COMMITMENTS

Tranche B Term Lender	Tranche B Term Commitment
Credit Suisse AG, Cayman Islands Branch	$150,000,000
Total:	$150,000,000

Tranche C Term Lender	Tranche C Term Commitment
Credit Suisse AG, Cayman Islands Branch	$300,000,000
Total:	$300,000,000

SCHEDULE 2.01(c) - REVOLVING CREDIT COMMITMENTS

Revolving Credit Lender	Revolving Credit Commitment
Credit Suisse AG, Cayman Islands Branch	$20,000,000
SunTrust Bank	$20,000,000
Jefferies Finance LLC	$14,500,000
JPMorgan Chase Bank, N.A.	$9,500,000
Citibank, N.A.	$1,000,000
Total:	$65,000,000

SCHEDULE 5.05 - CERTAIN LIABILITIES

None.

SCHEDULE 5.09(b) - ENVIRONMENTAL MATTERS

None.

SCHEDULE 5.09(d) - HAZARDOUS MATERIALS

None.

SCHEDULE 5.10 - TAXES

None.

SCHEDULE 5.11(a) - ERISA COMPLIANCE

None.

SCHEDULE 5.12 - SUBSIDIARIES AND OTHER EQUITY INVESTMENTS

Entity	Jurisdiction of Incorporation or Formation	Issued and Outstanding Equity Interests	Percentage Owned	Owner(s)	Pledged
Cheap Tickets Limited	England	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	ebookers Limited	No
ebookers Limited	England	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	Orbitz Worldwide (UK) Limited	No
ebookers.com Deutschland GmbH	Germany	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	ebookers Limited	No
ebookers.com SA	Switzerland	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	ebookers Limited	No
ebookers.ie Ltd	Ireland	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	ebookers Limited	No
ebookers.nl BV	Netherlands	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	ebookers Limited	No
ebookers Scandinavia AB	Sweden	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	ebookers Limited	No
Flairview Travel Hotel Club S.L.	Spain	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	HotelClub Pty Limited	No
Flairview Travel Limited	England	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	Cheap Tickets Limited	No
Flightbookers Limited	England	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	ebookers Limited	No
Global Travel Online, S.L. Unipersonal	Spain	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	Orbitz Worldwide, LLC	65%
HotelClub Limited	England	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	Travel Acquisition Corporation Pty Limited	No
HotelClub Pty Limited	Australia	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	Travel Acquisition Corporation Pty Limited	No
Insurancebookers Limited	England	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	ebookers Limited	No
Internetwork Publishing Corporation	Florida	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	Orbitz Worldwide, LLC	Yes
La Compagnie Des Voyages SA	France	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	ebookers Limited	No

Entity	Jurisdiction of Incorporation or Formation	Issued and Outstanding Equity Interests	Percentage Owned	Owner(s)	Pledged
Mr Jet Oy (Finland) In the process of being dissolved.	Finland	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	ebookers Scandinavia AB	No
Neat Group Corporation	Delaware	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	OWW Fulfillment Services, Inc.	Yes
O Holdings Inc.	Delaware	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	Orbitz, Inc.	Yes
Orbitz Away LLC	Delaware	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	Orbitz, LLC	Yes
Orbitz Financial Corporation	Delaware	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	Orbitz Worldwide, LLC	Yes
Orbitz for Business, Inc.	Delaware	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	Orbitz Worldwide, LLC	Yes
Orbitz India Services Private Limited	India	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	99% Orbitz Worldwide, LLC 1% Orbitz, Inc.	65%
Orbitz, Inc.	Delaware	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	Orbitz Worldwide, LLC	Yes
Orbitz (Israel) Ltd	Israel	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	Neat Group Corporation	No
Orbitz, LLC	Delaware	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	99% Orbitz, Inc. 1% O Holdings Inc.	Yes
Orbitz Mexico Services, S. de R.L. de C.V.	Mexico	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	99.6% Orbitz Worldwide, LLC 0.4% Orbitz, Inc.	65%
Orbitz Travel Insurance Services, LLC	Delaware	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	Orbitz, Inc.	Yes
Orbitz Worldwide, LLC	Delaware	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	Orbitz Worldwide, Inc.	Yes
Orbitz Worldwide Finance Company, LLC	Delaware	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	Orbitz Worldwide, LLC	No
Orbitz Worldwide (UK) Limited	England	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	Orbitz Worldwide, LLC	65%
Oy ebookers Finland Ltd (Oy Lloyd Tours Ltd)	Finland	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	ebookers Limited	No
Terren Corporation	Canada	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	Orbitz Worldwide (UK) Limited	No

Entity	Jurisdiction of Incorporation or Formation	Issued and Outstanding Equity Interests	Percentage Owned	Owner(s)	Pledged
Travel Acquisition Corporation Pty Limited	Australia	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	Orbitz Worldwide, LLC	65%
OWW Fulfillment Services, Inc.	Tennessee	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	Orbitz Worldwide, LLC	Yes
Trip Network, Inc.	Delaware	Wholly owned by Orbitz Worldwide, Inc. and Orbitz Worldwide, LLC	100%	Orbitz Worldwide, LLC	Yes

1 In the process of being dissolved.

SCHEDULE 7.01(b) -EXISTING LIENS

None.

SCHEDULE 7.02(f) - EXISTING INVESTMENTS

Orbitz Worldwide Finance Company, LLC

SCHEDULE 7.03(b) - EXISTING INDEBTEDNESS

None.

SCHEDULE 7.04(f) - PERMITTED SUBSIDIARY FUNDAMENTAL CHANGES

Mr Jet Oy
CheapTickets Limited (UK)
Flairview Travel Limited (UK)

SCHEDULE 7.08 (TRANSACTIONS WITH AFFILIATES)

PUBLIC FILINGS
Material contracts between Borrower (including its wholly owned subsidiaries and affiliates) and Affiliates filed with the SEC and listed as Exhibits in Borrower's Annual Report on Form 10-K for the year ended December 31, 2012.

AGREEMENTS WITH TRAVELPORT

•	Letter agreement dated December 27, 2011 between Orbitz Worldwide, Inc. and Travelport Limited

•	******** Segment Incentive Agreement dated July 25, 2011 between Travelport, LP and Orbitz Worldwide, LLC

•	Term Sheet dated July 25, 2011 between Travelport, LP, Travelport Global Distribution System B.V., Orbitz, LLC and Orbitz for Business, Inc.

•	Agreement Relating to ITA, ebookers and Supplier Link dated February 1, 2011 between Travelport, LP and Orbitz Worldwide, LLC

•	Common Interest Agreement dated September 24, 2010 between Orbitz Worldwide, LLC, Travelport, LP and Travelport Limited, as amended

•	Stock Purchase Agreement dated November 4, 2009 between Orbitz Worldwide, Inc. and Travelport Limited

•	Shareholders' Agreement dated November 4, 2009 among Orbitz Worldwide, Inc., PAR Investment Partners, L.P. and Travelport Limited

•
Letter agreement dated January 23, 2009 among Orbitz Worldwide, Inc., Orbitz Worldwide, LLC, Travelport Limited, Travelport Global Distribution System, B.V., Travelport Inc. and Travelport International, L.L.C.

•
Travelport Traversa Value Add Reseller Agreement dated September 2, 2008 among Galileo International Technology LLC, Travelport International, LLC, Orbitz, LLC and Orbitz for Business, Inc., as amended

•	Agreement between Orbitz Worldwide and affiliates of Travelport Limited regarding ******

•	Agreement between Orbitz Worldwide and affiliates of Travelport Limited regarding Traversa

•	Agreement between Orbitz Worldwide and affiliates of Travelport Limited regarding *************

•	HotelClub by Orbitz Agents Program Agreement by and between Flairview Travel Pty Ltd CAN 092 445 442 (“HotelClub”), Travelport, LP and Travelport Global Distribution System, B.V. executed in 2010

•	Letter Agreement between Orbitz Worldwide, LLC and Travelport, LP, dated February 1, 2011

•	Letter from Travelport, LP to Orbitz Worldwide, LLC, dated March 2011, amending AA Ticketing Authority Agreement, dated February 1, 2011 by and between Orbitz Worldwide, Inc. and Travelport, LP

•	Agreement relating to AA Ticketing Authority by and between Travelport, LP and Orbitz Worldwide, LLC, dated February 1, 2011

•	Letter Agreement between Travelport International, LLC, Travelport Global Distributions System B.V. and Orbitz Worldwide, dated July 7, 2009

•	Letter Agreement between Travelport, LP and Orbitz Worldwide, LLC, dated October 5, 2010

•	Letter Agreement between Travelport, LP and Orbitz Worldwide, LLC, dated November 24, 2010

•	Letter Agreement with Travelport, LP and Orbitz Worldwide, LLC, dated June 9, 2011

•	Letter Agreement with Travelport LP and Orbitz Worldwide, LLC, dated August 2, 2011

•	Letter Agreement with Travelport LP and Orbitz Worldwide, LLC, dated August 17, 2011

•	Letter Agreement dated December 5, 2012 between Travelport, LP, Travelport Global Distribution System B.V., Orbitz, LLC and Orbitz for Business, Inc.

AGREEMENTS WITH BLACKSTONE

•
Agreement with Blackstone included in Amended and Restated engagement letter dated as of March 15, 2013 (the “Engagement Letter”), between Credit Suisse Securities (USA) LLC (“CS Securities” and, together with its affiliates, “Credit Suisse”), Jefferies Finance LLC (“Jefferies Finance” and, together with its affiliates, “Jefferies”) and J.P. Morgan Securities LLC (“JPMS” and, together with its affiliates, “JPMorgan”; JPMorgan, together with Credit Suisse and Jefferies, the “Arrangers”) and Orbitz Worldwide, Inc. (“you”) naming Blackstone as co-manager of the Facilities.

OTHER AGREEMENTS

•	Two proposed service agreements with Tecnovate eSolutions Private Limited, an affiliate of The Blackstone Group

•	Web Service Subscription Agreement (the “Web Service Amendment”) between the Company and Room 77, Inc.

•	Interactive Services Agreement, by and between Orbitz, LLC and The Weather Channel, LLC

•	Letter Agreement from Orbitz Worldwide, LLC to Hilton Worldwide, Inc., dated as of October 31, 2012

•	Letter Agreement from Orbitz Worldwide, LLC to Hilton Worldwide, Inc., dated as of November 9, 2012

•	Services Agreement by and between Orbitz Worldwide, LLC and Hilton Worldwide, Inc., dated as of January 23, 2013.

SCHEDULE 7.09 - EXISTING RESTRICTIONS

None.

SCHEDULE 10.02 - ADMINISTRATIVE AGENT'S OFFICE,
CERTAIN ADDRESSES FOR NOTICES
Administrative Agent
Credit Suisse AG, Cayman Islands Branch
Eleven Madison Avenue
New York, NY 10010
Facsimile: 212.322.2291
Electronic mail: agency.loanops@credit-suisse.com
Wire information:
Bank of New York
ABA 021000018
A/C Name: CS Agency Cayman Account
A/C Number: 8900492627
Ref: Orbitz

Collateral Agent
Credit Suisse AG, Cayman Islands Branch
Eleven Madison Avenue
New York, NY 10010
Electronic mail: list.ops-collateral@credit-suisse.com

The Borrower
Orbitz Worldwide, Inc.
500 W. Madison Street, Suite 1000
Chicago, Illinois 60661
Attn: Katherine Abbott, Treasurer
Email: katherine.abbott@orbitz.com

EXHIBIT A
[FORM OF]

COMMITTED LOAN NOTICE

To:	Credit Suisse AG, as Administrative Agent 11 Madison Avenue New York, NY 10010 Attention: Agency Group
[Date]
Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of March 25, 2013 (as amended, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among Orbitz Worldwide, Inc. (the “Borrower”), Credit Suisse AG, as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent, an L/C Issuer and Swing Line Lender, each other agent and L/C Issuer party thereto and each lender from time to time party thereto (the “Lenders”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The Borrower hereby requests (select one):
☐    A Borrowing of new Loans
☐    A conversion of Loans
☐    A continuation of Loans
to be made on the terms set forth below:

(A) Class of Borrowing [1]
(B) Date of Borrowing, conversion or continuation (which is a Business Day)
(C) Principal amount
(D) Type of Loan
(E) Interest Period

[1]	Tranche B Term, Tranche C Term or Revolving Credit.

[2]	Specify Eurocurrency or Base Rate.

[3]	Applicable for Eurocurrency Rate Loans only.

The above request has been made to the Administrative Agent by telephone at [    ].

[The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Committed Loan Notice and on the date of the related Borrowing, the conditions to lending specified in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement have been satisfied.]
ORBITZ WORLDWIDE, INC.,

By:	Name: Title:

EXHIBIT B
[FORM OF]

SWING LINE LOAN NOTICE

To:	Credit Suisse AG, as Administrative Agent and Swing Line Lender 11 Madison Avenue New York, NY 10010 Attention: Agency Group
[Date]
Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of March 25, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Orbitz Worldwide, Inc. (the “Borrower”), Credit Suisse AG, as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent, an L/C Issuer and Swing Line Lender, each other agent and L/C Issuer party thereto and each lender from time to time party thereto (the “Lenders”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned Borrower hereby gives you notice pursuant to Section 2.04(b) of the Credit Agreement that it requests a Swing Line Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Swing Line Borrowing is requested to be made:

(A) Principal Amount to be Borrowed[1]
(B) Date of Borrowing (which is a Business Day)

The above request has been made to the Swing Line Lender and the Administrative Agent by telephone at [    ].

[1]	Shall be a minimum of $100,000 and an integral multiple of $25,000 if in excess of $100,000.

The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Swing Line Loan Notice and on the date of the related Swing Line Borrowing, the conditions to lending specified in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement have been satisfied.
ORBITZ WORLDWIDE, INC.,

By:	Name: Title:

EXHIBIT C-1
LENDER: [●]
PRINCIPAL AMOUNT: $[●]
[FORM OF]

TERM NOTE
New York, New York
[Date]
FOR VALUE RECEIVED, the undersigned, ORBITZ WORLDWIDE, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in lawful money of the United States of America in immediately available funds at the Administrative Agent’s Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement dated as of March 25, 2013 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Credit Suisse AG, as Administrative Agent, Collateral Agent, an L/C Issuer and Swing Line Lender, each other agent and L/C Issuer party thereto and each lender from time to time party thereto (i) on the dates set forth in the Credit Agreement, the principal amounts set forth in the Credit Agreement with respect to Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement and (ii) on each Interest Payment Date, interest at the rate or rates per annum as provided in the Credit Agreement on the unpaid principal amount of all Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement.
The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.
The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.
All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.
This note is one of the Term Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

ORBITZ WORLDWIDE, INC.,

By:	Name: Title:

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

EXHIBIT C-2
LENDER: [●]
PRINCIPAL AMOUNT: [$●]
[FORM OF]

REVOLVING CREDIT NOTE
New York, New York
[Date]
FOR VALUE RECEIVED, the undersigned, ORBITZ WORLDWIDE, INC., a Delaware corporation (the “Borrower”), hereby severally promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in lawful money of the United States of America in immediately available funds at the relevant Administrative Agent’s Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement dated as of March 25, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Credit Suisse AG, as Administrative Agent, Collateral Agent, an L/C Issuer and Swing Line Lender, each other agent and L/C Issuer party thereto and each lender from time to time party thereto (A) on the dates set forth in the Credit Agreement, the lesser of (i) the principal amount set forth above and (ii) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and (B) interest from the date hereof on the principal amount from time to time outstanding on each such Revolving Credit Loan at the rate or rates per annum and payable on such dates as provided in the Credit Agreement.
The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.
The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.
All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.
This note is one of the Revolving Credit Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

ORBITZ WORLDWIDE, INC.,

By:	Name: Title:

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

EXHIBIT D
[FORM OF]

COMPLIANCE CERTIFICATE
Reference is made to the Credit Agreement dated as of March 25, 2013 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Orbitz Worldwide, Inc. (the “Borrower”), Credit Suisse AG, as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent, an L/C Issuer and Swing Line Lender, each other agent and L/C Issuer party thereto and each lender from time to time party thereto. Capitalized terms used herein have the meanings attributed thereto in the Credit Agreement unless otherwise defined herein. Pursuant to Section 6.02 of the Credit Agreement, the undersigned, in his/her capacity as a Responsible Officer of the Borrower, certifies as follows:

1.
[Attached hereto as Exhibit [A] is the audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 20[  ] and related consolidated statements of income or operations, stockholders’ equity and cash flows for the fiscal year then ended, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Deloitte & Touche LLP, prepared in accordance with generally accepted auditing standards in the United States and not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than an explanatory paragraph solely with respect to or resulting from (i) the maturity of any Loans under the Credit Agreement occurring within one year from the time such opinion was delivered or (ii) any potential inability to satisfy a financial covenant under Section 7.11 of the Credit Agreement on a future date or for a future period).]

2.
[Attached hereto as Exhibit [B] is the consolidated balance sheet of the Borrower and its Subsidiaries as of [               ] and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail. These present fairly in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.]

3.
To my knowledge, except as otherwise disclosed to the Administrative Agent in writing pursuant to the Credit Agreement, at no time during the period between [     ] and [     ] (the “Certificate Period”) did a Default or an Event of Default exist. [If unable to provide the foregoing certification, fully describe the reasons therefor and circumstances thereof and any action taken or proposed to be taken with respect thereto (including the delivery of a “Notice of Intent to Cure” concurrently with delivery of this Compliance Certificate) on Annex A attached hereto.]

4.
The following represent true and accurate calculations, as of the last day of the Certificate Period, to be used to determine whether the Borrower is in compliance with the covenants set forth in Section 7.11 of the Credit Agreement:

First Lien Leverage Ratio.
Consolidated Total Debt that
is secured by a first priority Lien=    [ ]
Consolidated EBITDA=    [ ]
Actual Ratio=    [ ] to 1.0
Required Ratio=    [ ] to 1.0
Supporting detail showing the calculation of Consolidated Total Debt that is secured by a first priority lien is attached hereto as Schedule 1. Supporting detail showing the calculation of Consolidated EBITDA is attached hereto as Schedule 2.
Interest Coverage Ratio.
Consolidated EBITDA=    [ ]
Consolidated Interest Expense=    [ ]
Actual Ratio=    [ ] to 1.0
Required Ratio=    2.50 to 1.0
Supporting detail showing the calculation of Consolidated Interest Expense is attached hereto as Schedule 3.
IN WITNESS WHEREOF, the undersigned, in his/her capacity as a Responsible Officer of the Borrower, has executed this certificate for and on behalf of the Borrower and has caused this certificate to be delivered this ____ day of ______________.
ORBITZ WORLDWIDE, INC.,

By:	Name: Title:

EXHIBIT E-1
[FORM OF]

ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used in this Assignment and Assumption and not otherwise defined herein have the meanings specified in the Credit Agreement dated as of March 25, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Orbitz Worldwide, Inc. (the “Borrower”), Credit Suisse AG, as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent, an L/C Issuer and Swing Line Lender, each other agent and L/C Issuer party thereto and each lender from time to time party thereto (the “Lenders”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below (including participations in any Letters of Credit or Swing Line Loans included in such facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.    Assignor (the “Assignor”):
2.    Assignee (the “Assignee”):
Assignee is an Affiliate of: [Name of Lender]
Assignee is an Approved Fund of: [Name of Lender]
3.    Borrower: Orbitz Worldwide, Inc.
4.    Administrative Agent: Credit Suisse AG
5.    Assigned Interest:

Facility	Aggregate Amount of Commitment/Loans of all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[1]
Revolving Credit Facility	$	$	%
Tranche B Term Loans	$	$	%
Tranche C Term Loans	$	$	%

Effective Date:

[1]	Set forth, to at least 8 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

The terms set forth in this Assignment and Assumption are hereby agreed to:
[NAME OF ASSIGNOR], as Assignor,

By:	Name: Title:

[NAME OF ASSIGNEE], as Assignee,

By:	Name: Title:

[Consented to and]2 Accepted:
CREDIT SUISSE AG, as Administrative Agent,

By:    ______________________________
    Name:
    Title:

[Consented to]:
CREDIT SUISSE AG, as L/C Issuer,3

By:    ______________________________
    Name:
    Title:
SUNTRUST ROBINSON HUMPHREY, INC.,
as L/C Issuer,
By:    ______________________________
    Name:
    Title:
JPMORGAN CHASE BANK, N.A.,
as L/C Issuer,
By:    ______________________________
    Name:
    Title:
[OTHER L/C ISSUER],
as L/C Issuer,
By:    ______________________________
    Name:
    Title:

[2]	No consent of the Administrative Agent shall be required for an assignment of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

[3]	No consent of any L/C Issuer shall be required for an assignment of a Term Loan.

CREDIT SUISSE AG, as Swing Line Lender,4

By:    ______________________________
    Name:
    Title:

4	No consent of the Swing Line Lender shall be required for an assignment of a Term Loan.

ORBITZ WORLDWIDE, INC.,5

By:    ______________________________
    Name:
    Title:

5
No Consent of the Borrower shall be required for an assignment (1) of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender, an Approved Fund or (2) if an Event of Default under Section 8.01(a), (f), or (g) of the Credit Agreement has occurred and is continuing, to any other assignee.

Annex I
CREDIT AGREEMENT1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, (iii) the financial condition of the Borrower or any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by the Borrower or any of its Subsidiaries or Affiliates or any other Person of any of their obligations under the Credit Agreement.
1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender, under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on any Agent or any other Lender, and (v) if it is a Foreign Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 10.15 of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Assignor, any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3. General Provisions. This Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the law of the State of New York.

1
Capitalized terms used in this Assignment and Assumption and not otherwise defined herein have the meanings specified in the Credit Agreement dated as of March 25, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Orbitz Worldwide, Inc. (the “Borrower”), Credit Suisse AG, as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent, an L/C Issuer and Swing Line Lender, each other agent and L/C Issuer party thereto and each lender from time to time party thereto (the “Lenders”).

EXHIBIT E-2
[FORM OF]
BORROWER PURCHASE ASSIGNMENT AND ASSUMPTION
This Borrower Purchase Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used in this Assignment and Assumption and not otherwise defined herein have the meanings specified in the Credit Agreement dated as of March 25, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Orbitz Worldwide, Inc. (the “Borrower”), Credit Suisse AG, as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent, an L/C Issuer and Swing Line Lender, each other agent and L/C Issuer party thereto and each lender from time to time party thereto (the “Lenders”). The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor (the “Assignor”):

2.	Assignee (the “Assignee”): Orbitz Worldwide, Inc.

3.	Borrower: Orbitz Worldwide, Inc.

4.	Administrative Agent: Credit Suisse AG

5.	Assigned Interest:

Facility	Aggregate Amount of Commitment/Loans of all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[1]
Tranche B Term Loans	$	$	%
Tranche C Term Loans	$	$	%

Effective Date:

[1]	Set forth, to at least 8 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

The terms set forth in this Assignment and Assumption are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor,
By:
Name:
Title:

ORBITZ WORLDWIDE, INC., as Assignee,
By:
Name:
Title:

Consented to and Accepted: CREDIT SUISSE AG, as Administrative Agent,
By:
Name:
Title:

CREDIT AGREEMENT1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, (iii) the financial condition of the Borrower or any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by the Borrower or any of its Subsidiaries or Affiliates or any other Person of any of their obligations under the Credit Agreement.
1.2. Assignee. The Assignee represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest, (iii) no Default or Event of Default has occurred and is continuing as of the effectiveness of this Assignment and Assumption and the consummation of the purchase and assumption of the Assigned Interest contemplated hereby or would result therefrom, (iv) all Term Loans purchased by the Assignee pursuant to this Assignment and Assumption will be automatically and permanently canceled upon acquisition thereof by the Assignee on the Effective Date, (v) [as of the Effective Date, the Assignee does not have any material non-public information with respect to the business of the Borrower or any of the Subsidiaries or their respective securities that (x) has not been disclosed to the Assignor prior to the Effective Date and (y) if disclosed, could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to make such assignment or the market price of the Term Loans (other than because such Lender does not wish to receive material non-public information with respect to the business of the Borrower or any of the Subsidiaries),]2 (vi) no proceeds of Revolving Loans are being used to fund the purchase and assumption of the Assigned Interest and (vii) after giving effect to the purchase and assumption of the Assigned Interest contemplated hereby, the aggregate principal amount of Term Loans sold and assigned to the Borrower pursuant to Section 10.07(k) of the Credit Agreement does not exceed $50,000,000.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the law of the State of New York.

[1]
Capitalized terms used in this Assignment and Assumption and not otherwise defined herein have the meanings specified in the Credit Agreement dated as of March 25, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Orbitz Worldwide, Inc. (the “Borrower”), Credit Suisse AG, as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent, L/C Issuer and Swing Line Lender, each other agent and L/C Issuer party thereto and each lender from time to time party thereto (the “Lenders”), Credit Suisse Securities (USA) LLC, as Syndication Agent and Lehman Brothers Inc., as Documentation Agent.

[2]	Representation may be omitted if Assignor has waived the requirement that the Borrower make such representation.

EXHIBIT F
[FORM OF]
GUARANTY
[To be provided under separate cover]

EXHIBIT G
[FORM OF]
SECURITY AGREEMENT
[To be provided under separate cover]

EXHIBIT H
[RESERVED]

EXHIBIT I
[FORM OF]
OPINION MATTERS - COUNSEL TO LOAN PARTIES
[To be provided under separate cover]

EXHIBIT J
[FORM OF]
INTELLECTUAL PROPERTY SECURITY AGREEMENT
[To be provided under separate cover]

GUARANTY
dated as of
March 25, 2013
among
ORBITZ WORLDWIDE, INC.,

CERTAIN SUBSIDIARIES OF ORBITZ WORLDWIDE, INC.
IDENTIFIED HEREIN
and
CREDIT SUISSE AG,
as Collateral Agent

Page
ARTICLE I

Definitions

SECTION 1.01.	Credit Agreement 1

SECTION 1.02.	Other Defined Terms 1
ARTICLE II

Guaranty

SECTION 2.01.	Guaranty 2

SECTION 2.02.	Guaranty of Payment 2

SECTION 2.03.	No Limitations 2

SECTION 2.04.	Reinstatement 3

SECTION 2.05.	Agreement To Pay; Subrogation 3

SECTION 2.06.	Information 4
ARTICLE III

Indemnity, Subrogation and Subordination

SECTION 3.01.	Indemnity and Subrogation 4

SECTION 3.02.	Contribution and Subrogation 4

SECTION 3.03.	Subordination 4
ARTICLE IV

Miscellaneous

SECTION 4.01.	Notices 5

SECTION 4.02.	Waivers; Amendment 5

SECTION 4.03.	Administrative Agent’s Fees and Expenses; Indemnification 6

SECTION 4.04.	Successors and Assigns 6

SECTION 4.05.	Survival of Agreement 6

SECTION 4.06.	Counterparts; Effectiveness; Several Agreement 7

SECTION 4.07.	Severability 7

SECTION 4.08.	Right of Set-Off 7

SECTION 4.09.	Governing Law; Jurisdiction; Consent to Service of Process 8

SECTION 4.10.	WAIVER OF JURY TRIAL 8

SECTION 4.11.	Headings 9

SECTION 4.12.	Security Interest Absolute 9

SECTION 4.13.	Termination or Release 9

SECTION 4.14.	Additional Restricted Subsidiaries 10

Schedules
Schedule I    Subsidiary Parties
Exhibits
Exhibit I    Form of Guaranty Supplement

GUARANTY dated as of March 25, 2013, among ORBITZ WORLDWIDE, INC. (the “Borrower”), the Subsidiaries of the Borrower from time to time party hereto and CREDIT SUISSE AG, as Collateral Agent.
Reference is made to the Credit Agreement dated as of March 25, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, CREDIT SUISSE AG, as Administrative Agent, Collateral Agent, an L/C Issuer and Swing Line Lender, JPMORGAN CHASE BANK, N.A., as an L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”). The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiary Parties are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:
ARTICLE I

Definitions
SECTION 1.01.    Credit Agreement.
(a)    Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.
(b)    The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.
SECTION 1.02.    Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Agreement” means this Guaranty.
“Claiming Party” has the meaning assigned to such term in Section 3.02.
“Collateral Agent” means Credit Suisse AG, in it capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.
“Contributing Party” has the meaning assigned to such term in Section 3.02.
“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.
“Guarantor” means the Borrower and each Restricted Subsidiary of the Borrower that is a Domestic Subsidiary and not an Excluded Subsidiary or an Unrestricted Subsidiary.

“Guaranty Supplement” means an instrument in the form of Exhibit I hereto.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act by entering into a keepwell as contemplated therein.
“Subsidiary Parties” means (a) the Restricted Subsidiaries identified on Schedule I and (b) each other Restricted Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Closing Date.
ARTICLE II

Guaranty
SECTION 2.01.    Guaranty. Each Guarantor irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each of the Guarantors (other than, in the case of the Obligations under the Loan Documents or other Obligations as to which it is the primary obligor, the Borrower) further agrees that the Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension, renewal, amendment or modification of any Obligation. Each of the Guarantors waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.
SECTION 2.02.    Guaranty of Payment. Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Obligations, or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other Person.
SECTION 2.03.    No Limitations.
(a)    Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 4.13, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations (other than such Guarantor’s obligations hereunder after giving effect to Section 4.07), or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any other Loan Document (other than any waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement with respect to such Guarantor) or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of any security held by the Collateral Agent or any other Secured Party for the Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations). Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.
(b)    To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the other Obligations (other than such Guarantor’s obligations hereunder after giving effect to Section 4.07), or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Collateral Agent and the other Secured Parties may in accordance with the terms of the Collateral Documents, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.
SECTION 2.04.    Reinstatement. Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation, is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.
SECTION 2.05.    Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured

Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.
SECTION 2.06.    Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.
SECTION 2.07.    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.07 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.07, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the termination of this Agreement in accordance with Section 4.13(a). Each Qualified ECP Guarantor intends that this Section 2.07 constitute, and this Section 2.07 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
ARTICLE III

Indemnity, Subrogation and Subordination
SECTION 3.01.    Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3.03), the Borrower agrees that in the event a payment of an obligation shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.
SECTION 3.02.    Contribution and Subrogation. Each Subsidiary Party (a “Contributing Party”) agrees (subject to Section 3.03) that, in the event a payment shall be made by any other Subsidiary Party hereunder in respect of any Obligation and such other

Subsidiary Party (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in Section 3.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties together with the net worth of the Claiming Party on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 4.14, the date of the Guaranty Supplement hereto executed and delivered by such Guarantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 3.02 shall be subrogated to the rights of such Claiming Party to the extent of such payment.
SECTION 3.03.    Subordination.
(a)    Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 3.01 and 3.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.
(b)    Each Guarantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Collateral Agent all Indebtedness owed by it to any Subsidiary that is not a Loan Party shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.
ARTICLE IV

Miscellaneous
SECTION 4.01.    Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Borrower as provided in Section 10.02 of the Credit Agreement.
SECTION 4.02.    Waivers; Amendment.
(a)    No failure or delay by the Administrative Agent, the Collateral Agent, any L/C Issuer or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the L/C Issuers and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent, any Lender or any L/C Issuer may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.
SECTION 4.03.    Collateral Agent’s Fees and Expenses; Indemnification.
(a)    The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement.
(b)    Without limitation of its indemnification obligations under the other Loan Documents, each Guarantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees (as defined in Section 10.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreements or instruments contemplated hereby, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or of any Affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee.
(c)    Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 4.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document (other than this Section 4.03 after giving effect to Section 4.07), or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 4.03 shall be payable within 10 days of written demand therefor.
SECTION 4.04.    Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
SECTION 4.05.    Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Administrative Agent, the Collateral Agent, any L/C Issuer or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.
SECTION 4.06.    Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.
SECTION 4.07.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 4.08.    Right of Set-Off. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates and each L/C Issuer and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower and each Loan Party (on its own behalf and on behalf of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or such L/C Issuer and its Affiliates, as the case may be, to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all obligations owing to such Lender and its Affiliates or such L/C Issuer and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Lender or Affiliate or L/C Issuer or Affiliate shall have made demand under this Agreement or any other Loan Document and although such obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender and L/C Issuer agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender or L/C Issuer, as the case may be; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender and each L/C Issuer under this Section 4.08 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender and such L/C Issuer may have.
SECTION 4.09.    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    This Agreement shall be governed by and construed in accordance with the law of the State of New York.
(b)    Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York City and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Collateral Agent, any L/C Issuer or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Guarantor, or its properties in the courts of any jurisdiction.

(c)    Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 4.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 4.10.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.10.
SECTION 4.11.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 4.12.    Security Interest Absolute. All rights of the Collateral Agent hereunder and all obligations of each Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, any other agreement or instrument, (c) any release or amendment or waiver of or consent under or departure from any guarantee guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Obligations or this Agreement.

SECTION 4.13.    Termination or Release.
(a)    This Agreement and the Guaranties made herein shall terminate with respect to all Obligations when all the outstanding Obligations (other than (i) obligations under Secured Hedge Agreements not yet due and payable, (ii) Cash Management Obligations not yet due and payable and (iii) contingent indemnification, tax gross-up, yield protection and expense reimbursement obligations for which no claim has been made to the Borrower) have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the L/C Obligations have been reduced to zero and the L/C Issuers have no further obligations to issue Letters of Credit under the Credit Agreement.
(b)    A Subsidiary Party shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted (including pursuant to an effective waiver or amendment in respect thereof) by the Credit Agreement as a result of which such Subsidiary Party ceases to be a Subsidiary of the Borrower or becomes an Unrestricted Subsidiary or an Excluded Subsidiary.
(c)    In connection with any termination or release pursuant to paragraph (a) or (b), the Collateral Agent shall execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 4.13 shall be without recourse to or warranty by the Collateral Agent.
SECTION 4.14.    Additional Restricted Subsidiaries. Pursuant to Section 6.11 of the Credit Agreement, certain Restricted Subsidiaries of the Loan Parties that were not in existence or not Restricted Subsidiaries on the date of the Credit Agreement are required to enter into this Agreement as Subsidiary Parties upon becoming Restricted Subsidiaries. Upon execution and delivery by the Collateral Agent and a Restricted Subsidiary of a Guaranty Supplement, such Restricted Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

ORBITZ WORLDWIDE, INC.

by:   /s/ Katherine L. Abbott
Name: Katherine L. Abbott
Title: Vice President and Treasurer

INTERNETWORK PUBLISHING CORPORATION
NEAT GROUP CORPORATION
O HOLDINGS INC.
ORBITZ, INC.
ORBITZ, LLC
ORBITZ AWAY LLC
ORBITZ FINANCIAL CORP.
ORBITZ FOR BUSINESS, INC.
ORBITZ WORLDWIDE, LLC
OWW FULFILLMENT SERVICES, INC.
TRIP NETWORK, INC.

by:   /s/ Katherine L. Abbott
Name: Katherine L. Abbott
Title: Vice President and Treasurer

ORBITZ TRAVEL INSURANCE SERVICES, LLC

by:   /s/ James F. Rogers
Name: James F. Rogers
Title: Secretary

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent,
By:	/s/ Judith E. Smith
Name: Judith E. Smith
Title: Managing Director

By:	/s/ Michael D'Onofrio
Name: Michael D'Onofrio
Title: Associate

Schedule I to
the Guaranty Agreement

SUBSIDIARY PARTIES

Exhibit I
to the Guaranty Agreement

SUPPLEMENT NO. __ dated as of [●], to the Guaranty dated as of March 25, 2013 among ORBITZ WORLDWIDE, INC. (the “Borrower”), the Subsidiaries of the Borrower from time to time party thereto and CREDIT SUISSE AG, as Collateral Agent.
A.    Reference is made to the Credit Agreement dated as of March 25, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, CREDIT SUISSE AG, as Administrative Agent, Collateral Agent, an L/C Issuer, and Swing Line Lender, JPMORGAN CHASE BANK, N.A., as an L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).
B.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guaranty referred to therein.
C.    The Guarantors have entered into the Guaranty in order to induce the Lenders to make Loans and the L/C Issuers to issue Letters of Credit. Section 4.14 of the Guaranty provides that additional Restricted Subsidiaries of the Borrower may become Subsidiary Parties under the Guaranty by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Guaranty in order to induce the Lenders to make additional Loans and the L/C Issuers to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.
Accordingly, the Collateral Agent and the New Subsidiary agree as follows:
SECTION 1. In accordance with Section 4.14 of the Guaranty, the New Subsidiary by its signature below becomes a Subsidiary Party (and accordingly, becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Subsidiary Party and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as a Subsidiary Party and Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a “Guarantor” in the Security Agreement shall be deemed to include the New Subsidiary. The Guaranty is hereby incorporated herein by reference.
SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and general equitable principles.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
SECTION 4. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.
SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 4.01 of the Guaranty.
SECTION 8. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Guaranty as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

By:

Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent,

By:

Name:
Title:

By:

Name:
Title:

Schedule I to
Guaranty

SUBSIDIARY PARTIES
Internetwork Publishing Corporation
Neat Group Corporation
O Holdings Inc.
Orbitz, Inc.
Orbitz, LLC
Orbitz Away LLC
Orbitz Financial Corp.
Orbitz for Business, Inc.
Orbitz Travel Insurance Services, LLC
Orbitz Worldwide, LLC
OWW Fulfillment Services, Inc.
Trip Network, Inc.

SECURITY AGREEMENT dated as of March 25, 2013 among ORBITZ WORLDWIDE, INC., as Borrower CERTAIN SUBSIDIARIES OF THE BORROWER IDENTIFIED HEREIN and CREDIT SUISSE AG, as Collateral Agent

Page
ARTICLE I
Definitions

SECTION 1.01	Credit Agreement 1

SECTION 1.02	Other Defined Terms 1
ARTICLE II
Pledge of Securities

SECTION 2.01	Pledge 3

SECTION 2.02	Delivery of the Pledged Collateral 4

SECTION 2.03	Representations, Warranties and Covenants 4

SECTION 2.04	Certification of Limited Liability Company and Limited Partnership Interests 6

SECTION 2.05	Registration in Nominee Name; Denominations 6

SECTION 2.06	Voting Rights; Dividends and Interest 6
ARTICLE III
Security Interests in Personal Property

SECTION 3.01	Security Interest 8

SECTION 3.02	Representations and Warranties 10

SECTION 3.03	Covenants 11

SECTION 3.04	Other Actions 13
ARTICLE IV
Remedies

SECTION 4.01	Remedies Upon Default 14

SECTION 4.02	Application of Proceeds. 16
ARTICLE V
Indemnity, Subrogation and Subordination

SECTION 5.01	Indemnity 17

SECTION 5.02	Contribution and Subrogation 17

SECTION 5.03	Subordination. 17
ARTICLE VI
Miscellaneous

SECTION 6.01	Notices 18

SECTION 6.02	Waivers; Amendment 18

SECTION 6.03	Collateral Agent’s Fees and Expenses; 18

SECTION 6.04	Successors and Assigns 19

SECTION 6.05	Survival of Agreement 19

SECTION 6.06	Counterparts; Effectiveness; Several Agreement 20

SECTION 6.07	Severability 20

SECTION 6.08	Right of Set-Off 20

SECTION 6.09	Governing Law; Jurisdiction; Consent to Service of Process 21

SECTION 6.10	WAIVER OF JURY TRIAL 21

SECTION 6.11	Headings 22

SECTION 6.12	Security Interest Absolute 22

SECTION 6.13	Termination or Release 22

SECTION 6.14	Additional Restricted Subsidiaries 23

SECTION 6.15	Collateral Agent Appointed Attorney-in-Fact 23

SECTION 6.16	General Authority of the Collateral Agent 24
Schedules
Schedule I    Subsidiary Parties
Schedule II    Pledged Equity; Pledged Debt
Schedule III    Commercial Tort Claims

Exhibits
Exhibit I    Form of Security Agreement Supplement
Exhibit II    Form of Perfection Certificate

SECURITY AGREEMENT dated as of March 25, 2013, among ORBITZ WORLDWIDE, INC. (the “Borrower”), the Subsidiaries of the Borrower from time to time party hereto and CREDIT SUISSE AG, as Collateral Agent for the Secured Parties (as defined below).
Reference is made to the Credit Agreement dated as of March 25, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, CREDIT SUISSE AG, as Administrative Agent, Collateral Agent, an L/C Issuer and Swing Line Lender, JPMORGAN CHASE BANK, N.A. and SUNTRUST BANK, as L/C Issuers, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”). The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiary Parties are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:
ARTICLE I

Definitions
SECTION 1.01    Credit Agreement.
(a)    Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.
(b)    The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.
SECTION 1.02    Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.
“Accounts” has the meaning specified in Article 9 of the New York UCC.
“Agreement” means this Security Agreement.
“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).
“Claiming Party” has the meaning assigned to such term in Section 5.02.

“Collateral” means the Article 9 Collateral and the Pledged Collateral.
“Contributing Party” has the meaning assigned to such term in Section 5.02.
“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.
“General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor, as the case may be, to secure payment by an Account Debtor of any of the Accounts, provided that General Intangibles shall not include any intellectual property and related assets subject to the Intellectual Property Security Agreement.
“Grantor” means the Borrower and each Subsidiary Party that is a Domestic Subsidiary.
“Lender” has the meaning assigned to such term in the preliminary statement of this Agreement.
“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
“Obligations” has the meaning assigned to such term in the Credit Agreement.
“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by the chief financial officer and the chief legal officer of the Borrower.
“Pledged Collateral” has the meaning assigned to such term in Section 2.01.
“Pledged Debt” has the meaning assigned to such term in Section 2.01.
“Pledged Equity” has the meaning assigned to such term in Section 2.01.
“Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.
“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Hedge Banks, the Cash Management Banks, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(c) of the Credit Agreement.

“Security Agreement Supplement” means an instrument in the form of Exhibit I hereto.
“Security Interest” has the meaning assigned to such term in Section 3.01(a).
“Subsidiary Parties” means (a) the Restricted Subsidiaries identified on Schedule I and (b) each other Restricted Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Closing Date.
ARTICLE II

Pledge of Securities
SECTION 2.01    Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, including the Guaranties, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (i) all Equity Interests held by it and listed on Schedule II and any other Equity Interests obtained in the future by such Grantor and the certificates representing all such Equity Interests (the “Pledged Equity”); provided that the Pledged Equity shall not include (A) more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary, (B) Equity Interests of Unrestricted Subsidiaries, (C) Equity Interests of any Subsidiary of a Foreign Subsidiary, (D) Equity Interests of any Subsidiary acquired pursuant to a Permitted Acquisition or another acquisition permitted under the Credit Agreement, in each case that is financed with Indebtedness incurred pursuant to Section 7.03(g) or 7.03(n) of the Credit Agreement, if, and for so long as, such Equity Interests serve as security for such Indebtedness or if the terms of such Indebtedness prohibit the creation of any other lien on such Equity Interests, (E) Equity Interests of any Person that is not a direct or indirect, wholly owned Subsidiary of the Borrower and (F) Equity Interests of any Subsidiary with respect to which the Administrative Agent has confirmed in writing to the Borrower its determination that the costs or other consequences (including adverse tax consequences) of providing a pledge of its Equity Interests is excessive in view of the benefits to be obtained by the Lenders; (ii)(A) the debt securities owned by it and listed opposite the name of such Grantor on Schedule II, (B) any debt securities obtained in the future by such Grantor and (C) in each case, the promissory notes and any other instruments evidencing such debt securities (the items referred to in clauses (A), (B) and (C) of this clause (ii), collectively, the “Pledged Debt”); (iii) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 2.01 and Section 2.02; (iv) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (i) and (ii) above; (v) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii), (iii) and (iv) above; and (vi) all Proceeds of any of the foregoing (the items referred to in clauses (i) through (vi) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.
SECTION 2.02    Delivery of the Pledged Collateral.
(a)    Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any and all certificates or instruments evidencing Pledged Securities (other than (x) any uncertificated securities, but only for so long as such securities remain uncertificated, (y) Pledged Securities that do not constitute “certificated securities” (as defined in Section 8-102(a)(ii) of the New York UCC) or instruments and (z) solely during the period specified in Section 3.03(i) below, any Pledged Securities required to be delivered pursuant thereto) to the extent such Pledged Securities, in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 2.02.
(b)    If any Indebtedness for borrowed money having an aggregate principal amount in excess of the Dollar Amount of $5,000,000 owed to any Grantor by any Person shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, duly endorsed in a manner reasonably acceptable to the Collateral Agent.
(c)    Upon delivery to the Collateral Agent, any certificates or instruments required to be delivered hereunder shall be accompanied by stock or note powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.
SECTION 2.03    Representations, Warranties and Covenants. The Borrower represents, warrants and covenants, as to itself and the other Grantors, to and with the Collateral Agent, for the benefit of the Secured Parties, that:
(a)    Schedule II correctly sets forth the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder in order to satisfy the Collateral and Guarantee Requirement;
(b)    the Pledged Equity and Pledged Debt (solely with respect to Pledged Equity of a Subsidiary or Pledged Debt issued by the Borrower or a Subsidiary) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity, are fully paid and nonassessable and (ii) in the case of Pledged Debt

(solely with respect to Pledged Debt issued by the Borrower or a Subsidiary), are legal, valid and binding obligations of the issuers thereof;
(c)    except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantors, (ii) holds the same free and clear of all Liens, other than (A) Liens created by the Collateral Documents and (B) Liens permitted pursuant to Section 7.01 of the Credit Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than (A) Liens created by the Collateral Documents and (B) Liens permitted pursuant to Section 7.01 of the Credit Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however arising, of all Persons whomsoever;
(d)    except for restrictions and limitations imposed by, or permitted under, the Loan Documents or securities laws generally and except as described in the Perfection Certificate, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;
(e)    each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;
(f)    no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);
(g)    by virtue of the execution and delivery by the Grantors of this Agreement, when any certificates evidencing any Pledged Securities that evidence “certificated securities” (as defined in Section 8-102(a)(4) of the New York UCC) or instruments are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations; and
(h)    the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.
SECTION 2.04    Certification of Limited Liability Company and Limited Partnership Interests. Any equity interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 shall either (a) be represented by a certificate, shall be a “certificated security” within the meaning of Article 8 of the New York UCC, and shall be delivered to the Collateral Agent or (b) shall at no time be subject to an election to be treated as a “security” within the meaning of Article 8 of the New York UCC and shall not be represented by a certificate.
SECTION 2.05    Registration in Nominee Name; Denominations. If an Event of Default shall occur and be continuing and the Collateral Agent shall give the Borrower notice of its intent to exercise such rights, (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent, and each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor and (b) the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.
SECTION 2.06    Voting Rights; Dividends and Interest.
(a)    Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Borrower that the rights of the Grantors under this Section 2.06 are being suspended:
(i)    Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents.
(ii)    The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as each Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.
(iii)    Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall (subject to the proviso to Section 2.01 hereof) be and become part of the Pledged Collateral, and, to the extent that the same constitute “certificated securities” (as defined in Section 8-102(a)(4) of the New York UCC) or instruments if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the Secured Parties and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent).
(b)    Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Borrower of the suspension of the rights of the Grantors under paragraph (a)(iii) of this Section 2.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.
(c)    Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Borrower of the suspension of the rights of the Grantors under paragraph (a)(i) of this Section 2.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) of this Section 2.06 and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06 shall be reinstated.

(d)    Any notice given by the Collateral Agent to the Borrower suspending the rights of the Grantors under paragraph (a) of this Section 2.06 (i) shall be given in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.06 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.
ARTICLE III

Security Interests in Personal Property
SECTION 3.01    Security Interest.
(a)    As security for the payment or performance, as the case may be, in full of the Obligations, including the Guaranties, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):
(i)    all Accounts;
(ii)    all Chattel Paper;
(iii)    all Commercial Tort Claims listed on Schedule III hereto;
(iv)    all Documents;
(v)    all Equipment;
(vi)    all General Intangibles;
(vii)    all instruments;
(viii)    all Inventory;
(ix)    all Investment Property;
(x)    all books and records pertaining to the Article 9 Collateral; and
(xi)    to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (and there shall be excluded from the Article 9 Collateral and the Collateral) (A) motor vehicles the perfection of a security interest in which is excluded from the Uniform Commercial Code in the relevant jurisdiction, (B) any Equity Interests in any Unrestricted Subsidiary or any Equity Interests of any Subsidiary acquired pursuant to a Permitted Acquisition or another acquisition permitted under the Credit Agreement, in each case financed with Indebtedness incurred pursuant to Section 7.03(g) or 7.03(n) of the Credit Agreement, if, and for so long as, such Equity Interests serve as security for such Indebtedness or if the terms of such Indebtedness prohibit the creation of any other lien on such Equity Interests, (C) more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary, (D) any asset with respect to which the Administrative Agent has confirmed in writing to the Borrower its determination that the costs or other consequences (including adverse tax consequences) of providing a security interest in such asset is excessive in view of the benefits to be obtained by the Lenders, (E) any deposit account, securities account or other bank account or (F) any General Intangible, Investment Property or other rights of a Grantor arising under any contract, lease, instrument, license or other document if (but only to the extent that) the grant of a security interest therein would (x) constitute a violation of a valid and enforceable restriction in respect of such General Intangible, Investment Property or other such rights in favor of a third party or under any law, regulation, permit, order or decree of any Governmental Authority, unless and until all required consents shall have been obtained (for the avoidance of doubt, the restrictions described herein shall not include negative pledges or similar undertakings in favor of a lender or other financial counterparty) or (y) expressly give any other party in respect of any such contract, lease, instrument, license or other document, the right to terminate its obligations thereunder, provided, however, that the limitation set forth in clause (F) above shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any such Collateral to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the Uniform Commercial Code.
(b)    Each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.
(c)    The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

SECTION 3.02    Representations and Warranties. The Borrower represents and warrants, as to itself and the other Grantors, to the Collateral Agent and the Secured Parties that:
(a)    Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.
(b)    The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete in all material respects as of the Closing Date. The UCC financing statements or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental office specified in Schedule 2 to the Perfection Certificate (or specified by notice from the Borrower to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations required by Section 6.11 of the Credit Agreement), are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration under the Uniform Commercial Code in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.
(c)    The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations and (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code in the relevant jurisdiction. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than (i) any nonconsensual Lien that is permitted pursuant to Section 7.01 of the Credit Agreement and has priority as a matter of law and (ii) Liens permitted pursuant to Section 7.01 of the Credit Agreement.
(d)    The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens permitted pursuant to Section 7.01 of the Credit Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the New York UCC or any other applicable laws covering any Article 9 Collateral or (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9

Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect (other than, in the case of clauses (i) and (ii) above, financing statements, analogous documents and assignments filed in respect of the Existing Credit Agreement and the “Loan Documents’ (as defined in the Existing Credit Agreement) that are in the process of being terminated or released), except, in each case, for Liens permitted pursuant to Section 7.01 of the Credit Agreement.
SECTION 3.03    Covenants.
(a)    The Borrower agrees promptly to notify the Collateral Agent in writing of any change (i) in legal name of any Grantor, (ii) in the identity or type of organization or corporate structure of any Grantor or (iii) in the jurisdiction of organization of any Grantor.
(b)    Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 7.01 of the Credit Agreement.
(c)    Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 6.01 of the Credit Agreement, the Borrower shall deliver to the Collateral Agent a certificate executed by the chief financial officer and the chief legal officer of the Borrower setting forth the information required pursuant to Schedules 1(a), 1(c), 1(e), 1(f), 2(b), 8(a) and 8(b) of the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 3.03(c) and certifying that all UCC financing statements and other appropriate filings, recordings or registrations have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction necessary to protect and perfect the Security Interests and Liens under this Agreement and the Intellectual Property Security Agreement, to the extent required hereunder and thereunder, for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).
(d)    Subject to Section 3.04(b), the Borrower agrees, on its own behalf and on behalf of each other Grantor, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith.
(e)    At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 7.01 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement and within a reasonable period of time after the Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within 10 Business Days after demand for any payment made or any reasonable and documented out-of-pocket expense incurred by the Collateral Agent pursuant to the foregoing authorization. Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.
(f)    [Reserved].
(g)    Each Grantor (rather than the Collateral Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.
(h)    If any Grantor shall at any time hold or acquire a Commercial Tort Claim with a value in excess of $5,000,000 in respect of which a complaint or counterclaim shall have been filed, such Grantor shall promptly notify the Collateral Agent in writing signed by such Grantor of the brief details thereof and grant to the Collateral Agent a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement pursuant to a document in form and substance reasonably satisfactory to the Collateral Agent.
(i)    Within 30 days following the Closing Date (or such later date as the Administrative Agent may agree in its sole discretion), the Borrower shall deliver to the Collateral Agent (i) all certificates evidencing Pledged Equity required to be delivered to the Collateral Agent under this Agreement and not delivered prior to the Closing Date, together with stock powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and (ii) a global intercompany promissory note evidencing all Indebtedness for borrowed money owed to any Grantor by the Borrower or any Subsidiary, duly endorsed in a manner reasonably acceptable to the Collateral Agent.
SECTION 3.04    Other Actions. (a) In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, but subject to Section 3.04(b), to take the following actions with respect to the following Article 9 Collateral:
(i)    Instruments. If any Grantor shall at any time hold or acquire any instruments constituting Collateral and evidencing an amount in excess of $5,000,000, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.
(ii)    Investment Property. Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any certificated securities with a value, as to any class of certificated securities of any issuer, in excess of $5,000,000, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, upon the Collateral Agent’s request and following the occurrence of an Event of Default such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s reasonable request, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of the securities.
(b)    Anything in this agreement or any other Loan Document to the contrary notwithstanding, (i) no Grantor shall be required to make any filing outside the United States to perfect any security interest in any intellectual property, (ii) no Grantor shall be required to make, and the Collateral Agent shall not be authorized to make, any fixture filing with respect to any Collateral other than Collateral covered by a Mortgage, (iii) except as expressly provided in Section 3.04(a)(i) following the occurrence of an Event of Default, no Grantor shall be required to enter into any control or similar agreement with respect to any uncertificated securities and (iv) no Grantor shall be required to enter into any control or similar agreement with respect to any investment property (other than uncertificated securities) or any deposit account.
ARTICLE IV

Remedies
SECTION 4.01    Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Obligations under the Uniform Commercial Code or other applicable law and also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation;

provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such occupancy; (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such exercise; and (iv) subject to the mandatory requirements of applicable law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
The Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9‑611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured

Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court‑appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed, to the fullest extent permitted by law, to conform to the commercially reasonable standards as provided in Section 9‑610(b) of the New York UCC or its equivalent in other jurisdictions.
Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) during the continuance of an Event of Default and after notice to the Borrower of its intent to exercise such rights, for the purpose of (i) making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, (ii) making all determinations and decisions with respect thereto and (iii) obtaining or maintaining the policies of insurance required by Section 6.07 of the Credit Agreement or paying any premium in whole or in part relating thereto. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable and documented out-of-pocket attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within 10 Business Days of demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.
SECTION 4.02    Application of Proceeds.
(a)    The Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in accordance with Section 8.04 of the Credit Agreement. The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
(b)    In making the determinations and allocations required by this Section 4.02, the Collateral Agent may conclusively rely upon information supplied by the

Administrative Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Obligations, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to this Section 4.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Administrative Agent of any amounts distributed to it.
ARTICLE V

Indemnity, Subrogation and Subordination
SECTION 5.01    Indemnity. In addition to all such rights of indemnity and subrogation as the Grantors may have under applicable law (but subject to Section 5.03), the Borrower agrees that, in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Collateral Document to satisfy in whole or in part an Obligation owed to any Secured Party, the Borrower shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.
SECTION 5.02    Contribution and Subrogation. Each Subsidiary Party (a “Contributing Party”) agrees (subject to Section 5.03) that, in the event assets of any other Subsidiary Party shall be sold pursuant to any Collateral Document to satisfy any Obligation owed to any Secured Party, and such other Subsidiary Party (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in Section 5.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the greater of the book value or the fair market value of such assets, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties together with the net worth of the Claiming Party on the date hereof (or, in the case of any Grantor becoming a party hereto pursuant to Section 6.14, the date of the Security Agreement Supplement hereto executed and delivered by such Grantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 5.02 shall be subrogated to the rights of such Claiming Party to the extent of such payment.
SECTION 5.03    Subordination.
(a)    Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors under Sections 5.01 and 5.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Grantor to make the payments required by Sections 5.01 and 5.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder.

(b)    Each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Collateral Agent all Indebtedness owed by it to any Subsidiary that is not a Loan Party shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.
ARTICLE VI

Miscellaneous
SECTION 6.01    Notices. All communications and notices hereunder shall (except as otherwise permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Borrower as provided in Section 10.02 of the Credit Agreement.
SECTION 6.02    Waivers; Amendment.
(a)    No failure or delay by the Administrative Agent, the Collateral Agent, any L/C Issuer or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the L/C Issuers and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent, any Lender or any L/C Issuer may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.
SECTION 6.03    Collateral Agent’s Fees and Expenses.
(a)    The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement.Without limitation of its indemnification obligations under the other Loan Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees (as defined in Section 10.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreement or instrument contemplated hereby, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from the gross negligence or willful misconduct of such Indemnitee or of any Affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee.
(c)    Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 6.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 6.03 shall be payable within 10 Business Days of written demand therefor.
SECTION 6.04    Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
SECTION 6.05    Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Administrative Agent, the Collateral Agent, any L/C Issuer or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.
SECTION 6.06    Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.
SECTION 6.07    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good‑faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 6.08    Right of Set-Off. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates and each L/C Issuer and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or such L/C Issuer and its Affiliates, as the case may be, to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or such L/C Issuer and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent, Lender or Affiliate or L/C Issuer or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender and L/C Issuer agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender or L/C Issuer, as the case may be; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, each Lender and each L/C Issuer under this Section 6.08 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender and such L/C Issuer may have.

SECTION 6.09    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)    Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Collateral Agent, any L/C Issuer or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.
(c)    Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 6.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 6.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.10.

SECTION 6.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 6.12    Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.
SECTION 6.13    Termination or Release.
(a)    This Agreement, the Security Interest and all other security interests granted hereby shall terminate with respect to all Obligations when all the outstanding Obligations (other than (x) obligations under Secured Hedge Agreements not yet due and payable, (y) Cash Management Obligations not yet due and payable and (z) contingent indemnification, tax, gross-up, yield protection and expense reimbursement obligations for which no claim has been made to the Borrower) have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the L/C Obligations have been reduced to zero and the L/C Issuers have no further obligations to issue Letters of Credit under the Credit Agreement.
(b)    A Subsidiary Party shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Party shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement (including pursuant to an effective amendment or waiver in respect thereof) as a result of which such Subsidiary Party ceases to be a Subsidiary or is designated as an Unrestricted Subsidiary of the Borrower.
(c)    Upon any sale or other transfer by any Grantor of any Collateral (other than any transfer to another Grantor) that is permitted under the Credit Agreement, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 10.01 of the Credit Agreement, the security interest in such Collateral shall be automatically released.
(d)    In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 6.13, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.13 shall be without recourse to or warranty by the Collateral Agent.
SECTION 6.14    Additional Restricted Subsidiaries. Pursuant to Section 6.11 of the Credit Agreement, certain Restricted Subsidiaries of the Loan Parties that were not in existence or not Restricted Subsidiaries on the date of the Credit Agreement are required to enter into this Agreement as Subsidiary Parties upon becoming Restricted Subsidiaries. Upon execution and delivery by the Collateral Agent and a Restricted Subsidiary of a Security Agreement Supplement, such Restricted Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.
SECTION 6.15    Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Collateral Agent to the Borrower of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.
SECTION 6.16    General Authority of the Collateral Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
ORBITZ WORLDWIDE, INC.

by:   /s/ Katherine L. Abbott
Name: Katherine L. Abbott
Title: Vice President and Treasurer

INTERNETWORK PUBLISHING CORPORATION
NEAT GROUP CORPORATION
O HOLDINGS INC.
ORBITZ, INC.
ORBITZ, LLC
ORBITZ AWAY LLC
ORBITZ FINANCIAL CORP.
ORBITZ FOR BUSINESS, INC.
ORBITZ WORLDWIDE, LLC
OWW FULFILLMENT SERVICES, INC.
TRIP NETWORK, INC.

by:   /s/ Katherine L. Abbott
Name: Katherine L. Abbott
Title: Vice President and Treasurer

ORBITZ TRAVEL INSURANCE SERVICES, LLC

by:   /s/ James F. Rogers
Name: James F. Rogers
Title: Secretary

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent,
By:	/s/ Judith E. Smith
Name: Judith E. Smith
Title: Managing Director

By:	/s/ Michael D'Onofrio
Name: Michael D'Onofrio
Title: Associate

Schedule I to
the Security Agreement

SUBSIDIARY PARTIES

Schedule II to
the Security Agreement

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

Schedule III to
the Security Agreement
COMMERCIAL TORT CLAIMS

Exhibit I to the
Security Agreement
SUPPLEMENT NO. _____ dated as of [ ] to the Security Agreement dated as of March 25, 2013, among ORBITZ WORLDWIDE, INC.(the “Borrower”), the Subsidiaries of the Borrower from time to time party thereto and CREDIT SUISSE AG, as Collateral Agent for the Secured Parties.
A.    Reference is made to the Credit Agreement dated as of March 25, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, CREDIT SUISSE AG, as Administrative Agent, Collateral Agent, an L/C Issuer, and Swing Line Lender, JPMORGAN CHASE BANK, N.A. and SUNTRUST BANK, as L/C Issuers, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).
B.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement referred to therein.
C.    The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans and the L/C Issuers to issue Letters of Credit. Section 6.14 of the Security Agreement provides that additional Restricted Subsidiaries of the Borrower may become Subsidiary Parties under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Security Agreement in order to induce the Lenders to make additional Loans and the L/C Issuers to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.
Accordingly, the Collateral Agent and the New Subsidiary agree as follows:
SECTION 1.    In accordance with Section 6.14 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party (and accordingly, becomes a Grantor) and Grantor under the Security Agreement with the same force and effect as if originally named therein as a Subsidiary Party and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Subsidiary Party and Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor (or by the Borrower as to it as a Grantor) thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiary. The Security Agreement is hereby incorporated herein by reference.

SECTION 2.    The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and general equitable principles.
SECTION 3.    This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary, and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
SECTION 4.    The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct supplement to Schedules II and III of the Security Agreement in respect of such New Subsidiary and (b) set forth under its signature hereto is the true and correct legal name of the New Subsidiary, its jurisdiction of organization, its type of organization, its tax identification number and its organizational number, if any.
SECTION 5.    Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.
SECTION 6.    THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 7.    In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 8.    All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Security Agreement.
SECTION 9.    The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.
[NAME OF NEW SUBSIDIARY],
By:
    Name:
    Title:
Jurisdiction of Formation:
Address of Chief Executive Office:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent
By:
    Name:
    Title:

By:
    Name:
    Title:

Schedule I
to the Supplement No. __ to the
Security Agreement

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

Schedule II
to the Supplement No. __ to the
Security Agreement

COMMERCIAL TORT CLAIMS

Exhibit II to the
Security Agreement
FORM OF
PERFECTION CERTIFICATE
Reference is made to the Credit Agreement dated as of March 25, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Orbitz Worldwide, Inc. (the “Borrower”), Credit Suisse AG, as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent, an L/C Issuer and Swing Line Lender, JPMorgan Chase Bank, N.A. and SunTrust Bank, as L/C Issuers, and the other lenders from time to time party thereto. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Security Agreement or Guaranty referred to therein, as applicable.
The undersigned, the [Chief Financial Officer] and the [Chief Legal Officer], respectively, of the Borrower, hereby certify to the Administrative Agent and each other Secured Party as follows:
1.    Names. (a) The exact legal name of each Loan Party, as such name appears in its respective certificate of incorporation or formation, is as follows:

Loan Parties

(b)  Set forth in Schedule 1 is each other legal name each Loan Party has had in the past five years, together with the date of the relevant change:
(c)  Except as set forth in Schedule 1 hereto, no Loan Party has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation to the extent such information is available to the Borrower.

(d)  Schedule 1 sets forth a list of all other names (including trade names or similar appellations) used by each Loan Party or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:
(e)  Set forth below is the Organizational Identification Number, if any, issued by the jurisdiction of formation of each Loan Party that is a registered organization:

Loan Parties	Organizational Identification Number

(f)  Set forth below is the Federal Taxpayer Identification Number of each Loan Party:

Loan Parties	Federal Taxpayer Identification Number

2.  Current Locations. (a)  The chief executive office of each Loan Party is located at the address set forth opposite its name below:

Loan Parties	Mailing Address	County	State

(b)  The jurisdiction of formation of each Loan Party that is a registered organization is set forth opposite its name below:

Loan Parties	Jurisdiction of Incorporation or Formation

(c) Set forth below opposite the name of each Loan Party are the names and addresses of all Persons other than such Loan Party that have possession of any material amount of Collateral of such Loan Party:

(d)  Set forth below is a list of all real property held by each Loan Party, whether owned or leased, the name of the Loan Party that owns or leases such real property, and the fair market value of any such owned or leased real property, to the extent an appraisal exists with respect to any such owned or leased real property, or, in the absence of any such appraisal, the book value of any such owned real property or the current annual rent with respect to any such leased real property:

Address	Owned/Leased	Loan Party	Book, Market or Rental Value (U.S. Dollars)

(e) Set forth below opposite the name of each Loan Party are all the locations where such Loan Party maintains any Collateral and all the places of business where such Loan Party conducts any business that are not identified above:

Loan Party	Location

3.  Unusual Transactions. All Accounts have been originated by the applicable Loan Party and all Inventory has been acquired by the applicable Loan Party in the ordinary course of business (other than Accounts acquired in connection with a business acquisition).
4.  Schedule of Filings. Attached hereto as Schedule 4 is a schedule setting forth the proper Uniform Commercial Code filing office in the jurisdiction in which each Loan Party is located, in each case as set forth with respect to such Loan Party in Section 2 hereof.
5.  Stock Ownership and other Equity Interests. Attached hereto as Schedule 5 is a true and correct list of all the issued and outstanding Equity Interests of each Subsidiary and the record and beneficial owners of such Equity Interests. Also set forth on Schedule 5 is each Investment of the Borrower or any Subsidiary that represents 50% or less of the Equity Interests of the Person in which such Investment was made.
6.  Debt Instruments. Attached hereto as Schedule 6 is a true and correct list of all promissory notes and other evidence of Indebtedness held by the Borrower and each other Loan Party having a principal amount in excess of $5,000,000 that are required to be pledged under the Security Agreement, including all intercompany notes between Loan Parties.

7.  Mortgage Filings. Attached hereto as Schedule 7 is a schedule setting forth, with respect to each Mortgaged Property, (a) the exact name of the Person that owns such property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to clause (a), the exact name of the current mortgagor/grantor of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (c) the filing office in which a Mortgage with respect to such property must be filed or recorded in order for the Administrative Agent to obtain a perfected security interest therein.
8.  Intellectual Property. (a) Attached hereto as Schedule 8(A) in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of each Loan Party’s: (i) Patents and Patent Applications, including the name of the registered owner, type, and registration or application number of each Patent and Patent Application owned by any Loan Party; and (ii) Trademarks and Trademark Applications, including the name of the registered owner, and the registration or application number of each Trademark and Trademark application owned by any Loan Party.
(b)  Attached hereto as Schedule 8(B) in proper form for filing with the United States Copyright Office is a schedule setting forth all of each Loan Party’s Copyrights and Copyright Applications, including the name of the registered owner, title, and the registration number of each Copyright or Copyright Application owned by any Loan Party.
9. Commercial Tort Claims. Attached hereto as Schedule 9 is a true and correct list of commercial tort claims in excess of $5,000,000, in respect of which a complaint or counterclaim has been filed, held by any Loan Party, including a brief description thereof.

IN WITNESS WHEREOF, the undersigned have duly executed this certificate as of the date first set above.
ORBITZ WORLDWIDE, INC.,

by:
Name:
Title: [Chief Financial Officer]

by:
Name:
Title: [Chief Legal Officer]

Schedule 1

Loan Party	Each Legal Name in Past Five Years (with date of relevant change	Changes in Identity or Corporate Structure in Past Five Years (including Mergers, Consolidations and Acquisitions, and any change in form, nature or jurisdiction)	List of all other Names (including Trade Names) in Past Five Years

Schedule 4

Loan Parties	Filing Location

Schedule 5

Entity	Jurisdiction of Incorporation or Formation	Issued and Outstanding Equity Interests	Owner(s)

Investment of 50% or Less	Percentage of Ownership

Schedule 6

Lender	Issuer	Principal Amount	Date of Note	Maturity Date

Schedule 7

Owner	Mortgagor	Filing Office

Schedule 8(A)(i)

Trademarks and Trademark Applications

Jurisdiction	Trademark:	Owner Name:	App. No.	App. Date	Reg. No.	Reg. Date

Schedule 8(A)(ii)

Patents and Published Pending Patent Applications

Jurisdiction	Title	Inventor(s)	Owner Name:	App. No.	App. Date	Patent No.	Issue Date

Schedule 8(B)
Registered Copyrights and Applications

Jurisdiction	Copyright	Owner Name:	Reg. No.	Reg. Date

Schedule I to
the Security Agreement

SUBSIDIARY PARTIES
Internetwork Publishing Corporation
Neat Group Corporation
O Holdings Inc.
Orbitz, Inc.
Orbitz, LLC
Orbitz Away LLC
Orbitz Financial Corp.
Orbitz for Business, Inc.
Orbitz Travel Insurance Services, LLC
Orbitz Worldwide, LLC
OWW Fulfillment Services, Inc.
Trip Network, Inc.

Schedule II to
the Security Agreement

PLEDGED EQUITY

Issuer	Registered Owner	Percentage Ownership	Percentage of Equity Interest Pledged
Global Travel Online, S.L. Unipersonal	Orbitz Worldwide, LLC	100%	65%
Internetwork Publishing Corporation	Orbitz Worldwide, LLC	100%	100%
Neat Group Corporation	OWW Fulfillment Services, Inc.	100%	100%
O Holdings Inc.	Orbitz, Inc.	100%	100%
Orbitz Away LLC	Orbitz, LLC	100%	100%
Orbitz Financial Corporation	Orbitz Worldwide, LLC	100%	100%
Orbitz for Business, Inc.	Orbitz Worldwide, LLC	100%	100%
Orbitz India Services Private Limited	Orbitz Worldwide, LLC Orbitz, Inc.	99% 1%	65%
Orbitz, Inc.	Orbitz Worldwide, LLC	100%	100%
Orbitz, LLC	Orbitz, Inc. O Holdings Inc.	99% 1%	100%
Orbitz Mexico Services, S. de R.L. de C.V.	Orbitz Worldwide, LLC Orbitz, Inc.	100%	65%
Orbitz Travel Insurance Services, LLC	Orbitz, Inc.	100%	100%
Orbitz Worldwide, LLC	Orbitz Worldwide, Inc.	100%	100%
Orbitz Worldwide (UK) Limited	Orbitz Worldwide, LLC	100%	65%
Travel Acquisition Corporation Pty Limited	Orbitz Worldwide, LLC	100%	65%
OWW Fulfillment Services, Inc.	Orbitz Worldwide, LLC	100%	100%
Trip Network, Inc.	Orbitz Worldwide, LLC	100%	100%

PLEDGED DEBT

None.

Schedule III to
the Security Agreement

COMMERCIAL TORT CLAIMS

None.

INTELLECTUAL PROPERTY SECURITY AGREEMENT

dated as of

March 25, 2013
among
ORBITZ WORLDWIDE, INC.,
as Borrower

CERTAIN SUBSIDIARIES OF THE BORROWER
IDENTIFIED HEREIN
and
CREDIT SUISSE AG,
as Collateral Agent

ARTICLE I DEFINITIONS1
Section 1.01Credit Agreement    1
Section 1.02Other Defined Terms    1
ARTICLE II SECURITY INTERESTS4
Section 2.01Security Interest    4
Section 2.02Representations and Warranties    5
Section 2.03Covenants    6
Section 2.04As to Intellectual Property Collateral    8
ARTICLE III REMEDIES9
Section 3.01Remedies Upon Default    9
Section 3.02Application of Proceeds    10
Section 3.03Grant of License to Use Intellectual Property    11
ARTICLE IV INDEMNITY, SUBROGATION AND SUBORDINATION11
Section 4.01Indemnity    11
Section 4.02Contribution and Subrogation    11
Section 4.03Subordination    11
ARTICLE V MISCELLANEOUS12
Section 5.01Notices    12
Section 5.02Waivers; Amendment    12
Section 5.03Collateral Agent’s Fees and Expenses; Indemnification    12
Section 5.04Successors and Assigns    13
Section 5.05Survival of Agreement    13
Section 5.06Counterparts; Effectiveness; Several Agreement    14
Section 5.07Severability    14
Section 5.08Right of Set-Off    14
Section 5.09Governing Law; Jurisdiction; Consent to Service of Process    15
Section 5.10WAIVER OF JURY TRIAL    15
Section 5.11Headings    16
Section 5.12Security Interest Absolute    16
Section 5.13Termination or Release    16
Section 5.14Additional Restricted Subsidiaries    17
Section 5.15General Authority of the Collateral Agent    17
Section 5.16Collateral Agent Appointed Attorney-in-Fact    17

Schedules
Schedule I    Subsidiary Parties
Schedule II    Intellectual Property
Exhibits
Exhibit I    Form of Supplement
Exhibit II    Form of Perfection Certificate

INTELLECTUAL PROPERTY SECURITY AGREEMENT dated as of March 25, 2013, among ORBITZ WORLDWIDE, INC. (the “Borrower”), the Subsidiaries of the Borrower from time to time party hereto and CREDIT SUISSE AG, as Collateral Agent (the “Collateral Agent”).
Reference is made to the Credit Agreement dated as of March 25, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, CREDIT SUISSE AG, as Administrative Agent, Collateral Agent, an L/C Issuer and Swing Line Lender, JPMORGAN CHASE BANK, N.A. and SUNTRUST BANK, as L/C Issuers, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”). The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiary Parties are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
Section 1.01    Credit Agreement.
(a)    Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.
(b)    The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.
Section 1.02    Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“After-Acquired Intellectual Property” has the meaning assigned to such term in Section 2.04(d).
“Agreement” means this Intellectual Property Security Agreement.
“Borrower” has the meaning assigned to such term in the preliminary statement of this Agreement.
“Claiming Party” has the meaning assigned to such term in Section 4.02.

“Collateral” has the meaning assigned to such term in Section 2.01.
“Collateral Agent” has the meaning assigned to such term in the preliminary statement of this Agreement.
“Contributing Party” has the meaning assigned to such term in Section 4.02.
“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.
“Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule II.
“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.
“Grantor” means the Borrower and each Subsidiary Party that is a Domestic Subsidiary.
“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know‑how, show‑how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.
“Intellectual Property Collateral” means Collateral consisting of Intellectual Property.
“Intellectual Property Security Agreement Supplement” means an instrument in the form of Exhibit I hereto.
“Lender” has the meaning assigned to such term in the preliminary statement of this Agreement.
“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Grantor is a party, including those listed on Schedule II.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
“Obligations” has the meaning assigned to such term in the Credit Agreement.
“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.
“Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule II, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.
“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by the chief financial officer and the chief legal officer of the Borrower.
“Proceeds” has the meaning specified in Section 9‑102 of the New York UCC.
“Security Interest” has the meaning assigned to such term in Section 2.01(a).
“Subsidiary Parties” means (a) the Restricted Subsidiaries identified on Schedule I and (b) each other Restricted Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Closing Date.
“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.
“Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule II, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.
ARTICLE II

SECURITY INTERESTS
Section 2.01    Security Interest. (a)  As security for the payment or performance, as the case may be, in full of the Obligations, including the Guaranties, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):
(i)    all Copyrights;
(ii)    all Patents;
(iii)    all Trademarks;
(iv)    all Licenses;
(v)    all other Intellectual Property; and
(vi)    all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
(b)    Each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.
The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each

Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.
(c)    The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.
Section 2.02    Representations and Warranties. The Borrower represents and warrants, as to itself and the other Grantors, to the Collateral Agent and the other Secured Parties that:
(a)    Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.
(b)    The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete in all material respects as of the Closing Date. The Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental office specified in Schedule 2 to the Perfection Certificate (or specified by notice from the Borrower to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations required by Section 6.11 of the Credit Agreement), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration under the Uniform Commercial Code in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. Each Grantor represents and warrants that a fully executed agreement in the form hereof and containing a description of all Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights have been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States Patent and Trademark Office or the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).
(c)    The Security Interest constitutes (i) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 2.02(b), a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code and (iii) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three‑month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than (i) any nonconsensual Lien that is permitted pursuant to Section 7.01 of the Credit Agreement and has priority as a matter of law and (ii) Liens permitted pursuant to Section 7.01 of the Credit Agreement.
(d)    The Collateral is owned by the Grantors free and clear of any Lien, except for Liens permitted pursuant to Section 7.01 of the Credit Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect (other than, in the case of clauses (i) and (ii) above, financing statements, analogous documents and assignments filed in respect of the Existing Credit Agreement and the “Loan Documents” (as defined in the Existing Credit Agreement) that are in the process of being terminated or released), except, in each case, for Liens permitted pursuant to Section 7.01 of the Credit Agreement.

Section 2.03    Covenants.

(a)    The Borrower agrees promptly to notify the Collateral Agent in writing of any change (i) in legal name of any Grantor, (ii) in the identity or type of organization or corporate structure of any Grantor or (iii) in the jurisdiction of organization of any Grantor.
(b)    Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not permitted pursuant to Section 7.01 of the Credit Agreement.
(c)    Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 6.01 of the Credit Agreement, the Borrower shall deliver to the Collateral Agent a certificate executed by the chief financial officer and the chief legal officer of the Borrower setting forth the information required pursuant to Schedules 1(a), 1(c), 1(e), 1(f), 2(b), 8(a) and 8(b) of the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 2.03(c).
(d)    Subject to Section 2.03(g), the Borrower agrees, on its own behalf and on behalf of each other Grantor, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral that is in excess of $5,000,000 shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.
Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule II or adding additional schedules hereto to specifically identify any asset or item that may constitute Copyrights, Patents or Trademarks or Licenses with respect to Patents or Trademarks; provided that any Grantor shall have the right, exercisable within 10 Business Days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use its best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 Business Days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.
(e)    At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 7.01 of the Credit Agreement, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement and within a reasonable period of time after the Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within 10 Business Days after demand for any payment made or any reasonable and documented out-of-pocket expense incurred by the Collateral Agent pursuant to the foregoing authorization. Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.
(f)    Each Grantor (rather than the Collateral Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the other Secured Parties from and against any and all liability for such performance.
(g)    Anything in this agreement or any other Loan Document to the contrary notwithstanding, no Grantor shall be required to make any filing outside the United States to perfect any security interest in any intellectual property.
Section 2.04    As to Intellectual Property Collateral.
(a)    Except to the extent failure to act could not reasonably be expected to have a Material Adverse Effect, with respect to registration or pending application of each item of its Intellectual Property Collateral for which such Grantor has standing to do so, each Grantor agrees to take, at its expense, all steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority located in the United States, to (i) maintain the validity and enforceability of any registered Intellectual Property Collateral (or applications therefor) and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 or the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.
(b)    Except as could not reasonably be expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property Collateral may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in case of a trade secret, lose its competitive value).

(c)    Except where failure to do so could not reasonably be expected to have a Material Adverse Effect, each Grantor shall take all steps to preserve and protect each item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to the standards of quality.
(d)    Each Grantor agrees that, should it obtain an ownership or other interest in any Intellectual Property Collateral after the Closing Date (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto.
(e)    Once every fiscal quarter of the Borrower, with respect to issued or registered Patents (or published applications therefor), Trademarks (or applications therefor) or Copyrights, each Grantor shall sign and deliver to the Collateral Agent an appropriate Intellectual Property Security Agreement with respect to all applicable Intellectual Property owned or exclusively licensed by it as of the last day of such period, to the extent that such Intellectual Property is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it. In each case, it will promptly cooperate as reasonably necessary to enable the Collateral Agent to make any necessary or reasonably desirable recordations with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as appropriate.
(f)    Nothing in this Agreement prevents any Grantor from discontinuing the use or maintenance of any or its Intellectual Property Collateral to the extent permitted by the Credit Agreement if such Grantor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.
ARTICLE III

REMEDIES
Section 3.01    Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have the right, at the same or different times, with respect to any Collateral consisting of Intellectual Property, to the fullest extent permitted under applicable law, to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then‑existing licensing arrangements to the extent that waivers cannot be obtained), and, generally, to exercise any and all rights afforded to a secured party with respect to the Obligations under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law and the notice requirements described below, to sell or otherwise dispose of all or any part of the Collateral securing the Obligations at a public or private sale, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. Each purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
The Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9‑611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court‑appointed receiver. Any sale pursuant to the provisions of this Section 3.01 shall be deemed, to the fullest extent permitted by law, to conform to the commercially reasonable standards as provided in Section 9‑610(b) of the New York UCC or its equivalent in other jurisdictions.
Section 3.02    Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in accordance with Section 8.04 of the Credit Agreement. The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
Section 3.03    Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor shall, upon request by the Collateral Agent at any time after and during the continuance of an Event of Default, grant to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.
ARTICLE IV

INDEMNITY, SUBROGATION AND SUBORDINATION
Section 4.01    Indemnity. In addition to all such rights of indemnity and subrogation as the Grantors may have under applicable law (but subject to Section 4.03), the Borrower agrees that, in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Collateral Document to satisfy in whole or in part an Obligation owed to any Secured Party, the Borrower shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.
Section 4.02    Contribution and Subrogation. Each Subsidiary Party (a “Contributing Party”) agrees (subject to Section 4.03) that, in the event assets of any other Subsidiary Party shall be sold pursuant to any Collateral Document to satisfy any Obligation owed to any Secured Party, and such other Subsidiary Party (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in Section 4.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the greater of the book value or the fair market value of such assets, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties together with the net worth of the Claiming Party on the date hereof (or, in the case of any Grantor becoming a party hereto pursuant to Section 5.14, the date of the Intellectual Property Security Agreement Supplement executed and delivered by such Grantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 4.02 shall be subrogated to the rights of such Claiming Party to the extent of such payment.
Section 4.03    Subordination.
(a)    Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors under Sections 4.01 and 4.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Grantor to make the payments required by Sections 4.01 and 4.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder.
(b)    Each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Collateral Agent all Indebtedness owed by it to any Subsidiary that is not a Loan Party shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.
ARTICLE V

Miscellaneous
Section 5.01    Notices. All communications and notices hereunder shall (except as otherwise permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Borrower as provided in Section 10.02 of the Credit Agreement.
Section 5.02    Waivers; Amendment.
(a)    No failure or delay by the Administrative Agent, the Collateral Agent, any L/C Issuer or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the L/C Issuers and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent, any Lender or any L/C Issuer may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.
Section 5.03    Collateral Agent’s Fees and Expenses; Indemnification.
(a)    The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement.
(b)    Without limitation of its indemnification obligations under the other Loan Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees (as defined in Section 10.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreement or instrument contemplated hereby, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from the gross negligence or willful misconduct of such Indemnitee or of any Affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee.
(c)    Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 5.03 shall be payable within 10 Business Days of written demand therefor.

Section 5.04    Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
Section 5.05    Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Administrative Agent, the Collateral Agent, any L/C Issuer or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.
Section 5.06    Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.
Section 5.07    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good‑faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 5.08    Right of Set-Off. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates and each L/C Issuer and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or such L/C Issuer and its Affiliates, as the case may be, to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or such L/C Issuer and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent, Lender or Affiliate or L/C Issuer or Affiliate shall have made demand under this Agreement or under any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender and each L/C Issuer agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender or such L/C Issuer, as the case may be; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each of the Administrative Agent, Lender and each L/C Issuer under this Section 5.08 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender and such L/C Issuer may have.
Section 5.09    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)    Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Collateral Agent, any L/C Issuer or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.
(c)    Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 5.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 5.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.
Section 5.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
Section 5.12    Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.
Section 5.13    Termination or Release.
(a)    This Agreement, the Security Interest and all other security interests granted hereby shall terminate with respect to all Obligations when all the outstanding Obligations (other than (x) obligations under Secured Hedge Agreements not yet due and payable, (y) Cash Management Obligations not yet due and payable and (z) contingent indemnification, tax, gross-up, yield protection and expense reimbursement obligations for which no claim has been made to the Borrower) have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the L/C Obligations have been reduced to zero and the L/C Issuers have no further obligations to issue Letters of Credit under the Credit Agreement.
(b)    A Subsidiary Party shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Party shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement (including pursuant to an effective amendment or waiver in respect thereof) as a result of which such Subsidiary Party ceases to be a Subsidiary or is designated as an Unrestricted Subsidiary of the Borrower.
(c)    Upon any sale or other transfer by any Grantor of any Collateral (other than any transfer to another Grantor) that is permitted under the Credit Agreement, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 10.01 of the Credit Agreement, the security interest in such Collateral shall be automatically released.
(d)    In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 5.13, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 5.13 shall be without recourse to or warranty by the Collateral Agent.
Section 5.14    Additional Restricted Subsidiaries. Pursuant to Section 6.11 of the Credit Agreement, certain Restricted Subsidiaries of the Loan Parties that were not in existence or not Restricted Subsidiaries on the date of the Credit Agreement are required to enter into this Agreement as Subsidiary Parties upon becoming Restricted Subsidiaries. Upon execution and delivery by the Collateral Agent and a Restricted Subsidiary of an Intellectual Property Security Agreement Supplement, such Restricted Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.
Section 5.15    General Authority of the Collateral Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.
Section 5.16    Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Collateral Agent to the Borrower of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (d) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and (e) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
ORBITZ WORLDWIDE, INC., as Borrower

by:   /s/ Katherine L. Abbott
Name: Katherine L. Abbott
Title: Vice President and Treasurer

INTERNETWORK PUBLISHING CORPORATION
NEAT GROUP CORPORATION
O HOLDINGS INC.
ORBITZ, INC.
ORBITZ, LLC
ORBITZ AWAY LLC
ORBITZ FINANCIAL CORP.
ORBITZ FOR BUSINESS, INC.
ORBITZ WORLDWIDE, LLC
OWW FULFILLMENT SERVICES, INC.
TRIP NETWORK, INC.

by:   /s/ Katherine L. Abbott
Name: Katherine L. Abbott
Title: Vice President and Treasurer

ORBITZ TRAVEL INSURANCE SERVICES, LLC

by:   /s/ James F. Rogers
Name: James F. Rogers
Title: Secretary

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:    _/s/ Judith E. Smith _____________
    Name: Judith E. Smith
By:    _/s/ Michael D'Onofrio_______
    Name: Michael D'Onofrio
    Title: Associate

Schedule I to the
Intellectual Property
Security Agreement

SUBSIDIARY PARTIES

Schedule II to the
Intellectual Property
Security Agreement

[To come.]

Exhibit I to the
Intellectual Property
Security Agreement

SUPPLEMENT NO. __ dated as of [ ] to the Intellectual Property Security Agreement dated as of March 25, 2013, among ORBITZ WORLDWIDE, INC. (the “Borrower”), the Subsidiaries of the Borrower from time to time party thereto and CREDIT SUISSE AG, as Collateral Agent for the Secured Parties.
A.    Reference is made to the Credit Agreement dated as of March 25, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, CREDIT SUISSE AG, as Administrative Agent, Collateral Agent, an L/C Issuer and Swing Line Lender, JPMORGAN CHASE BANK, N.A. and SUNTRUST BANK, as L/C Issuers, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).
B.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Intellectual Property Security Agreement referred to therein.
C.    The Grantors have entered into the Intellectual Property Security Agreement in order to induce the Lenders to make Loans and the L/C Issuers to issue Letters of Credit. Section 5.14 of the Intellectual Property Security Agreement provides that additional Restricted Subsidiaries of the Borrower may become Subsidiary Parties under the Intellectual Property Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Intellectual Property Security Agreement in order to induce the Lenders to make additional Loans and the L/C Issuers to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.
Accordingly, the Collateral Agent and the New Subsidiary agree as follows:
SECTION 1.    In accordance with Section 5.14 of the Intellectual Property Security Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party (and accordingly, becomes a Grantor) and Grantor under the Intellectual Property Security Agreement with the same force and effect as if originally named therein as a Subsidiary Party and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Intellectual Property Security Agreement applicable to it as a Subsidiary Party and Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor (or by the Borrower as to it as a Grantor) thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Intellectual Property Security Agreement) of the New Subsidiary. Each reference to a “Grantor” in the Intellectual Property Security Agreement shall be deemed to include the New Subsidiary. The Intellectual Property Security Agreement is hereby incorporated herein by reference.
SECTION 2.    The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and general equitable principles.
SECTION 3.    This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
SECTION 4.    The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of any and all Collateral of the New Subsidiary consisting of Intellectual Property and (b) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of organization, its type of organization, its tax identification number and its organizational number, if any.
SECTION 5.    Except as expressly supplemented hereby, the Intellectual Property Security Agreement shall remain in full force and effect.
SECTION 6.    THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 7.    In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Intellectual Property Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 8.    All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Intellectual Property Security Agreement.

SECTION 9.    The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.
IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Intellectual Property Security Agreement as of the day and year first above written.
[NAME OF NEW SUBSIDIARY],

By:    ______________________________
    Name:
    Title:

    Legal Name:
    Jurisdiction of Formation:
    Location of Chief Executive office:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:    ______________________________
    Name:
    Title:

By:    ______________________________
    Name:
    Title:

Schedule I to the
Supplement No. __ to
the Intellectual Property
Security Agreement
INTELLECTUAL PROPERTY

Exhibit II to the
Intellectual Property
Security Agreement

FORM OF PERFECTION CERTIFICATE

Reference is made to the Credit Agreement dated as of March 25, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Orbitz Worldwide, Inc. (the “Borrower”), CREDIT SUISSE AG, as Administrative Agent, Collateral Agent, an L/C Issuer and Swing Line Lender, JPMORGAN CHASE BANK, N.A. and SUNTRUST BANK, as L/C Issuers, the other parties party thereto and each lender from time to time party thereto. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Intellectual Property Security Agreement or Guaranty referred to therein, as applicable.
The undersigned, the [Chief Financial Officer] and the [Chief Legal Officer], respectively, of the Borrower, hereby certify to the Administrative Agent and each other Secured Party as follows:
1.    Names. (a) The exact legal name of each Loan Party, as such name appears in its respective certificate of incorporation or formation, is as follows:

Loan Parties

(b)  Set forth in Schedule 1 is each other legal name, each Loan Party has had in the past five years, together with the date of the relevant change:
(c)  Except as set forth in Schedule 1 hereto, no Loan Party has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation to the extent such information is available to the Borrower.

(d)  Schedule 1 sets forth a list of all other names (including trade names or similar appellations) used by each Loan Party or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:
(e)  Set forth below is the Organizational Identification Number, if any, issued by the jurisdiction of formation of each Loan Party that is a registered organization:

Loan Parties	Organizational Identification Number

(f)  Set forth below is the Federal Taxpayer Identification Number of each Loan Party:

Loan Parties	Federal Taxpayer Identification Number

2.  Current Locations. (a)  The chief executive office of each Loan Party is located at the address set forth opposite its name below:

Loan Parties	Mailing Address	County	State

(b)  The jurisdiction of formation of each Loan Party that is a registered organization is set forth opposite its name below:

Loan Parties	Jurisdiction of Incorporation or Formation

(c) Set forth below opposite the name of each Loan Party are the names and addresses of all Persons other than such Loan Party that have possession of any material amount of Collateral of such Loan Party:
(d)  Set forth below is a list of all real property held by each Loan Party, whether owned or leased, the name of the Loan Party that owns or leases such real property, and the fair market value of any such owned or leased real property, to the extent an appraisal exists with respect to any such owned or leased real property, or, in the absence of any such appraisal, the book value of any such owned real property or the current annual rent with respect to any such leased real property:

Address	Owned/Leased	Loan Party	Book, Market or Rental Value (U.S. Dollars)

(e) Set forth below opposite the name of each Loan Party are all the locations where such Loan Party maintains any Collateral and all the places of business where such Loan Party conducts any business that are not identified above:

Loan Party	Location

3.  Unusual Transactions. All Accounts have been originated by the applicable Loan Party and all Inventory has been acquired by the applicable Loan Party in the ordinary course of business (other than Accounts acquired in connection with a business acquisition).
4.  Schedule of Filings. Attached hereto as Schedule 4 is a schedule setting forth the proper Uniform Commercial Code filing office in the jurisdiction in which each Loan Party is located, in each case, as set forth with respect to such Loan Party in Section 2 hereof.
5.  Stock Ownership and other Equity Interests. Attached hereto as Schedule 5 is a true and correct list of all the issued and outstanding Equity Interests of each Subsidiary and the record and beneficial owners of such Equity Interests. Also set forth on Schedule 5 is each Investment of the Borrower or any Subsidiary that represents 50% or less of the Equity Interests of the Person in which such Investment was made.
6.  Debt Instruments. Attached hereto as Schedule 6 is a true and correct list of all promissory notes and other evidence of Indebtedness held by the Borrower and each other Loan Party having a principal amount in excess of $5,000,000 that are required to be pledged under the Security Agreement, including all intercompany notes between Loan Parties.
7.  Mortgage Filings. Attached hereto as Schedule 7 is a schedule setting forth, with respect to each Mortgaged Property, (a) the exact name of the Person that owns such property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to clause (a), the exact name of the current mortgagor/grantor of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (c) the filing office in which a Mortgage with respect to such property must be filed or recorded in order for the Administrative Agent to obtain a perfected security interest therein.
8.  Intellectual Property. (a) Attached hereto as Schedule 8(A) in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of each Loan Party’s: (i) Patents and Patent Applications, including the name of the registered owner, type, and registration or application number of each Patent and Patent Application owned by any Loan Party; and (ii) Trademarks and Trademark Applications, including the name of the registered owner, and the registration or application number of each Trademark and Trademark application owned by any Loan Party.
(b)  Attached hereto as Schedule 8(B) in proper form for filing with the United States Copyright Office is a schedule setting forth all of each Loan Party’s Copyrights and Copyright Applications, including the name of the registered owner, title, and the registration number of each Copyright or Copyright Application owned by any Loan Party.

IN WITNESS WHEREOF, the undersigned have duly executed this certificate as of the date first set above.
ORBITZ WORLDWIDE, INC.,

by:
Name:
Title: [Chief Financial Officer]

by:
Name:
Title: [Chief Legal Officer]

Schedule 1

Loan Party	Each Legal Name in Past Five Years (with date of relevant change	Changes in Identity or Corporate Structure in Past Five Years (including Mergers, Consolidations and Acquisitions, and any change in form, nature or jurisdiction)	List of all other Names (including Trade Names) in Past Five Years

Schedule 4

Loan Parties	Filing Location

Schedule 5

Entity	Jurisdiction of Incorporation or Formation	Issued and Outstanding Equity Interests	Owner(s)

Investment of 50% or Less	Percentage of Ownership

Schedule 6

Lender	Issuer	Principal Amount	Date of Note	Maturity Date

Schedule 7

Owner	Mortgagor	Filing Office

Schedule 8(A)(i)

Trademarks and Trademark Applications

Jurisdiction	Trademark:	Owner Name:	App. No.	App. Date	Reg. No.	Reg. Date

Schedule 8(A)(ii)

Patents and Published Pending Patent Applications

Jurisdiction	Title	Inventor(s)	Owner Name:	App. No.	App. Date	Patent No.	Issue Date

Schedule 8(B)
Registered Copyrights and Applications

Jurisdiction	Copyright	Owner Name:	Reg. No.	Reg. Date

Schedule I to the
Intellectual Property
Security Agreement

SUBSIDIARY PARTIES
Internetwork Publishing Corporation
Neat Group Corporation
O Holdings Inc.
Orbitz, Inc.
Orbitz, LLC
Orbitz Away LLC
Orbitz Financial Corp.
Orbitz for Business, Inc.
Orbitz Travel Insurance Services, LLC
Orbitz Worldwide, LLC
OWW Fulfillment Services, Inc.
Trip Network, Inc.

Schedule II to the
Intellectual Property
Security Agreement

U.S. PATENTS OWNED BY ORBITZ, LLC

U.S. Patents

Patent Number            Issue Date
7,231,382                      06/12/07
7,376,662         05/20/08
7,412,438         08/12/08
7,555,387    06/30/09
7,587,390    09/08/09
7,725,488    05/25/10
7,769,610    08/03/10
7,962,354    06/14/11
8,209,200    06/26/12
8,352,454    01/08/13

U.S. Patent Applications

Serial Number             Application Filing Date
10/687,366                    10/15/03
11/187,310                    07/22/05

U.S. PATENTS OWNED BY ORBITZ WORLDWIDE, LLC

U.S. Patents

Patent Number            Issue Date
8,175,918    05/08/12

U.S. Patent Applications

Serial Number     Application Filing Date
12/126,550         05/23/08
12/198,405    08/26/08

U.S. PATENTS OWNED BY NEAT GROUP CORPORATION

U.S. Patents

Patent Number            Issue Date
7,136,821                      11/14/06

TRADEMARKS OWNED BY ORBITZ, LLC

Jurisdiction	Trademark	Owner Name	App. No.	App. Date	Reg. No.	Reg. Date
AIPO (African Union)	ORBITZ	Orbitz, LLC	3200701027	6/8/2007	56396	9/28/2007
Argentina	ORBITZ	Orbitz, LLC	2310278	10/5/2000	2311108	9/4/2009
Argentina	ORBITZ	Orbitz, LLC	2310280	10/5/2000	231109	9/4/2009
Australia	O DESIGN (Stylized with Arrows)	Orbitz, LLC	882874	7/17/2001	882874	7/17/2001
Australia	ORBITZ	Orbitz, LLC	852468	10/5/2000	852468	10/5/2000
Australia	ORBITZ (Stylized with Arrows)	Orbitz, LLC	882872	7/17/2001	882,872	7/17/2001
Bolivia	ORBITZ	Orbitz, LLC	96307	10/5/2000	97355-C	12/3/2004
Bolivia	ORBITZ	Orbitz, LLC	96306	10/5/2000	97356-C	12/3/2004
Bolivia	ORBITZ	Orbitz, LLC	96308	10/5/2000	97354-C	12/3/2004
Bolivia	ORBITZ	Orbitz, LLC	96309	10/5/2000	97353-C	12/3/2004
Bolivia	ORBITZ	Orbitz, LLC	96310	10/5/2000	97372-C	12/3/2004
Brazil	O DESIGN (Stylized with Arrows)	Orbitz, LLC	823594491	7/18/2001	823594491	12/26/2007
Brazil	O DESIGN (Stylized with Arrows)	Orbitz, LLC	823594513	7/18/2001	823594513	12/26/2007
Brazil	O DESIGN (Stylized with Arrows)	Orbitz, LLC	823594521	7/18/2001	823207021	12/26/2007
Brazil	O DESIGN (Stylized with Arrows)	Orbitz, LLC	823594483	7/18/2001	823594483	12/26/2007
Brazil	O DESIGN (Stylized with Arrows)	Orbitz, LLC	823594548	7/18/2001	823594548	4/01/2008
Brazil	ORBITZ	Orbitz, LLC	823207021	10/6/2000	823207021	10/6/2009
Brazil	ORBITZ	Orbitz, LLC	823207056	10/6/2000	823207056	12/5/2006
Brazil	ORBITZ	Orbitz, LLC	823207048	10/6/2000	823207048	12/5/2006
Brazil	ORBITZ	Orbitz, LLC	823207030	10/6/2000	823207030	4/3/2012
Brazil	ORBITZ	Orbitz, LLC	823207013	10/16/2000	Pending
Brazil	ORBITZ (Stylized with Arrows)	Orbitz, LLC	823594459	7/18/2001	823594459	8/21/2012
Brazil	ORBITZ (Stylized with Arrows)	Orbitz, LLC	823594475	7/18/2001	Pending
Brazil	ORBITZ (Stylized with Arrows)	Orbitz, LLC	823594467	7/18/2001	823594467	6/19/2007
Brazil	ORBITZ (Stylized with Arrows)	Orbitz, LLC	823594530	7/18/2001	823594530	6/19/2007
Brazil	ORBITZ (Stylized with Arrows)	Orbitz, LLC	823594505	7/18/2001	823594505	03/04/2008
Canada	O DESIGN (Stylized with Arrows)	Orbitz, LLC	1110080	7/19/2001	TMA591936	10/8/2003
Canada	ORBITZ	Orbitz, LLC	1078378	10/11/2000	TMA676514	11/7/2007

Jurisdiction	Trademark	Owner Name	App. No.	App. Date	Reg. No.	Reg. Date
Canada	ORBITZ (Stylized with Arrows)	Orbitz, LLC	1110076	7/19/2001	TMA674466	10/6/2006
Canada	ORBITZ AND GO	Orbitz, LLC	1211650	3/31/2004	TMA683636	3/14/2007
Chile	ORBITZ	Orbitz, LLC	504800	10/17/2000	592186	3/14/2001
Chile	ORBITZ	Orbitz, LLC	504802	10/17/2000	663032	4/15/2003
Chile	ORBITZ	Orbitz, LLC	504801	10/17/2000	592187	3/14/2001
Chile	ORBITZ	Orbitz, LLC	504799	10/17/2000	643966	10/2/2002
Chile	ORBITZ	Orbitz, LLC	504803	10/17/2000	643967	10/2/2002
China	O DESIGN (Stylized with Arrows)	Orbitz, LLC	2001/127112	7/18/2001	1916651	11/14/2002
China	O DESIGN (Stylized with Arrows)	Orbitz, LLC	2001/127114	7/18/2001	1986935	2/14/2003
China	O DESIGN (Stylized with Arrows)	Orbitz, LLC	2001/127109	7/18/2001	1991653	2/14/2003
China	O DESIGN (Stylized with Arrows)	Orbitz, LLC	2001/127111	7/18/2001	1926047	12/28/2002
China	O DESIGN (Stylized with Arrows)	Orbitz, LLC	2001/127113	7/18/2001	1979823	11/28/2002
China	O DESIGN (Stylized with Arrows)	Orbitz, LLC	2001/127110	7/18/2001	1984171	1/14/2003
China	ORBITZ	Orbitz, LLC	2000/159819	10/18/2000	1678366	12/7/2001
China	ORBITZ	Orbitz, LLC	2000/159823	10/18/2000	1759652	4/28/2002
China	ORBITZ	Orbitz, LLC	2000/159822	10/18/2000	1764778	5/7/2002
China	ORBITZ	Orbitz, LLC	2000/159820	10/18/2000	1723602	2/28/2002
China	ORBITZ	Orbitz, LLC	2000/159818	10/18/2000	1715763	2/14/2002
China	ORBITZ (Stylized with Arrows)	Orbitz, LLC	2001/127105	7/18/2001	1986936	2/14/2003
China	ORBITZ (Stylized with Arrows)	Orbitz, LLC	2001/127104	7/18/2001	1916655	11/14/2002
China	ORBITZ (Stylized with Arrows)	Orbitz, LLC	2001/127106	7/18/2001	1991651	2/14/2003
China	ORBITZ (Stylized with Arrows)	Orbitz, LLC	2001/127107	7/18/2001	1986021	1/14/2003
China	ORBITZ (Stylized with Arrows)	Orbitz, LLC	2001/127108	7/18/2001	1979821	11/21/2002
Colombia	ORBITZ	Orbitz, LLC	2000/076511	10/9/2000	259256	8/16/2002
Colombia	ORBITZ	Orbitz, LLC	2000/076512	10/9/2000	256291	8/16/2002
Colombia	ORBITZ	Orbitz, LLC	2000/076510	10/9/2000	255617	7/10/2002
Colombia	ORBITZ	Orbitz, LLC	2000/076506	10/9/2000	255629	10/7/2002

Jurisdiction	Trademark	Owner Name	App. No.	App. Date	Reg. No.	Reg. Date
Colombia	ORBITZ	Orbitz, LLC	2000/076507	10/9/2000	271090	12/16/2002
Czech Republic	ORBITZ	Orbitz, LLC	159907	10/11/2000	237022	9/20/2001
Ecuador	ORBITZ	Orbitz, LLC	108341	10/17/2000	11468-01	5/10/2001
Ecuador	ORBITZ	Orbitz, LLC	108339	10/17/2000	3793-01	5/10/2001
Ecuador	ORBITZ	Orbitz, LLC	108342	10/17/2000	11469-01	5/10/2001
Ecuador	ORBITZ	Orbitz, LLC	108343	10/17/2000	6238	4/3/2002
Ecuador	ORBITZ	Orbitz, LLC	108340	10/17/2000	3794-01	5/10/2001
European Community	O DESIGN (Stylized with Arrows)	Orbitz, LLC	2303543	7/17/2001	2303543	7/17/2001
European Community	ORBITZ	Orbitz, LLC	1888494	10/5/2000	1888494	5/27/2002
European Community	ORBITZ (Stylized with Arrows)	Orbitz, LLC	2304012	7/17/2001	2304012	5/16/2006
European Community	ORBITZ AND GO	Orbitz, LLC	3838646	5/17/2004	3838646	9/28/2005
Hong Kong	O DESIGN (Stylized with Arrows)	Orbitz, LLC	11446/2001	7/18/2001	B10455/2002	1/19/2001
Hong Kong	O DESIGN (Stylized with Arrows)	Orbitz, LLC	11447/2001	7/18/2001	B10847/2002	1/19/2001
Hong Kong	O DESIGN (Stylized with Arrows)	Orbitz, LLC	11448/2001	7/18/2001	B10456/2002	1/19/2001
Hong Kong	O DESIGN (Stylized with Arrows)	Orbitz, LLC	11449/2001	7/18/2001	B10457/2001	1/19/2001
Hong Kong	O DESIGN (Stylized with Arrows)	Orbitz, LLC	11450/2001	7/18/2001	B10458/2002	1/19/2001
Hong Kong	ORBITZ	Orbitz, LLC	22230/2000	10/9/2000	7626/2003	4/18/2000
Hong Kong	ORBITZ	Orbitz, LLC	22229/2000	10/9/2000	7625/2003	4/18/2000
Hong Kong	ORBITZ	Orbitz, LLC	22231/2000	10/9/2000	12036/2002	4/18/2000
Hong Kong	ORBITZ	Orbitz, LLC	22232/2000	10/9/2000	7627/2003	4/18/2000
Hong Kong	ORBITZ	Orbitz, LLC	22233/2000	10/9/2000	7628/2003	4/18/2000
Hong Kong	ORBITZ (Stylized with Arrows)	Orbitz, LLC	11441/2001	7/18/2001	7794/2003	1/19/2001
Hong Kong	ORBITZ (Stylized with Arrows)	Orbitz, LLC	11442/2001	7/18/2001	7795/2003	1/19/2001
Hong Kong	ORBITZ (Stylized with Arrows)	Orbitz, LLC	11443/2001	7/18/2001	7796/2003	1/19/2001
Hong Kong	ORBITZ (Stylized with Arrows)	Orbitz, LLC	11444/2001	7/18/2001	07797/2003	1/19/2001
Hong Kong	ORBITZ (Stylized with Arrows)	Orbitz, LLC	11445/2001	7/18/2001	15714/2003	1/19/2001
Hungary	ORBITZ	Orbitz, LLC	M0005378	10/9/2000	168732	2/6/2002
India	ORBITZ	Orbitz, LLC	962147	10/9/2000	962147	10/9/2000
India	ORBITZ	Orbitz, LLC	962148	10/9/2000	962148	10/9/2000

Jurisdiction	Trademark	Owner Name	App. No.	App. Date	Reg. No.	Reg. Date
India	ORBITZ	Orbitz, LLC	1087497	3/15/2002	1087497	3/15/2002
India	ORBITZ (Stylized with Arrows)	Orbitz, LLC	1362876	6/6/2005	Pending
Indonesia	ORBITZ	Orbitz, LLC	D0024473	10/24/2000	493805	11/23/2001
Indonesia	ORBITZ	Orbitz, LLC	D0024474	10/24/2000	489476	9/10/2001
Indonesia	ORBITZ	Orbitz, LLC	D0024470	10/24/2000	489475	9/10/2001
Israel	ORBITZ	Orbitz, LLC	142590	10/4/2000	142590	9/5/2001
Israel	ORBITZ	Orbitz, LLC	142591	10/4/2000	142591	9/5/2001
Israel	ORBITZ	Orbitz, LLC	142593	10/4/2000	142593	9/5/2001
Israel	ORBITZ	Orbitz, LLC	142592	10/4/2000	142592	9/5/2001
Israel	ORBITZ	Orbitz, LLC	142594	10/4/2000	142594	9/5/2001
Japan	O DESIGN (Stylized with Arrows)	Orbitz, LLC	64915/2001	7/16/2001	4643619	2/7/2003
Japan	ORBITZ	Orbitz, LLC	108628/2000	10/4/2000 00:00:00	4621525	11/15/2002
Japan	ORBITZ (Stylized with Arrows)	Orbitz, LLC	64914/2001	7/16/2001	4643618	2/7/2003
Malaysia	ORBITZ	Orbitz, LLC	2000/14222	10/6/2000	14222	4/18/2000
Malaysia	ORBITZ	Orbitz, LLC	2000/14421	10/6/2000	2000/14421	4/18/2000
Malaysia	ORBITZ	Orbitz, LLC	2000/14223	10/6/2000	14223	4/18/2000
Malaysia	ORBITZ	Orbitz, LLC	2000/14220	10/6/2000	14220	10/11/2000
Malaysia	ORBITZ	Orbitz, LLC	2000/14219	10/11/2000	14219	4/18/2000
Mexico	O DESIGN (Stylized with Arrows)	Orbitz, LLC	497171	7/19/2001	879303	4/28/2005
Mexico	O DESIGN (Stylized with Arrows)	Orbitz, LLC	497167	7/19/2001	724447	11/28/2001
Mexico	O DESIGN (Stylized with Arrows)	Orbitz, LLC	497169	7/19/2001	741184	3/27/2002
Mexico	O DESIGN (Stylized with Arrows)	Orbitz, LLC	497168	7/19/2001	736179	2/28/2002
Mexico	O DESIGN (Stylized with Arrows)	Orbitz, LLC	497170	7/19/2001	766166	10/31/2002
Mexico	ORBITZ	Orbitz, LLC	452244	10/11/2000	811317	10/28/2003
Mexico	ORBITZ	Orbitz, LLC	452243	10/11/2000	734360	2/13/2002
Mexico	ORBITZ	Orbitz, LLC	452241	10/11/2000	811315	10/28/2003
Mexico	ORBITZ	Orbitz, LLC	452242	10/11/2000	811316	10/28/2003
Mexico	ORBITZ	Orbitz, LLC	452245	10/11/2000	811318	10/28/2003
Mexico	ORBITZ (Stylized with Arrows)	Orbitz, LLC	497172	7/19/2001	758274	8/9/2002

Jurisdiction	Trademark	Owner Name	App. No.	App. Date	Reg. No.	Reg. Date
Mexico	ORBITZ (Stylized with Arrows)	Orbitz, LLC	497174	7/19/2001	735308	2/27/2002
Mexico	ORBITZ (Stylized with Arrows)	Orbitz, LLC	497173	7/19/2001	877247	4/22/2005
Mexico	ORBITZ (Stylized with Arrows)	Orbitz, LLC	497175	7/19/2001	846637	8/16/2004
Mexico	ORBITZ (Stylized with Arrows)	Orbitz, LLC	497176	7/19/2001	884209	5/30/2005
Mexico	ORBITZ AND GO	Orbitz, LLC	662956	6/23/2004	842973	7/19/2004
Mexico	ORBITZ AND GO	Orbitz, LLC	662955	6/23/2004	842972	7/19/2004
Mexico	ORBITZ AND GO	Orbitz, LLC	662951	6/23/2004	842970	7/19/2004
Mexico	ORBITZ AND GO	Orbitz, LLC	662953	6/23/2004	842971	7/19/2004
Mexico	ORBITZ AND GO	Orbitz, LLC	662954	6/23/2004	849474	8/25/2004
New Zealand	ORBITZ	Orbitz, LLC	624747	10/9/2000	624747	10/7/2002
New Zealand	ORBITZ	Orbitz, LLC	624746	10/9/2000	624746	10/7/2002
New Zealand	ORBITZ	Orbitz, LLC	624748	10/9/2000	624748	10/9/2001
New Zealand	ORBITZ	Orbitz, LLC	624750	10/9/2000	624750	3/12/2002
New Zealand	ORBITZ	Orbitz, LLC	624749	10/9/2000	624749	4/12/2001
Norway	ORBITZ	Orbitz, LLC	2000/12157	10/10/2000	214342	5/10/2002
Panama	ORBITZ	Orbitz, LLC	110714	10/13/2000	110714	4/18/2002
Panama	ORBITZ	Orbitz, LLC	110715	10/13/2000	110715/01	4/5/2002
Panama	ORBITZ	Orbitz, LLC	110716	10/13/2000	110716	4/5/2002
Panama	ORBITZ	Orbitz, LLC	110717	10/13/2000	110717	10/13/2000
Panama	ORBITZ	Orbitz, LLC	110718	10/13/2000	110718	10/13/2000
Peru	ORBITZ	Orbitz, LLC	116128TM	10/18/2000	107334	5/25/2005
Peru	ORBITZ	Orbitz, LLC	116129TM	10/18/2000	108597	7/14/2005
Peru	ORBITZ	Orbitz, LLC	116130SM	10/18/2000	38728	5/25/2005
Peru	ORBITZ	Orbitz, LLC	116131SM	10/18/2000	39290	7/14/2005
Peru	ORBITZ	Orbitz, LLC	116132SM	10/18/2000	38729	5/25/2005
Russian Federation	ORBITZ	Orbitz, LLC	2000/725837	10/11/2000	219052	8/14/2002
Saudi Arabia	ORBITZ	Orbitz, LLC	67382	10/18/2000	651/09	10/14/2002

Jurisdiction	Trademark	Owner Name	App. No.	App. Date	Reg. No.	Reg. Date
Saudi Arabia	ORBITZ	Orbitz, LLC	67383	10/18/2000	651/10	10/14/2002
Saudi Arabia	ORBITZ	Orbitz, LLC	67384	10/18/2000	651/11	10/14/2002
Saudi Arabia	ORBITZ	Orbitz, LLC	67385	10/18/2000	651/12	10/14/2002
Singapore	ORBITZ	Orbitz, LLC	T00/176521	10/6/2000	T00/176521	4/18/2000
Singapore	ORBITZ	Orbitz, LLC	T00/17653G	10/6/2000	T00/17653G	4/18/2000
Singapore	ORBITZ	Orbitz, LLC	T00/17654E	10/6/2000	T00/17654E	4/18/2000
Singapore	ORBITZ	Orbitz, LLC	T00/17655C	10/6/2000	T00/17655C	4/18/2000
Slovakia	ORBITZ	Orbitz, LLC	POZ3072/2000	10/16/2000	199411	6/11/2002
South Africa	ORBITZ	Orbitz, LLC	2000/19612	10/4/2000	2000/19612	4/18/2000
South Africa	ORBITZ	Orbitz, LLC	2000/19614	10/4/2000	2000/19614	4/18/2000
South Africa	ORBITZ	Orbitz, LLC	2000/19615	10/4/2000	2000/19615	4/18/2000
South Africa	ORBITZ	Orbitz, LLC	2000/19613	10/4/2000	2000/19613	4/18/2000
South Africa	ORBITZ	Orbitz, LLC	2000/19616	10/4/2000	2000/19616	4/18/2000
South Korea	O DESIGN (Stylized with Arrows)	Orbitz, LLC	40-2001-31620	7/19/2001	540095	1/23/2003
South Korea	O DESIGN (Stylized with Arrows)	Orbitz, LLC	40-2001-31621	7/19/2001	515156	3/18/2002
South Korea	O DESIGN (Stylized with Arrows)	Orbitz, LLC	2001/13950	7/19/2001	85919	4/30/2003
South Korea	O DESIGN (Stylized with Arrows)	Orbitz, LLC	2003/3877	2/24/2003	92935	11/10/2003
South Korea	O DESIGN (Stylized with Arrows)	Orbitz, LLC	2003/3876	2/24/2003	89547	8/19/2003
South Korea	O DESIGN (Stylized with Arrows)	Orbitz, LLC	2003/3878	2/24/2003	97232	2/16/2004
South Korea	ORBITZ	Orbitz, LLC	2000/47081	10/9/2000	517301	4/9/2002
South Korea	ORBITZ	Orbitz, LLC	2000/47082	10/9/2000	502238	9/24/2001
South Korea	ORBITZ	Orbitz, LLC	2000/26260	10/9/2000	79508	9/23/2002
South Korea	ORBITZ	Orbitz, LLC	2000/26261	10/9/2000	85918	4/30/2003
South Korea	ORBITZ	Orbitz, LLC	2000/26262	10/9/2000	82449	12/20/2002
South Korea	ORBITZ	Orbitz, LLC	2002/6898	4/1/2002	79509	9/23/2002
South Korea	ORBITZ (Stylized with Arrows)	Orbitz, LLC	40-2001-31618	7/19/2001	540094	1/23/2003
South Korea	ORBITZ (Stylized with Arrows)	Orbitz, LLC	41-2001-13947	7/19/2001	83968	2/13/2003
South Korea	ORBITZ (Stylized with Arrows)	Orbitz, LLC	40-2001-31619	7/19/2001	515155	3/18/2002
Switzerland	O DESIGN (Stylized with Arrows)	Orbitz, LLC	07119/2001	7/18/2001	493893	1/18/2002
Switzerland	ORBITZ	Orbitz, LLC	12413/2000	10/17/2000	489526	9/26/2001
Switzerland	ORBITZ (Stylized with Arrows)	Orbitz, LLC	07120/2001	7/18/2001	493894	1/18/2002

Jurisdiction	Trademark	Owner Name	App. No.	App. Date	Reg. No.	Reg. Date
Taiwan	O DESIGN (Stylized with Arrows)	Orbitz, LLC	90029684	7/18/2001	1009651	8/1/2002
Taiwan	O DESIGN (Stylized with Arrows)	Orbitz, LLC	90029683	7/18/2001	1009364	8/1/2002
Taiwan	O DESIGN (Stylized with Arrows)	Orbitz, LLC	90029685	7/18/2001	169898	9/16/2002
Taiwan	O DESIGN (Stylized with Arrows)	Orbitz, LLC	90029686	7/18/2001	169950	9/16/2002
Taiwan	O DESIGN (Stylized with Arrows)	Orbitz, LLC	90029687	7/18/2001	173990	12/1/2002
Taiwan	ORBITZ	Orbitz, LLC	89057535	10/4/2000	160989	3/1/2002
Taiwan	ORBITZ	Orbitz, LLC	89057532	10/4/2000	976232	12/16/2001
Taiwan	ORBITZ	Orbitz, LLC	89057533	10/4/2000	971041	11/16/2001
Taiwan	ORBITZ	Orbitz, LLC	89057534	10/4/2000	148277	9/1/2001
Taiwan	ORBITZ	Orbitz, LLC	89057536	10/4/2000	153737	12/1/2001
Taiwan	ORBITZ (Stylized with Arrows)	Orbitz, LLC	90029688	7/18/2001	1013056	9/1/2002
Taiwan	ORBITZ (Stylized with Arrows)	Orbitz, LLC	90029689	7/18/2001	171383	10/16/2002
Taiwan	ORBITZ (Stylized with Arrows)	Orbitz, LLC	90029690	7/18/2001	170913	10/1/2002
Taiwan	ORBITZ (Stylized with Arrows)	Orbitz, LLC	90029680	7/18/2001	175230	12/16/2002
Taiwan	ORBITZ (Stylized with Arrows)	Orbitz, LLC	90029691	7/18/2001	1015489	9/16/2002
Turkey	ORBITZ	Orbitz, LLC	90300/20	10/18/2000	2000/22449	10/18/2000
Turkey	ORBITZ	Orbitz, LLC	90299/20	10/18/2000	2000/22448	10/18/2000
Ukraine	ORBITZ	Orbitz, LLC	2000/104589	10/16/2000	28842	12/16/2002
United Arab Emirates	ORBITZ	Orbitz, LLC	40421	1/10/2001	59787	4/22/2006
United Arab Emirates	ORBITZ	Orbitz, LLC	40422	1/10/2001	80693	4/1/2007
United Arab Emirates	ORBITZ	Orbitz, LLC	40420	1/10/2001	80692	4/1/2007
United Arab Emirates	ORBITZ	Orbitz, LLC	40419	1/10/2001	35299	12/18/2002
United States	A STEP AHEAD	Orbitz, LLC	77/178668	5/11/2007	Pending	Abandoned
United States	DEALDETECTOR	Orbitz, LLC	76/429958	7/12/2002	2832786	4/13/2004
United States	DESTINATION EXPORER	Orbitz, LLC	85/542392	02/14/2012	Pending
United States	O DESIGN (Stylized with Arrows)	Orbitz, LLC	76/975917	1/19/2001	2799043	12/23/2003
United States	O DESIGN (Stylized with Arrows)	Orbitz, LLC	76/196862	1/19/2001	3002195	9/27/2005

Jurisdiction	Trademark	Owner Name	App. No.	App. Date	Reg. No.	Reg. Date
United States	ORBITZ	Orbitz, LLC	76/975902	4/18/2000	2858685	6/29/2004
United States	ORBITZ (Stylized with Arrows)	Orbitz, LLC	76/976003	1/19/2001	2799051	12/23/2003
United States	ORBITZ AND GO	Orbitz, LLC	78/386345	3/17/2004	3104827	6/13/2006
United States	ORBITZ FOR BUSINESS & DESIGN	Orbitz, LLC	78/242113	4/25/2003	2874581	8/17/2004
United States	ORBITZ FOR BUSINESS & DESIGN	Orbitz, LLC	78/242118	4/25/2003	2874582	8/17/2004
United States	ORBITZ GAMES	Orbitz, LLC	78/760568	11/23/2005	3158430	10/17/2006
United States	ORBITZ.COM	Orbitz, LLC	76/029066	4/18/2000	2951983	5/17/2005
United States	ORBITZ PRICE ASSURANCE	Orbitz, LLC	77/516906	7/8/08	3634156	6/09/2009
United States	ORBUCKS	Orbitz, LLC	85/674104	07/11/2012	Pending
United States	Orbitz Rewards	Orbitz, LLC	85/864720	03/01/2013	Pending
United States	WHEN YOU ORBITZ YOU KNOW	Orbitz, LLC	85084497	7/14/2010	Pending	Closed
Venezuela	ORBITZ	Orbitz, LLC	18987/00	10/17/2000	244851	6/27/2003
Venezuela	ORBITZ	Orbitz, LLC	18985/00	10/17/2000	S021974	6/27/2003
Venezuela	ORBITZ	Orbitz, LLC	18984/00	10/17/2000	S021973	6/27/2003
Venezuela	ORBITZ	Orbitz, LLC	18983/00	10/17/2000	S021972	6/27/2003

TRADEMARKS OWNED BY ORBITZ FOR BUSINESS, INC. (FORMERLY TRAVELPORT FOR BUSINESS, INC.)

Jurisdiction	Trademark	Owner Name	App. No.	App. Date	Reg. No.	Reg. Date
United States	AUTOAGENT Cancelled	Orbitz for Business, Inc.	76251032	04-May-2001	2697179	18-Mar-2003
United States	AUTOBOOK Cancelled	Orbitz for Business, Inc.	76251033	04-May-2001	2697180	18-Mar-2003
United States	HIGHWIRE Cancelled	Orbitz for Business, Inc.	76250522	04-May-2001	2630846	08-Oct-2002
United States	HIGHWIRE (Stylized) Cancelled	Orbitz for Business, Inc.	76241569	16-Apr-2001	2694741	11-Mar-2003
United States	HIGHWIRE EXPRESS Cancelled	Orbitz for Business, Inc.	78/148561	29-Jul-2002	2734860	08-Jul-2003
United States	HIGHWIRE EXPRESS PLUS Cancelled	Orbitz for Business, Inc.	78/148565	29-Jul-2002	2715883	13-May-2003
United States	SELF-SERVICE WHEN YOU WANT IT, FULL-SERVICE WHEN- Cancelled	Orbitz for Business, Inc.	76172545	29-Nov-2000	2614311	03-Sep-2002
United States	TECHNOLOGY IN SUPPORT OF SERVICE	Orbitz for Business, Inc.	76172546	29-Nov-2000	2653423	26-Nov-2002
Australia	TRAVELPORT Assigned	Travelport Corporate Solutions, Inc.	1012231	23-Jul-2004	1012231	04-Aug-2005
EU	TRAVELPORT[1] Assigned	Travelport Corporate Solutions, Inc.	3321643	20-Aug-2003
EU	TRAVELPORT & Design[1] Assigned	Travelport Corporate Solutions, Inc.	3321676	20-Aug-2003	3321676	20-Aug-2003

TRADEMARKS OWNED BY ORBITZ AWAY LLC

Jurisdiction	Trademark	Owner Name	App. No.	App. Date	Reg. No.	Reg. Date
Canada	GORP	Orbitz Away LLC	1042771	14-Jan-2002	TMA558382	25-Feb-2002
Canada	GORPTRAVEL	Orbitz Away LLC	1058401	10-May-2000	TMA560926	26-Apr-2002
European Community	GORP	Orbitz Away LLC	1391408	19-Nov-1999	1391408	29-Jan-2001
European Community	GORPTRAVEL	Orbitz Away LLC	1649987	11-May-2000	1649987	15-Nov-2001
European Community	AWAY.COM	Orbitz Away LLC	1758994	17-Jul-2000	1758994	02-Jul-2002
United States	AWAY.COM	Orbitz Away LLC	75/903854	27-Jan-2000	2526717	08-Jan-2002
United States	AWAY.COM & Design	Orbitz Away LLC	75/904648	28-Jan-2000	2657694	10-Dec-2002
United States	GORP	Orbitz Away LLC	75/177381	07-Oct-1996	21232268	23-Dec-1997
United States	GORP & Design	Orbitz Away LLC	76/010981	24-Mar-2000	2554873	02-Apr-2002
United States	YOUR DAILY ESCAPE Cancelled	Orbitz Away LLC	76/386429	22-Mar-2002	2672083	07-Jan-2003
United States	ADVENTURE FINDER	Orbitz Away LLC	85125280	10-Sep-2010	3957529	5/10/2011

TRADEMARKS OWNED BY INTERNETWORK PUBLISHING CORPORATION

Jurisdiction	Trademark	Owner Name	App. No.	App. Date	Reg. No.	Reg. Date
United States	LODGING.COM	InterNetwork Publishing Corp.	78/165978	19-Sep-2002	2908184	07-Dec-2004

TRADEMARKS OWNED BY TRIP NETWORK, INC.

Jurisdiction	Trademark	Owner Name	App. No.	App. Date	Reg. No.	Reg. Date
China (PRC)	CHEAP TICKETS & Design	Trip Network, Inc.	2000067820	19-May-2000	1699616	14-Jan-2002
Czech Republic	CHEAP TICKETS & Design	Trip Network, Inc.	155543	18-May-2000	244069	23-May-2002
EU	CHEAP TICKETS & Design	Trip Network, Inc.	1673359	17-May-2000	1673359	17-May-2000
EU	CHEAPTICKETS & Design	Trip Network, Inc.	2488666	28-Nov-2001	2488666	15-May-2003
Japan	CHEAP TICKETS & Design	Trip Network, Inc.	2000-53964	17-May-2000	4536732	18-Jan-2002
Mexico	CHEAP TICKETS & Design	Trip Network, Inc.	426463	19-May-2000	680047	30-Nov-2000
New Zealand	CHEAP TICKETS & Design	Trip Network, Inc.	614744	17-May-2000	614744	17-May-2000
Norway	CHEAP TICKETS & Design	Trip Network, Inc.	200005881	20-May-2000	207537	22-Mar-2001
Switzerland	CHEAP TICKETS & Design	Trip Network, Inc.	620620000	24-Apr-2000	480088	02-Feb-2001
Taiwan	CHEAP TICKETS & Design	Trip Network, Inc.	89029521	26-May-2000	154778	16-Dec-2001
United Kingdom	CHEAP TICKETS & Design	Trip Network, Inc.	2238408	06-Jul-2000	2238408	27-Sep-2002
United States	CHEAP OF THE WEEK	Trip Network, Inc.	78/902585	07-Jun-2006	3227706	10-Apr-2007
United States	CHEAP TICKETS GOLD	Trip Network, Inc.	78/376750	02-Mar-2004	2997308	20-Sep-2005
United States	CHEAP TICKETS & Design	Trip Network, Inc.	74/683869	02-Jun-1995	2021749	10-Dec-1996
United States	CHEAP TICKETS INC. & Design	Trip Network, Inc.	76/043058	08-May-2000
United States	CHEAP TICKETS INC. & Design	Trip Network, Inc.	76/043059	08-May-2000	2554986	02-April-2002 - Cancelled
United States	CHEAPTICKETS & Luggage Tag Design	Trip Network, Inc.	76/265960	31-May-2001	2722243	03-Jun-2003
United States	CHEAPTICKETS.COM	Trip Network, Inc.	76/303246	21-Aug-2001	2665841	24-Dec-2002
United States	THE LESS YOU PAY, THE BETTER IT FEELS	Trip Network, Inc.	77/182501	16-May-2007	3372269	22-Jan-2008

TRADEMARKS OWNED BY ORBITZ WORLDWIDE, LLC

Jurisdiction	Trademark	Owner Name	App. No.	App. Date	Reg. No.	Reg. Date
United States	TRIP.COM	Orbitz Worldwide, LLC	75/982418	19-Feb-1999	2696186	11-Mar-2003

Registered Copyrights

Jurisdiction	Copyright	Owner Name	Reg. No.	Reg. Date
United States	Terminal address pooling system (TAPS)	OWW Fulfillment Services, Inc.	TXu924021	10-Nov-1999